Registration No. 33-88456
-------------------------------------------------------------------------------

                       SECURITES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                       POST-EFFECTIVE AMENDMENT NO. 6 TO

                                   FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
            (Exact name of registrant as specified in its charter)

                                   NEW YORK
        (State or other jurisdiction of incorporation or organization)

                                  13-5570651
                     (I.R.S. Employer Identification No.)

                 787 SEVENTH AVENUE, NEW YORK, NEW YORK 10019
                                (212) 554-1234

   (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

       JONATHAN E. GAINES, VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                 787 SEVENTH AVENUE, NEW YORK, NEW YORK 10019
                                (212) 554-1234

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                 Please send copies of all communications to:

                              PETER E. PANARITES
                        FREEDMAN, LEVY, KROLL & SIMONDS
                   1050 CONNECTICUT AVENUE, N.W., SUITE 825
                            WASHINGTON, D.C. 20036
                                (202) 457-5100



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





                                     NOTE


        This Post-Effective Amendment No.6 to the Form S-3 Registration Statement No. 33-88456 ("Registration Statement") of The Equitable Life Assurance society of the United States ("Equitable Life") is being filed for the purpose of including in the Registration Statement two prospectuses of Equitable Life, and related exhibits, contained in a Form N-4 Registration Statement (filed by Equitable Life contemporaneously herewith) for units of interest in certain flexible premium annuity contracts ("Contracts") the variable investment options of which are to be funded through Equitable Life's Separate Account No. 49. The two prospectuses describe Rollover IRA and Accumulator annuity products of Equitable Life. In additional to Separate Account No. 49, each prospectus also relates to market value adjustment interests ("Interests") under the Contracts that have been registered under the Securities Act of 1933 pursuant to the Registration Statement in connection with existing Rollover IRA and Accumulator annuity products of Equitable Life, the variable investment options of which are funded through Equitable Life's Separate Account No. 45, and Equitable Life's existing Assured Payment Plan and Assured Growth Plan products. Separate prospectuses, each dated May 1,1996, for each of such four existing products, are contained in Post-Effective Amendment No. 3 to the Registration Statement. The Interests described in each of such May 1,1996 prospectuses, and the Interests described in the Rollover IRA and Accumulator prospectuses contained in this Post-Effective Amendment No. 6, are identical. For purposes of the continued effectiveness of the aforesaid four May 1,1996 prospectuses, this Post-Effective Amendment No. 6 shall not be deemed to amend,

                         PROSPECTUS FOR ROLLOVER IRA
                            AND CHOICE INCOME PLAN

                            DATED OCTOBER   , 1996


         COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES
                                  Issued By:
          The Equitable Life Assurance Society of the United States

This prospectus describes individual retirement annuity (IRA) certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR and US) offers under a combination variable and fixed deferred annuity contract (ROLLOVER IRA) issued on a group basis or as individual contracts. Enrollment under a group contract will be evidenced by issuance of a certificate. Certificates and individual contracts each will be referred to as "Certificates." Under the Rollover IRA we will accept only initial contributions that are rollover contributions or that are direct transfers from other individual retirement arrangements, as described in this prospectus. A minimum initial contribution of $5,000 is required to put a Certificate into effect.

The Rollover IRA is designed to provide retirement income. Contributions accumulate on a tax-deferred basis and can be distributed under a number of different methods which are designed to be responsive to the owner's (CERTIFICATE OWNER, YOU and YOUR) objectives. The distribution methods include the Choice Income Plan featuring the IRA ASSURED PAYMENT OPTION, IRA Assured Payment Option Plus (IRA APO PLUS), and a variety of payout options, including variable annuities and fixed annuities. The IRA Assured Payment Option and IRA APO Plus are also available for election in the application if you are interested in receiving distributions rather than accumulating funds.

The Rollover IRA offers investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 6 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.


                                                                       GUARANTEE PERIODS
                         INVESTMENT FUNDS:                             EXPIRATION DATES:
------------------------------------------------------------------  ----------------------
O AGGRESSIVE STOCK      O GROWTH INVESTORS      O HIGH YIELD              FEBRUARY 15,
O COMMON STOCK          O GLOBAL                O MONEY MARKET      O 1997 THROUGH 2007
                                                                    O 1997 THROUGH 2011


We invest each Investment Fund in Class IB shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (TRUST), a mutual fund whose shares are purchased by separate accounts of insurance companies. The prospectus for the Trust, which accompanies this prospectus, describes the investment objectives, policies and risks of the Portfolios.

Amounts allocated to a Guarantee Period accumulate on a fixed basis and are credited with interest at a rate we set (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, transfers, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). Each Guarantee Period has its own Guaranteed Rates.

This prospectus provides information about the Rollover IRA that prospective investors should know before investing. You should read it carefully and retain it for future reference. The prospectus is not valid unless accompanied by a current prospectus for the Trust, which you should also read carefully.


Registration statements relating to Separate Account No. 49 (SEPARATE ACCOUNT) and interests under the Guarantee Periods have been filed with the Securities and Exchange Commission (SEC). The statement of additional information (SAI), dated October , 1996, which is part of the registration statement for the Separate Account, is available free of charge upon request by writing to our Processing Office or calling 1-800-789-7771, our toll-free number. The SAI has been incorporated by reference into this prospectus. The Table of Contents for the SAI appears at the back of this prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.

                                Copyright 1996
The Equitable Life Assurance Society of the United States, New York, New York
                                    10019.
                             All rights reserved.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1995 is incorporated herein by reference.

   All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (EXCHANGE
ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920.

   Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 787 Seventh Avenue, New York, New York 10019. Attention: Corporate Secretary (telephone: (212) 554-1234).

PROSPECTUS TABLE OF CONTENTS


GENERAL TERMS                                 PAGE 4
FEE TABLE                                     PAGE 6
PART 1: SUMMARY                               PAGE 8
What is the Rollover IRA?                        8
Investment Options                               8
Contributions                                    8
Transfers                                        8
Free Look Period                                 8
Services We Provide                              8
Death Benefits                                   9
Guaranteed Minimum Income Benefit (GMIB)         9
Surrendering the Certificates                    9
Distribution Methods                             9
Taxes                                           10
Deductions from Annuity
  Account Value                                 10
Deductions from Investment Funds                11
Trust Charges to Portfolios                     11
PART 2: EQUITABLE LIFE, THE SEPARATE
        ACCOUNT AND THE
        INVESTMENT FUNDS                     PAGE 12
Equitable Life                                  12
Separate Account No. 49                         12
The Trust                                       12
The Trust's Investment Adviser                  13
Investment Policies and Objectives of
  the Trust's Portfolios                        14
PART 3: INVESTMENT PERFORMANCE               PAGE 15
Performance Data for a Certificate              15
Rate of Return Data for Investment
  Funds                                         16
Communicating Performance Data                  18
Money Market Fund Yield Information             18
PART 4: THE GUARANTEED PERIOD ACCOUNT        PAGE 19
Guarantee Periods                               19
Market Value Adjustment for Transfers,
  Withdrawals or Surrender Prior to the
  Expiration Date                               20
Modal Payment Portion                           21
Death Benefit Amount                            21
Investments                                     21
PART 5: PROVISIONS OF THE CERTIFICATES
        AND SERVICES WE PROVIDE              PAGE 23
Availability of the Certificates                23
Contributions Under the Certificates            23
Methods of Payment                              23
Allocation of Contributions                     24
Free Look Period                                24
Annuity Account Value                           25
Transfers Among Investment Options              25
Dollar Cost Averaging                           26
Death Benefit                                   26
GMIB                                            27




Cash Value                                      28
Surrendering the Certificates to
  Receive the Cash Value                        29
When Payments are Made                          29
Assignment                                      29
Distribution of the Certificates                29
PART 6: DISTRIBUTION METHODS UNDER THE
        CERTIFICATES                         PAGE 30
IRA Assured Payment Option                      30
IRA APO Plus                                    33
Withdrawal Options                              35
Income Annuity Options                          37
PART 7: DEDUCTIONS AND CHARGES               PAGE 39
Charges Deducted from the Annuity
  Account Value                                 39
Charges Deducted from the Investment
  Funds                                         40
Trust Charges to Portfolios                     40
Sponsored Arrangements                          41
Other Distribution Arrangements                 41
PART 8: VOTING RIGHTS                        PAGE 42
Trust Voting Rights                             42
Voting Rights of Others                         42
Separate Account Voting Rights                  42
Changes in Applicable Law                       42
PART 9: TAX ASPECTS OF THE CERTIFICATES      PAGE 43
Tax-Qualified Individual Retirement
  Annuities (IRAs)                              43
Penalty Tax on Early Distributions              48
Tax Penalty for Insufficient
  Distributions                                 48
Tax Penalty for Excess Distributions or
  Accumulation                                  48
Federal and State Income Tax
  Withholding                                   48
Other Withholding                               49
Impact of Taxes to Equitable Life               49
Transfers Among Investment Options              49
Tax Changes                                     49
PART 10: INDEPENDENT ACCOUNTANTS             PAGE 50
APPENDIX I: MARKET VALUE
  ADJUSTMENT EXAMPLE                         PAGE 51
APPENDIX II: GUARANTEED MINIMUM
  DEATH BENEFIT (GMDB) EXAMPLE               PAGE 52
APPENDIX III: GMIB EXAMPLES                  PAGE 53
APPENDIX IV: EXAMPLE OF PAYMENTS
  UNDER THE IRA ASSURED PAYMENT
  OPTION AND IRA APO PLUS                    PAGE 54
APPENDIX V: IRS TAX DEDUCTION TABLE          PAGE 55
STATEMENT OF ADDITIONAL
  INFORMATION TABLE OF CONTENTS              PAGE 56

GENERAL TERMS

ACCUMULATION UNIT--Contributions that are invested in an Investment Fund purchase Accumulation Units in that Investment Fund.

ACCUMULATION UNIT VALUE--The dollar value of each Accumulation Unit in an Investment Fund on a given date.

ANNUITANT--The individual who is the measuring life for determining annuity benefits.

ANNUITY ACCOUNT VALUE--The sum of the amounts in the Investment Options under the Certificate. See "Annuity Account Value" in Part 5.


ANNUITY COMMENCEMENT DATE--The date on which amounts will be applied under an income annuity option.


BUSINESS DAY--Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time or the closing of the New York Stock Exchange, if earlier.

CASH VALUE--The Annuity Account Value minus any applicable charges.

CERTIFICATE--The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.

CERTIFICATE OWNER--The person who owns a Rollover IRA Certificate and has the right to exercise all rights under the Certificate. The Certificate Owner must also be the Annuitant.

CODE--The Internal Revenue Code of 1986, as amended.

CONTRACT DATE--The date on which you are enrolled under the group annuity contract, or the effective date of the individual contract. This is usually the Business Day we receive the initial contribution at our Processing Office.

CONTRACT YEAR--The 12-month period beginning on your Contract Date and each anniversary of that date.

EXPIRATION DATE--The date on which a Guarantee Period ends.

GUARANTEE PERIOD--Any of the periods of time ending on an Expiration Date that are available for investment under the Certificates.

GUARANTEED PERIOD ACCOUNT--The Account that contains the Guarantee Periods and the Modal Payment Portion of such Account.

GUARANTEED RATE--The annual interest rate established for each allocation to a Guarantee Period.

INVESTMENT FUNDS--The funds of the Separate Account that are available under the Certificates.

INVESTMENT OPTIONS--The choices for investment: the Investment Funds and each available Guarantee Period.

IRA--An individual retirement annuity, as defined in Section 408(b) of the Code.

IRA ASSURED PAYMENT OPTION--A distribution option which provides guaranteed lifetime income. The IRA Assured Payment Option may be elected in the application or elected as a distribution option at a later date. Under this option amounts are allocated to the Guaranteed Period Account and the Life Contingent Annuity. No amounts may be allocated to the Investment Funds.

IRA APO PLUS--A distribution option which provides guaranteed lifetime income. IRA APO Plus may be elected in the application or as a distribution option at a later date. Under this option amounts are allocated to the Guaranteed Period Account, the Life Contingent Annuity and to the Investment Funds. The amount in the Investment Funds is then systematically converted to increase the guaranteed lifetime income.

LIFE CONTINGENT ANNUITY--Provides guaranteed lifetime income beginning at a future date. Amounts may only be applied under the Life Contingent Annuity through election of the IRA Assured Payment Option and IRA APO Plus.

MATURITY VALUE--The amount in a Guarantee Period on its Expiration Date.

MODAL PAYMENT PORTION--Under the IRA Assured Payment Option and IRA APO Plus, the portion of the Guaranteed Period Account from which payments, other than payments due on an Expiration Date, are made.

PORTFOLIOS--The portfolios of the Trust that correspond to the Investment Funds of the Separate Account.

PROCESSING DATE--The day when we deduct certain charges from the Annuity Account Value. If the Processing Date is not a Business Day, it will be on the next succeeding Business Day. The Processing Date will be once each year on each anniversary of the Contract Date.

PROCESSING OFFICE--The address to which all contributions, written requests (e.g., transfers, withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 1.

SAI--The statement of additional information for the Separate Account under the Rollover IRA.

SEPARATE ACCOUNT--Equitable Life's Separate Account No. 49.

TRANSACTION DATE--The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.

TRUST--The Hudson River Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested.

VALUATION PERIOD--Each Business Day together with any preceding non-business days.

FEE TABLE


The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them with other similar products. The table reflects both the charges of the Separate Account and the expenses of the Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificate, see "Part 7: Deductions and Charges." For a complete description of the Trust's charges and expenses, see the prospectus for the Trust.

As explained in Part 4, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 4: The Guaranteed Period Account."

OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)
----------------------------------------------------------------
WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (percentage deducted upon surrender or for certain withdrawals. The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For each contribution, the Contract Year in which we receive that contribution is "Contract Year 1")(1)


 CONTRACT
    YEAR
----------
     1 ...    7.00%
     2 ...    6.00
     3 ...    5.00
     4 ...    4.00
     5 ...    3.00
     6 ...    2.00
     7 ...    1.00
    8+ ..     0.00



                                                                             PLAN A      PLAN B
                                                                          ----------- -----------
GMDB/GMIB CHARGES (percentage deducted annually on each Processing Date as a percentage of the guaranteed minimum death benefit then in
 effect)(2) .............................................................     0.45%   0.20%



 SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH
 INVESTMENT FUND)
MORTALITY AND EXPENSE RISK CHARGE .......................................           0.90%
ASSET BASED ADMINISTRATIVE CHARGE(3) ....................................           0.30%
                                                                            --------------------
 TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES .................................           1.20%
                                                                            ====================



TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE NET ASSETS IN EACH
PORTFOLIO)

                                                      INVESTMENT PORTFOLIOS
                                ----------------------------------------------------------------
                                  AGGRESSIVE    COMMON     GROWTH                HIGH     MONEY
                                    STOCK       STOCK     INVESTORS    GLOBAL    YIELD    MARKET
                                ------------  --------  -----------  --------  -------  --------
Investment Advisory Fee             0.46%       0.35%       0.52%      0.53%     0.55%    0.40%
Rule 12b-1 Plan Fee(4)              0.25%       0.25%       0.25%      0.25%     0.25%    0.25%
Other Expenses                      0.03%       0.03%       0.04%      0.08%     0.05%    0.04%
                                ------------  --------  -----------  --------  -------  --------
 TOTAL TRUST ANNUAL
 EXPENSES(5)                        0.74%       0.63%       0.81%      0.86%     0.85%    0.69%
                                ============  ========  ===========  ========  =======  ========

    [FN]
------------


Notes:
(1) Deducted upon a withdrawal with respect to amounts in excess of the 15% (10% under the IRA Assured Payment Option and IRA APO Plus) free corridor amount, and upon a surrender. See "Part 7: Deductions and Charges," "Withdrawal Charge." We reserve the right to impose an administrative charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year. See "Withdrawal Processing Charge" also in Part 7.

(2) Plan A provides a combined guaranteed minimum death benefit and guaranteed minimum income benefit (GMIB). Under Plan A the 0.45% charge covers a 6% to 80 Benefit and the GMIB or, if a combined 6% to 70 Benefit and GMIB is elected, the charge is 0.30%. Plan B provides a guaranteed minimum death benefit only. See "Part 7: Deductions and Charges," "Charges for Combined GMDB/GMIB Benefit (Plan A)" and Charges for "GMDB Only Benefit (Plan B)."

(3) We may increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates. The charge will not be increased before December 31, 1999.

(4) The Class IB shares of the Trust are subject to fees imposed under a distribution plan (herein, the "Rule 12b-1 Plan") adopted by the Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The Rule 12b-1 Plan provides that the Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The Rule 12b-1 Plan fee, which may be waived in the discretion of Equitable Distributors, Inc., may be increased only by action of the Board of Trustees of the Trust up to a maximum of 0.50% per annum.

(5) Expenses shown for all Portfolios are estimated. The investment advisory fee for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of the Trust. The maximum investment advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "Trust Charges to Portfolios" in Part 7.



EXAMPLES


The examples below show the expenses that a hypothetical Certificate Owner would pay under Plan A with a 6% to 80 Benefit and Plan B in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1)

These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

                               PLAN A ELECTION
-----------------------------------------------------------------------------



 IF YOU SURRENDER YOUR CERTIFICATE AT THE END
OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:

                                    1 YEAR    3 YEARS
                                  --------  ---------
Aggressive Stock                    $89.66    $120.30
Common Stock                         88.56     116.99
Growth Investors                     90.35     122.39
Global                               90.85     123.89
High Yield                           90.75     123.59
Money Market                         89.16     118.79



 IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT THE
END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:

              1 YEAR                3 YEARS
--------------------------------- ---------
              $24.43                $75.66
               23.33                 72.35
               25.12                 77.75
               25.62                 79.25
               25.52                 78.95
               23.93                 74.16



                               PLAN B ELECTION
-----------------------------------------------------------------------------



 IF YOU SURRENDER YOUR CERTIFICATE AT THE END
OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:

                                    1 YEAR    3 YEARS
                                  --------  ---------
Aggressive Stock                    $89.66    $115.01
Common Stock                         88.56     111.68
Growth Investors                     90.35     117.10
Global                               90.85     118.61

High Yield                           90.75     118.31
Money Market                         89.16     113.49



 IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT THE
END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
              1 YEAR                3 YEARS
--------------------------------- ---------
              $21.78                $67.38
               20.68                 64.07
               22.47                 69.48
               22.97                 70.98
               22.87                 70.68
               21.28                 65.88



------------

   Notes:

   (1) The amount accumulated could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20 we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Income Annuity Options" in Part 6. The examples do not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

                               PART 1: SUMMARY

The following Summary is qualified in its entirety by the terms of the Certificate when issued and the more detailed information appearing elsewhere in this prospectus (see "Prospectus Table of Contents").

WHAT IS THE ROLLOVER IRA?

The Rollover Individual Retirement Annuity (IRA) is designed to provide for retirement income through the investment of rollover contributions, direct transfers from other individual retirement arrangements and additional IRA contributions. The Rollover IRA features a combination of Investment Options, consisting of Investment Funds providing variable returns and Guarantee Periods providing guaranteed interest. The Rollover IRA also makes available distribution methods under the Choice Income Plan which includes the IRA Assured Payment Option and IRA APO Plus (which can be applied for in the application or at a later date). Withdrawal options and fixed and variable income annuity options are also available.

The Rollover IRA and/or the IRA Assured Payment Option and IRA APO Plus may not be available in all states. These Certificates are not available in Puerto Rico.

INVESTMENT OPTIONS


The Rollover IRA offers the following Investment Options which permit you to create your own strategy for retirement savings. All available Investment Options may be selected under a Certificate.


INVESTMENT FUNDS


o      Aggressive Stock

o      Common Stock

o      Growth Investors

o      Global

o      High Yield

o      Money Market


GUARANTEE PERIODS


o Guarantee Periods (may not be available in all states) maturing in each of calendar years 1997 through 2007.


o Guarantee Periods maturing in 1997 through 2011 under the IRA Assured Payment Option and IRA APO Plus.

CONTRIBUTIONS

o To put a Certificate into effect, you must contribute at least $5,000 in the form of either a rollover contribution or a direct custodian-to-custodian transfer from one or more other individual retirement arrangements.

o Subsequent contributions may be made in an amount of at least $1,000. Subsequent contributions must not exceed $2,000 for any taxable year, except for additional rollover contributions or direct transfers, both of which are unlimited.

TRANSFERS

Under the Rollover IRA, you may make an unlimited number of transfers among the Investment Funds. However, there are restrictions for transfers to and from the Guaranteed Period Account and among the Guarantee Periods. Transfers from a Guarantee Period may result in a market value adjustment. Transfers among Investment Options are free of charge. Transfers among the Investment Options are not taxable.

FREE LOOK PERIOD

You have the right to examine the Rollover IRA Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You may cancel it by sending it to our Processing Office. Your refund will equal the Annuity Account Value, reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office.

SERVICES WE PROVIDE

O      REGULAR REPORTS

 o Statement of your Certificate values as of the last day of the calendar year;

 o      Three additional reports of your Certificate values each year;

 o      Annual and semi-annual statements of the Trust; and

 o      Written confirmation of financial transactions.

O      TOLL-FREE TELEPHONE SERVICES

 o Call 1-800-789-7771 for a recording of daily Accumulation Unit Values and Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.

O      PROCESSING OFFICE

 o      FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

    Equitable Life
    Income Management Group
    Post Office Box 13014
    Newark, NJ 07188-0014

 o      FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:

    Equitable Life
    c/o First Chicago National Processing Center
    300 Harmon Meadow Boulevard, 3rd Floor
    Attn: Box 13014
    Secaucus, NJ 07094

 o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY REGULAR MAIL:

    Equitable Life
    Income Management Group
    P.O. Box 1547
    Secaucus, NJ 07096-1547

 o FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY EXPRESS MAIL:

    Equitable Life
    Income Management Group
    200 Plaza Drive
    Secaucus, NJ 07096

DEATH BENEFITS


If you die before the Annuity Commencement Date, the Rollover IRA provides a death benefit. The beneficiary will be paid the greater of the Annuity Account Value in the Investment Funds and the guaranteed minimum death benefit (GMDB), plus any death benefit provided with respect to the Guaranteed Period Account.
There are two plans available under the Certificates for providing guaranteed benefits, Plan A and Plan B. Plan A provides both a GMDB and a guaranteed minimum income benefit (described below). Plan B provides a GMDB only.


GUARANTEED MINIMUM INCOME BENEFIT (GMIB)


The GMIB (available under Plan A) may not currently be available in all states.

When you elect the IRA Assured Payment Option, the GMIB provides a minimum guaranteed lifetime income under such option.


SURRENDERING THE CERTIFICATES

You may surrender a Certificate and receive the Cash Value at any time before the Annuity Commencement Date while the Annuitant is living. Withdrawal charges and a market value adjustment may apply. A surrender may also be subject to income tax and tax penalty.

DISTRIBUTION METHODS

IRA ASSURED PAYMENT OPTION


The IRA Assured Payment Option (which requires a minimum amount applied of $10,000) provides guaranteed lifetime income. You may elect to receive payments on a monthly, quarterly or annual basis during a fixed period. Payments during the fixed period represent distributions of the Maturity Values of serially maturing Guarantee Periods on their Expiration Dates or, distributions from amounts in the Modal Payment Portion of the Guaranteed Period Account. During the fixed period you can take withdrawals from your Annuity Account Value. After the fixed period ends, payments are made out of the Life Contingent Annuity.


The Life Contingent Annuity does not have a Cash Value or an Annuity Account Value. There is no death benefit under the Life Contingent Annuity and income is paid only if you (or a joint Annuitant) are living at the date annuity benefits begin.

A $2.50 charge will be deducted from each payment made on a monthly or quarterly basis.

IRA APO PLUS

IRA APO Plus is a variation of the IRA Assured Payment Option. IRA APO Plus enables you to keep a portion of your Annuity Account Value in the Investment Funds while periodically converting such Annuity Account Value to increase the guaranteed lifetime income under the IRA Assured Payment Option. When you elect IRA APO Plus, a portion of your initial contribution or Annuity Account Value, as applicable, is allocated to the IRA Assured Payment Option to provide a minimum guaranteed lifetime income, and the remaining contribution or Annuity Account Value is allocated to the Investment Funds. Every three years during the fixed period, a portion of the remaining Annuity Account Value in the Investment Funds is applied to increase the guaranteed payments under the IRA Assured Payment Option.

WITHDRAWAL OPTIONS


o Lump Sum Withdrawals--Before the Annuity Commencement Date while the Certificate is in effect, you may take Lump Sum Withdrawals from your Certificate at any time. The minimum withdrawal amount is $1,000.


o Substantially Equal Payment Withdrawals--If you are below age 59 1/2, this withdrawal option is designed to allow you to withdraw funds annually and not have a 10% penalty tax apply. This is accomplished by distribution of substantially equal periodic payments over your life expectancy or over the joint life expectancies of you and your spouse. If you change or stop such distributions before the later of age 59 1/2 or five years from the date of the first distribution, the 10% penalty tax may apply on all prior distributions.

o Systematic Withdrawals--You may also withdraw funds under our Systematic Withdrawal option, where the minimum withdrawal amount is $250. These withdrawals are available if you are age 59 1/2 to 70 1/2.

o Minimum Distribution Withdrawals--You may also withdraw funds annually under our Minimum Distribution Withdrawals option, which is designed to meet the minimum distribution requirements set forth in the Code. The minimum withdrawal amount is $250.

Withdrawals may be subject to a withdrawal charge and withdrawals from Guarantee Periods prior to their Expiration Date will result in a market value adjustment. Withdrawals may be subject to income tax and tax penalty.

INCOME ANNUITY OPTIONS

The Certificates also provide income annuity options to which amounts may be applied at the Annuity Commencement Date. The income annuity options are offered on a fixed and variable basis.

TAXES

Generally, any earnings on contributions made to the Certificate will not be included in your taxable income until distributions are made from the Certificate. Distributions prior to your attaining age 59 1/2 may be subject to tax penalty.

DEDUCTIONS FROM ANNUITY
ACCOUNT VALUE

Withdrawal Charge

A withdrawal charge will be imposed as a percentage of the initial and each subsequent contribution if (i) a Lump Sum Withdrawal or cumulative withdrawals during a Contract Year exceed the free corridor amount, or (ii) the Certificate is surrendered. The free corridor amount is 15% under the Rollover IRA and 10% under the IRA Assured Payment Option and IRA APO Plus. We determine the withdrawal charge separately for each contribution in accordance with the table below.


                                          CONTRACT YEAR
                    1       2       3       4       5       6       7      8+
                 ------  ------  ------  ------  ------  ------  ------  -----
Percentage of
 Contribution    7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%     0.0%


The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For purposes of the table, for each contribution the Contract Year in which we receive that contribution is "Contract Year 1."


Withdrawal Processing Charge

We reserve the right to impose an administration charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year.

Charges for Combined GMDB/GMIB Benefit (Plan A)

We deduct a charge annually on each Processing Date for providing the combined GMDB/GMIB Benefit (Plan A). The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage is equal to 0.45% for a 6% to 80 Benefit and 0.30% for a 6% to 70 Benefit.

Charges for GMDB Only Benefit (Plan B)

We deduct a charge annually on each Processing Date for providing the GMDB Only Benefit (Plan B). The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage is equal to 0.20%.

Charges for State Premium and Other
Applicable Taxes

Generally, we deduct a charge for premium and other applicable taxes from the Annuity Account Value on the Annuity Commencement Date. The current tax charge that might be imposed varies by state and ranges from 0 to 2.25%.

DEDUCTIONS FROM INVESTMENT FUNDS

Mortality and Expense Risk Charge

We charge each Investment Fund a daily asset based charge for mortality and expense risks equivalent to an annual rate of 0.90%.

Asset Based Administrative Charge


We charge each Investment Fund a daily asset based charge to cover the administrative expenses under the Certificate equivalent to an annual rate of 0.30%. We may increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates. The charge will not be increased before December 31, 1999.


TRUST CHARGES TO PORTFOLIOS


Investment advisory fees and other expenses of the Trust are charged daily against the Trust's assets. These are reflected in the Portfolio's daily share price and in the daily Accumulation Unit Value for the Investment Funds.

The Trust Class IB shares held in the Investment Funds are subject to a distribution fee under a Rule12b-1 Plan. The Rule 12b-1 Plan fee is imposed against the assets of each Portfolio at the annual rate of 0.25%. The fee, which may be waived in the discretion of Equitable Distributors, Inc., may be increased only by action of the Board of Trustees of the Trust up to a maximum of 0.50% per annum. We offer other deferred variable annuities that invest in Trust shares that are not subject to the Rule 12b-1 Plan fees and that bear different charges and expenses. For more information about the Plan, and the address for any inquiries about the Plan, see "The Trust" in the accompanying Trust prospectus.

PART 2: EQUITABLE LIFE, THE SEPARATE ACCOUNT
AND THE INVESTMENT FUNDS

EQUITABLE LIFE

Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Equitable Life has been selling annuities since the turn of the century. Our home office is located at 787 Seventh Avenue, New York, New York 10019. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the Virgin Islands. We maintain local offices throughout the United States.

Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (the Holding Company). The largest stockholder of the Holding Company is AXA S.A. AXA beneficially owns 60.6% of the outstanding common stock of the Holding Company plus convertible preferred stock. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.

Equitable Life, the Holding Company and their subsidiaries managed approximately $195.3 billion of assets as of December 31, 1995.

SEPARATE ACCOUNT NO. 49

Separate Account No. 49 is organized as a unit investment trust, a type of investment company, and is registered with the SEC under the Investment Company Act of 1940 (1940 Act). This registration does not involve any supervision by the SEC of the management or investment policies of the Separate Account. The Separate Account has several Investment Funds, each of which invests in shares of a corresponding Portfolio of the Trust. Because amounts allocated to the Investment Funds are invested in a mutual fund, investment return and principal will fluctuate and the Certificate Owner's Accumulation Units may be worth more or less than the original cost when redeemed.

Under the New York Insurance Law, the portion of the Separate Account's assets equal to the reserves and other liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct. Income, gains or losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income gains or losses. We are the issuer of the Certificates, and the obligations set forth in the Certificates (other than those of Annuitants or Certificate Owners) are our obligations.

In addition to contributions made under the Rollover IRA Certificates, we may allocate to the Separate Account monies received under other contracts, certificates, or agreements. Owners of all such contracts, certificates or agreements will participate in the Separate Account in proportion to the amounts they have in the Investment Funds that relate to their contracts, certificates or agreements. We may retain in the Separate Account assets that are in excess of the reserves and other liabilities relating to the Rollover IRA Certificates or to other contracts, certificates or agreements, or we may transfer the excess to our General Account.

We reserve the right, subject to compliance with applicable law; (1) to add Investment Funds (or sub-funds of Investment Funds) to, or to remove Investment Funds (or sub-funds) from, the Separate Account, or to add other separate accounts; (2) to combine any two or more Investment Funds or sub-funds thereof; (3) to transfer the assets we determine to be the share of the class of contracts to which the Certificate belongs from any Investment Fund to another Investment Fund; (4) to operate the Separate Account or any Investment Fund as a management investment company under the 1940 Act, in which case charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account; (5) to deregister the Separate Account under the 1940 Act, provided that such action conforms with the requirements of applicable law; (6) to restrict or eliminate any voting rights as to the Separate Account; and (7) to cause one or more Investment Funds to invest some or all of their assets in one or more other trusts or investment companies. If any changes are made that result in a material change in the underlying investment policy of an Investment Fund, you will be notified as required by law.

THE TRUST

The Trust is an open-end diversified management investment company, more commonly called a mu-tual fund. As a "series" type of mutual fund, it issues several different series of stock, each of which relates to a different Portfolio of the Trust. The Trust commenced operations in January 1976 with a predecessor of its Common Stock Portfolio. The Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to the Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Each Investment Fund invests in Class IB shares of a corresponding Portfolio of the Trust. More detailed information about the Trust, its investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to the Class IB shares, and all other aspects of its operations appears in its prospectus which accompanies this prospectus or in its statement of additional information.

THE TRUST'S INVESTMENT ADVISER

The Trust is advised by Alliance Capital Management L.P. (Alliance), which is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940. Alliance, a publicly-traded limited partnership, is indirectly majority-owned by Equitable Life. On June 30, 1996, Alliance was managing over $168 billion in assets. Alliance acts as an investment adviser to various separate accounts and general accounts of Equitable Life and other affiliated insurance companies. Alliance also provides management and consulting services to mutual funds, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.

Alliance's record as an investment manager is based, in part, on its ability to provide a diversity of investment services to domestic, international and global markets. Alliance prides itself on its ability to attract and retain a quality, professional work force. Alliance employs more than 188 investment professionals, including 74 research analysts. Portfolio managers have an average investment experience of more than 14 years.

Alliance's main office is located at 1345 Avenue of the Americas, New York, New York 10105.

INVESTMENT POLICIES AND OBJECTIVES OF THE TRUST'S PORTFOLIOS

Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved.

The policies and objectives of the Trust's Portfolios are as follows:

 PORTFOLIO            INVESTMENT POLICY                                     OBJECTIVE
--------------------  ----------------------------------------------------  -----------------------------

Aggressive Stock      Primarily common stocks and other equity-type         Long-term growth of capital
                      securities issued by medium and other smaller sized
                      companies with strong growth potential.

Common Stock          Primarily common stock and other equity-type          Long-term growth of capital
                      instruments.                                          and increasing income

Growth Investors      Diversified mix of publicly-traded, fixed-income and  High total return consistent
                      equity securities; asset mix and security selection   with the adviser's
                      based upon factors expected to increase possibility   determination of reasonable
                      of high long-term return. The Portfolio is generally  risk expected to hold approximately 70% of its assets in
                      equity securities and 30% in fixed income
                      securities.

Global                Primarily equity securities of non-United States as   Long-term growth of capital
                      well as United States companies.

High Yield            Primarily a diversified mix of high yield,            High return by maximizing
                      fixed-income securities involving greater volatility  current income and, to the
                      of price and risk of principal and income than high   extent consistent with that
                      quality fixed-income securities. The medium and       objective, capital
                      lower quality debt securities in which the Portfolio  appreciation may invest are known as "junk bonds."

Money Market          Primarily high quality short-term money market        High level of current income
                      instruments.                                          while preserving assets and
                                                                            maintaining liquidity

PART 3: INVESTMENT PERFORMANCE

This Part presents performance data for each of the Investment Funds calculated by two methods. The first method, used in calculating values for the two tables in "Performance Data for a Certificate," reflects all applicable fees and charges other than the charge for tax such as premium taxes. The second method, used in preparing rates of return for the three tables in "Rate of Return Data for Investment Funds," reflects all fees and charges other than the withdrawal charge, the GMDB/GMIB charge and the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.


The Separate Account was recently established and has had no prior operations, and no Certificates have been issued prior to the date of this prospectus. The calculations of investment performance shown below are based on the actual investment results of the Portfolios of the Trust, from which certain fees and charges applicable under the Rollover IRA have been deducted. The investment results of the Portfolios of the Trust have not been adjusted to reflect the Rule 12b-1 Plan fee relating to the Class IB shares, which were not available for purchase prior to the date of this prospectus. The Rule 12b-1 Plan fee would effectively reduce the investment performance shown. The results shown are not an estimate or guarantee of future investment performance, and do not reflect the actual experience of amounts invested under a particular Certificate.


See "Part 4: The Guaranteed Period Account" for information on the Guaranteed Period Account.

PERFORMANCE DATA FOR A CERTIFICATE

The standardized performance data in the following tables illustrate the average annual total return of the Investment Funds over the periods shown, assuming a single initial contribution of $1,000 and the surrender of the Certificate at the end of each period. These tables (which reflect the first calculation method described above) are prepared in a manner prescribed by the SEC for use when we advertise the performance of the Separate Account. An Investment Fund's average annual total return is the annual rate of growth of the Investment Fund that would be necessary to achieve the ending value of a contribution kept in the Investment Fund for the period specified.

Each calculation assumes that the $1,000 contribution was allocated to only one Investment Fund, no transfers or subsequent contributions were made and no amounts were allocated to any other Investment Option under the Certificate.

In order to calculate annualized rates of return, we divide the Cash Value of a Certificate which is surrendered on December 31, 1995 by the $1,000 contribution made at the beginning of each period illustrated. The result of that calculation is the total growth rate for the period. Then we annualize that growth rate to obtain the average annual percentage increase (decrease) during the period shown. When we "annualize," we assume that a single rate of return applied each year during the period will produce the ending value, taking into account the effect of compounding.

GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1995*


                                LENGTH OF INVESTMENT PERIOD
                  -----------------------------------------------------
    INVESTMENT                THREE      FIVE      TEN         SINCE
       FUND        ONE YEAR   YEARS     YEARS     YEARS     INCEPTION**
----------------  --------  --------  --------  --------  -------------
Aggressive Stock    $1,231    $1,363    $2,461        --      $ 5,280
Common Stock         1,239     1,498     2,108    $3,530       11,689
Growth Investors     1,179     1,299     2,018        --        2,286
Global               1,104     1,531     1,961        --        2,139
High Yield           1,115     1,323     1,832        --        2,076
Money Market           975     1,032     1,120     1,525        2,235

    [FN]
------------

   See footnotes on next page.

        AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                              DECEMBER 31, 1995*


                                LENGTH OF INVESTMENT PERIOD
                  -----------------------------------------------------
    INVESTMENT                THREE      FIVE      TEN         SINCE
       FUND        ONE YEAR   YEARS     YEARS     YEARS     INCEPTION**
----------------  --------  --------  --------  --------  -------------
Aggressive Stock    23.06%    10.88%    19.73%  --             18.10%
Common Stock        23.87     14.42     16.09   13.44%         13.08
Growth Investors    17.86      9.10     15.07   --             12.54
Global              10.39     15.27     14.42   --              8.82
High Yield          11.48      9.78     12.87   --              8.45
Money Market        (2.52)     1.05      2.29    4.31           5.51

    [FN]
------------


   * The tables reflect charges under a Certificate with the 0.45% GMDB/GMIB charge.


   ** The "Since Inception" dates are as follows: Aggressive Stock (January
      27, 1986); Common Stock (January 13, 1976); Growth Investors (October 2, 1989); Global (August 27, 1987); High Yield (January 2, 1987); and Money Market (July 13, 1981).

RATE OF RETURN DATA FOR INVESTMENT FUNDS

The following tables (which reflect the second calculation method described above) provide you with information on rates of return on an annualized, cumulative and year-by-year basis.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends. Cumulative rates of return reflect performance over a stated period of time. Annualized rates of return represent the annual rate of growth that would have produced the same cumulative return, if performance had been constant over the entire period.


Performance data of the Money Market and Common Stock Funds for the periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since Inception" figures for these Funds are based on the date of inception of the predecessor separate accounts. This performance data has been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of the Trust, as well as an assumed charge of 0.06% for direct operating expenses.

Performance data for the remaining Investment Funds reflect (i) the investment results of the corresponding Portfolios of the Trust from the date of inception of those Portfolios and (ii) the actual investment advisory fee, and direct operating expenses of the relevant Portfolio.

The performance data for all periods has also been adjusted to reflect the Separate Account mortality and expense risk charge, and the asset based administrative charge equal to a total of 1.20% relating to the Certificates, as well as the Trust's expenses.


BENCHMARKS

Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Nor do they reflect other charges such as the mortality and expense risk charge and the asset based administrative charge under the Certificates. Comparisons with these benchmarks, therefore, are of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income.

PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS:

AGGRESSIVE STOCK: January 27, 1986; 50% Stan dard & Poor's Mid-Cap Total Return Index and 50% Russell 2000 Small Stock Index.

COMMON STOCK: January 13, 1976; Standard & Poor's 500 Index.

GROWTH INVESTORS: October 2, 1989; 30% Lehman Government/Corporate Bond Index and 70% Standard & Poor's 500 Index.

GLOBAL: August 27, 1987; Morgan Stanley Capital International World Index.

HIGH YIELD: January 2, 1987; Merrill Lynch High Yield Master Index.

MONEY MARKET: July 13, 1981; Salomon Brothers Three-Month T-Bill Index.

The Lipper Variable Insurance Products Performance Analysis Survey (Lipper) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Rollover IRA performance relative to other variable annuity products.

ANNUALIZED RATES OF RETURN FOR PERIODS ENDING DECEMBER 31, 1995:*


                                                                                          SINCE
                                1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                              --------  ---------  ---------  ----------  ----------  -----------
AGGRESSIVE STOCK                30.06%     12.55%     20.29%        --          --        18.53%
 Lipper Small Company Growth    28.19      15.26      25.72         --          --        16.06
 Benchmark                      29.69      13.67      20.16         --          --        13.58
COMMON STOCK                    30.87      15.99      16.74      13.78%      13.00%       13.41
 Lipper Growth                  31.08      12.09      15.53      12.05       12.26        12.25
 Benchmark                      37.54      15.30      16.57      14.87       14.79        14.24
GROWTH INVESTORS                24.86      10.81      15.72         --          --        14.64
 Lipper Flexible Portfolio      21.58       9.32      11.43         --          --         9.44
 Benchmark                      32.05      13.35      14.70         --          --        11.97
GLOBAL                          17.39      16.80      15.10         --          --        10.04
 Lipper Global                  13.87      13.45       9.10         --          --         2.52
 Benchmark                      20.72      15.83      11.74         --          --         6.75
HIGH YIELD                      18.48      11.46      13.57         --          --         8.89
  Lipper High Yield             17.36       9.80      15.79         --          --         8.87
  Benchmark                     19.91      11.57      17.17         --          --        11.28
MONEY MARKET                     4.48       2.99       3.23       4.76          --         6.16
   Lipper Money Market           4.35       2.88       3.10       4.71          --         6.27
   Benchmark                     5.74       4.34       4.47       5.77          --         7.09



------------

   *   See footnotes on next page.

CUMULATIVE RATES OF RETURN FOR PERIODS ENDING DECEMBER 31, 1995:*


                                                                                        SINCE
                              1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                            --------  ---------  ---------  ----------  ----------  -----------
AGGRESSIVE STOCK              30.06%     42.58%    151.85%         --          --       440.73%
  Lipper Small Company
    Growth                    28.19      55.24     268.67          --          --       337.96
  Benchmark                   29.69      46.89     150.49          --          --       254.09
COMMON STOCK                  30.87      56.05     116.80      263.70%     525.22%    1,133.55
  Lipper Growth               31.08      41.29     107.30      215.49      483.45       920.87
  Benchmark                   37.54      53.30     115.25      300.11      692.18     1,327.94
GROWTH INVESTORS              24.86      36.07     107.47          --          --       134.80
  Lipper Flexible Portfolio   21.58      30.92      72.73          --          --        76.92
  Benchmark                   32.05      45.64      98.56          --          --       102.72
GLOBAL                        17.39      59.33     102.02          --          --       122.13
  Lipper Global               13.87      46.36      55.44          --          --        23.09
  Benchmark                   20.72      55.39      74.20          --          --        72.38
HIGH YIELD                    18.48      38.47      88.94          --          --       115.04
  Lipper High Yield           17.36      32.45     108.96          --          --       117.28
  Benchmark                   19.91      38.89     120.85          --          --       161.50
MONEY MARKET                   4.48       9.23      17.25       59.16          --       137.35
  Lipper Money Market          4.35       8.87      16.48       58.55          --       140.42
  Benchmark                    5.74      13.58      24.45       75.23          --       170.07


------------

   *   See footnotes on next page.

YEAR-BY-YEAR RATES OF RETURN*


                     1983      1984       1985      1986
AGGRESSIVE STOCK       --         --        --     33.77%
COMMON STOCK**      24.60%     (3.14)%   31.83%    15.96
GROWTH INVESTORS       --         --        --        --
GLOBAL                 --         --        --        --
HIGH YIELD             --         --        --        --
MONEY MARKET**       7.65       9.53      7.17      5.33


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                     1987       1988       1989      1990      1991      1992       1993      1994       1995
AGGRESSIVE STOCK      6.01%     (0.08)%   41.79%     6.86%    84.63%     (4.33)%   15.35%     (4.97)%   30.06%
COMMON STOCK**        6.15      20.97     24.09     (9.22)    36.23       1.98     23.33      (3.31)    30.87
GROWTH INVESTORS        --         --      3.52      9.33     47.12       3.64     13.89      (4.31)    24.86
GLOBAL              (13.63)      9.55     25.22     (7.20)    28.99      (1.70)    30.54       3.97     17.39
HIGH YIELD            3.44       8.42      3.88     (2.31)    22.97      10.96     21.67      (3.95)    18.48
MONEY MARKET**        5.35       6.03      7.88      6.93      4.91       2.32      1.73       2.77      4.48

    [FN]
------------

   *  Returns do not reflect the withdrawal charge and the GMDB/GMIB charge.

   ** Prior to 1982 the Year-by-Year Rates of Return were:

                                    1976   1977    1978    1979   1980    1981    1982
                                  ------  ------  ------ ------  ------  ------ ------
  COMMON STOCK                     8.14% (10.33)%  6.94%  28.28% 48.32%  (6.99)% 16.16%
  MONEY MARKET                       -       -       -      -       -     5.68   11.67

COMMUNICATING PERFORMANCE DATA

In reports or other communications or in advertising material, we may describe general economic and market conditions affecting the Separate Account and the Trust and may compare the performance of the Investment Funds with (1) that of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds, (2) other appropriate indices of investment securities and averages for peer universes of funds which are shown under "Benchmarks" and "Fund Inception Dates and Comparative Benchmarks" in this Part 3, or (3) data developed by us derived from such indices or averages. The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account charges. VARDS is a monthly reporting service that monitors approximately 760 variable life and variable annuity funds on performance and account information. Advertisements or other communications furnished to present or prospective Certificate Owners may also include evaluations of an Investment Fund or Portfolio by financial publications that are nationally recognized such as Barron's, Morningstar's Variable Annuity Sourcebook, Business Week, Chicago Tribune, Forbes, Fortune, Institutional Investor, Investment Adviser, Investment Dealer's Digest, Investment Management Weekly, Los Angeles Times, Money, Money Management Letter, Kiplinger's Personal Finance, Financial Planning, National Underwriter, Pension & Investments, USA Today, Investor's Daily, The New York Times, and The Wall Street Journal.

MONEY MARKET FUND YIELD INFORMATION

The current yield and effective yield of the Money Market Fund may appear in reports and promotional material to current or prospective Certificate Owners.

Current yield for the Money Market Fund will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly. Money Market Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the withdrawal charge, GMDB/ GMIB charge and any charge for tax such as premium tax. See "Part 5: Money Market Fund Yield Information" in the SAI.

PART 4: THE GUARANTEED PERIOD ACCOUNT

GUARANTEE PERIODS

Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. The Guaranteed Rate for each allocation is the annual interest rate applicable to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We may establish different Guaranteed Rates under different classes of Certificates. We use the term GUARANTEED PERIOD AMOUNT to refer to the amount allocated to and accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals, transfers or charges (see below).

Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guarantee Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account with respect to the Guarantee Periods on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date.

Guarantee Periods and Expiration Dates


We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1997 through 2007.

Not all of these Guarantee Periods will be available for ages 76 and above. See "Allocation of Contributions" in Part 5. Also, the Guarantee Periods may not be available for investment in all states. As Guarantee Periods expire we expect to add maturity years so that generally 10 are available at any time.

Under the IRA Assured Payment Option and IRA APO Plus, in addition to the Guarantee Periods above, Guarantee Periods ending on February 15th for each of the maturity years 2008 through 2011 are also available.


We will not accept allocations to a Guarantee Period if, on the Transaction
Date:

o Such Transaction Date and the Expiration Date for such Guarantee Period fall within the same calendar year.

o  The Guaranteed Rate is 3%.

o The Guarantee Period has an Expiration Date beyond the February 15th immediately following the Annuity Commencement Date.

Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no transfers or withdrawals are made and no charges are allocated to the Guarantee Period). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.

Guaranteed Rates for new allocations as of October 1, 1996 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:



    GUARANTEE
  PERIODS WITH      GUARANTEED
 EXPIRATION DATE    RATE AS OF   PRICE PER $100
FEBRUARY 15TH OF    OCTOBER 1,    OF MATURITY
  MATURITY YEAR        1996          VALUE
----------------  ------------  --------------
       1997            4.21%         $98.46
       1998            4.80           93.76
       1999            5.10           88.86
       2000            5.29           84.03
       2001            5.41           79.40
       2002            5.52           74.90
       2003            5.65           70.43
       2004            5.66           66.62
       2005            5.80           62.34
       2006            5.92           58.30
       2007            6.03           54.45

Available under the IRA Assured Payment Option and IRA APO Plus


 2008     5.95%    $51.80
 2009     5.95      48.88
 2010     5.95      46.14
 2011     5.95      43.55


Allocation Among Guarantee Periods

The same approach as described above may also be used to determine the amount which you would need to allocate to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.


For example, if you wish to have $100 mature on February 15th of each of years 1997 through 2001, then according to the above table the lump sum contribution you would have to make as of October 1, 1996 would be $444.51 (i.e., the sum of the price per $100 of Maturity Value for each maturity year from 1997 through 2001).


The above table is provided to illustrate the use of present value calculations. It does not take into account the potential for charges to be deducted or withdrawals or transfers from Guarantee Periods. Actual calculations will also be based on Guaranteed Rates on each actual Transaction Date, which may differ.

Options at Expiration Date

Under the Rollover IRA, we will notify you on or before December 31st prior to the Expiration Date of each Guarantee Period in which you have any Guaranteed Period Amount. You may elect one of the following options to be effective at the Expiration Date, subject to the restrictions set forth on the prior page and under "Allocation of Contributions" in Part 5:

  (a) to transfer the Maturity Value into any Guarantee Period we are then offering, or into any of our Investment Funds; or

  (b) to withdraw the Maturity Value (subject to any withdrawal charges which may apply).

If we have not received your election as of the Expiration Date, the Maturity Value in the expired Guarantee Period will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT FOR TRANSFERS, WITHDRAWALS OR SURRENDER PRIOR TO THE EXPIRATION DATE

Any withdrawal (including transfers, surrender and deductions) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value in the Guaranteed Period Account related to longer term Guarantee Periods.

The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Period as follows:

(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

  (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

  (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365 day year. For example three years and 12 days becomes 3.0329.

  (c) We determine the current Guaranteed Rate which applies on the Transaction Date to new allocations to the same Guarantee Period.

  (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2)    We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be ap-plicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer. See Appendix I for an example.

The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in (1)(c) above.

MODAL PAYMENT PORTION

Under the IRA Assured Payment Option and IRA APO Plus, a portion of your contributions or Annuity Account Value is allocated to the Modal Payment Portion of the Guaranteed Period Account for payments to be made prior to the Expiration Date of the earliest Guarantee Period we then offer. Such amount will accumulate interest beginning on the Transaction Date at an interest rate we set. Interest will be credited daily. Such rate will not be less than 3%.

Upon the expiration of a Guarantee Period, the Guaranteed Period Amount will be held in the Modal Payment Portion of the Guaranteed Period Account. Amounts from an expired Guarantee Period held in the Modal Payment Portion of the Guaranteed Period Account will be credited with interest at a rate equal to the Guaranteed Rate applicable to the expired Guarantee Period, beginning on the Expiration Date of such Guarantee Period.

There is no market value adjustment with respect to amounts held in the Modal Payment Portion of the Guaranteed Period Account.

DEATH BENEFIT AMOUNT

The death benefit provided with respect to the Guaranteed Period Account is equal to the Annuity Account Value in the Guaranteed Period Account or, if greater, the sum of the Guaranteed Period Amounts in each Guarantee Period, plus any amounts in the Modal Payment Portion of the Guaranteed Period Account. See "Annuity Account Value" in Part 5.

INVESTMENTS

Amounts allocated to Guarantee Periods or the Modal Payment Portion of the Guaranteed Period Account will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account will be made. Under the New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.

Investments purchased with amounts allocated to the Guaranteed Period Account are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed income obligations, including corporate bonds, mortgage backed and asset backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.

Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account

Our general account supports all of our policy and contract guarantees, including those applicable to the Guaranteed Period Account, as well as our general obligations. Amounts applied under the Life Contingent Annuity become part of the general account. See "IRA Assured Payment Option," "Life Contingent Annuity," in Part 6.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933 (1933 Act), nor is the general account an investment company under the 1940 Act. Accordingly, neither the general account nor the Life Contingent Annuity is subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account (other than market value adjustment interests) and the Life Contingent Annuity. The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

PART 5: PROVISIONS OF THE CERTIFICATES AND SERVICES
                    WE PROVIDE

THE PROVISIONS DISCUSSED IN THIS PART 5 APPLY WHEN YOUR CERTIFICATE IS OPERATING PRIMARILY TO ACCUMULATE ANNUITY ACCOUNT VALUE. DIFFERENT RULES MAY APPLY WHEN YOU ELECT THE IRA ASSURED PAYMENT OPTION OR IRA APO PLUS IN THE APPLICATION OR AS LATER ELECTED AS A DISTRIBUTION OPTION UNDER YOUR ROLLOVER IRA AS DISCUSSED IN PART 6. THE PROVISIONS OF YOUR CERTIFICATE MAY BE RESTRICTED BY APPLICABLE LAWS OR REGULATIONS.

AVAILABILITY OF THE CERTIFICATES

The Rollover IRA Certificates are available for issue ages 20 through 78. These Certificates may not be available in all states. These Certificates are not available in Puerto Rico.

CONTRIBUTIONS UNDER THE CERTIFICATES

Your initial contribution must be at least $5,000. We will only accept initial contributions which are either rollover contributions under Sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code, or direct custodian-to-custodian transfers from other individual retirement arrangements. See "Part 9: Tax Aspects of the Certificates."

You may make subsequent contributions in an amount of at least $1,000. Subsequent contributions may be "regular" IRA contributions (limited to a maximum of $2,000 a year), rollover contributions as described above, or direct transfers as described above. Rollover contributions and direct transfers are not subject to the $2,000 annual limit.


We may refuse to accept any contribution if the sum of all contributions under a Certificate would then total more than $1,000,000. We reserve the right to limit aggregate contributions made after the first Contract Year to 150% of first year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable annuity accumulation certificates/contracts you own would then total more than $2,500,000.

"Regular" IRA contributions may no longer be made for the taxable year in which you attain age 70 1/2 and thereafter. Rollover and direct transfer contributions may be made until you attain age 84. However, any amount contributed after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made. See "Part 9: Tax Aspects of the Certificates." For the consequences of making a "regular" IRA contribution to your Certificate, also see Part 9.


Contributions are credited as of the Transaction Date.

METHODS OF PAYMENT

Except as indicated below, all contributions must be made by check. All contributions made by check must be drawn on a bank or credit union in the U.S., in U.S. dollars and made payable to Equitable Life. All checks are accepted subject to collection. All contributions should be sent to Equitable Life at our Processing Office address designated for contributions.

Wire Transmittals

We will accept, by agreement with broker-dealers who use wire transmittals, transmittal of initial contributions by wire order from the broker-dealer to the Processing Office. Such transmittals must be accompanied by essential information we require to allocate the contribution.

Contributions accepted by wire order will be invested at the value next determined following receipt for contributions allocated to the Investment Funds. Contributions allocated to the Guaranteed Period Account will receive the Guaranteed Rate(s) in effect for the applicable Guarantee Period(s) on the date contributions are received. Wire orders not accompanied by complete information, may be retained for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.


Notwithstanding the acceptance by us of the wire order and the essential information, however, a Certificate generally will not be issued until the receipt and acceptance of a properly completed ap-plication. In certain cases we may issue a Certificate based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where a signed application is required, no financial transactions will be permitted until such time as we receive such signed application and have issued the Certificate. Where an Acknowledgment of Receipt is required, financial transactions will only be permitted if requested in writing, signed by the Certificate Owner and signature guaranteed until we receive such signed Acknowledgment of Receipt.


After your Certificate has been issued, subsequent contributions may be transmitted by wire.

ALLOCATION OF CONTRIBUTIONS

You have two options from which to choose for allocation of your contributions: Self-Directed Allocation and Principal Assurance.

Self-Directed Allocation

You design your own investment program by allocating your contributions among the Investment Options in any way you choose. Your contributions may be allocated to one or up to all of the available Investment Options at any time. We allocate contributions among the Investment Options according to your allocation percentages. Allocations must be in whole percentages. Allocation percentages can be changed at any time by writing to our Processing Office, or by telephone. The change will be effective on the Transaction Date and will remain in effect for future contributions unless another change is requested. Allocation of the initial contribution is subject to the provisions for the free look period. See "Free Look Period" below. Allocation of any contribution to the Guaranteed Period Account is subject to the following restrictions:

  o No more than 60% of any contribution may be allocated to the Guaranteed Period Account.


  o At ages 76 and above, allocations may be made only to Guarantee Periods with maturities of five years or less; however, in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.


Principal Assurance


This option (available for issue ages 20 through 75) is designed to assure that your Maturity Value in a specified Guarantee Period equals your initial contribution while at the same time allowing you to invest in the Investment Funds. The maturity year you select for such specified Guarantee Period generally may not be later than 10 years nor earlier than seven years. Before you select a maturity year that would extend beyond the year in which you will attain age 70 1/2, you should consider your ability to take minimum distributions from other IRA funds that you may have or from the Investment Funds to the extent possible. See "Required Minimum Distributions" in Part 9.

In order to accomplish this strategy, we will allocate a portion (equal to the present value) of your initial contribution to a Guarantee Period based on the year you select. See "Guaranteed Rates and Price Per $100 of Maturity Value" in Part 4. You may allocate the balance of your contribution to the Investment Funds in any way you choose. Such allocations to the Investment Funds must be in whole percentages. Allocation of the portion of your initial contribution to the Investment Funds is subject to the provisions for the free look period. See "Free Look Period" below.


Principal Assurance may only be elected at issue of your Certificate and assumes no withdrawals or transfers of the amount allocated to the specified Guarantee Period.

Subsequent contributions must be allocated under "Self-Directed Allocation" described above.

Allocations to the Investment Funds

A contribution allocated to an Investment Fund purchases Accumulation Units in that Investment Fund based on the Accumulation Unit Value for that Investment Fund computed on the Transaction Date.

Allocations to the Guaranteed Period Account

Contributions allocated to the Guaranteed Period Account will have the Guaranteed Rate for the specified Guarantee Period offered on the Transaction Date.

FREE LOOK PERIOD

You have the right to examine the Rollover IRA Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look is extended if your state requires a refund period of longer than 10 days.

Your refund will equal the Annuity Account Value reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office. Some states or Federal income tax regulations may require that we calculate the refund differently. In those states that require that we calculate the refund differently, we may require that any portion of your initial contribution that you request to have allocated to the Investment Funds, be allocated to the Money Market Fund until the end of the free look period.

If the IRA Assured Payment Option or IRA APO Plus is elected in the application for the Certificate, your refund will include any amount applied under the Life Contingent Annuity. See "IRA Assured Payment Option," "Life Contingent Annuity" in Part 6.

We follow these same procedures if you change your mind before a Certificate has been issued, but after a contribution has been made. See "Part 9: Tax Aspects of the Certificates" for possible consequences of canceling your Certificate during the free look period.

If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

ANNUITY ACCOUNT VALUE

The Annuity Account Value is the sum of the Annuity Account Values in the Investment Funds and the Guaranteed Period Account.

Annuity Account Value in Investment Funds

The Annuity Account Value in an Investment Fund on any Business Day is equal to the number of Accumulation Units in that Investment Fund times the Accumulation Unit Value for the Investment Fund for that date. The number of Accumulation Units in an Investment Fund at any time is equal to the sum of Accumulation Units purchased by contributions and transfers less the sum of Accumulation Units redeemed for withdrawals, transfers or deductions for charges.

The number of Accumulation Units purchased or sold in any Investment Fund equals the dollar amount of the transaction divided by the Accumulation Unit Value for that Investment Fund for the applicable Transaction Date.

The number of Accumulation Units will not vary because of any later change in the Accumulation Unit Value. The Accumulation Unit Value varies with the investment performance of the correspond-ing Portfolios of the Trust, which in turn reflects the investment income and realized and unrealized capital gains and losses of the Portfolios, as well as the Trust fees and expenses. The Accumulation Unit Value is also stated after deduction of the Separate Account asset charges relating to the Certificates. A description of the computation of the Accumulation Unit Value is found in the SAI.

Annuity Account Value in Guaranteed Period
Account

The Annuity Account Value in the Guaranteed Period Account on any Business Day will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date. (This is equivalent to the Guaranteed Period Amount increased or decreased by the full market value adjustment.) The Annuity Account Value, therefore, may be higher or lower than the contributions (less withdrawals) accumulated at the Guaranteed Rate. At the Expiration Date the Annuity Account Value in the Guaranteed Period Account will equal the Maturity Value. While the IRA Assured Payment Option or IRA APO Plus is in effect, the Annuity Account Value will include any amount in the Modal Payment Portion of the Guaranteed Period Account. However, amounts held in the Modal Payment Portion of the Guaranteed Period Account are not subject to a market value adjustment. See "Part 4: The Guaranteed Period Account."

TRANSFERS AMONG INVESTMENT OPTIONS

At any time prior to the Annuity Commencement Date, you may transfer all or portions of your Annuity Account Value among the Investment Options, subject to the following restrictions.

  o Transfers are permitted to or from a Guarantee Period once per quarter during each Contract Year. Such transfers may be made at any time during each quarter.

  o Transfers out of a Guarantee Period other than at the Expiration Date will result in a market value adjustment. See "Part 4: The Guaranteed Period Account."


  o Transfers to Guarantee Periods are subject to the restrictions set forth under "Guarantee Periods and Expiration Dates" in Part 4 and are limited based on your age. See "Allocation of Contributions" above.


Transfer requests must be made directly to our Processing Office. Your request for a transfer should specify your Certificate number, the amounts or percentages to be transferred and the Investment Options to and from which the amounts are to be transferred. Your transfer request may be in writing or by telephone.

For telephone transfer requests, procedures have been established by Equitable Life that are considered to be reasonable and are designed to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting on telephone instructions and providing written confir-mation. In light of the procedures established, Equitable Life will not be liable for following telephone instructions that it reasonably believes to be genuine.

We may restrict, in our sole discretion, the use of an agent acting under a power of attorney, such as a market timer, on behalf of more than one Certificate Owner to effect transfers. Any agreements to use market timing services to effect transfers are subject to our rules then in effect and must be on a form satisfactory to us.

A transfer request will be effective on the Transaction Date and the transfer to or from Investment Funds will be made at the Accumulation Unit Value next computed after the Transaction Date. All transfers will be confirmed in writing.

DOLLAR COST AVERAGING


If you have at least $5,000 of Annuity Account Value in the Money Market Fund, you may choose to have a specified dollar amount transferred from the Money Market Fund to other Investment Funds on a monthly basis. The main objective of dollar cost averaging is to attempt to shield your investment from short term price fluctuations. Since the same dollar amount is transferred to other Investment Funds each month, more Accumulation Units are purchased in an Investment Fund if the value per Accumulation Unit is low and fewer Accumulation Units are purchased if the value per Accumulation Unit is high. Therefore, a lower average value per Accumulation Unit may be achieved over the long term. This plan of investing allows you to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.


The dollar cost averaging option may be elected at the time you apply for the Certificate or at a later date. The minimum amount that may be transferred each month is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Money Market Fund at the time the option is elected, divided by 12.

The transfer date will be the same calendar day each month as the Contract Date. If, on any transfer date, the Annuity Account Value in the Money Market Fund is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the dollar cost averaging option will end. You may change the transfer amount once each Contract Year, or cancel this option by sending us satisfactory notice to our Processing Office at least seven calendar days before the next transfer date.

DEATH BENEFIT

Generally, upon receipt of proof satisfactory to us of your death prior to the Annuity Commencement Date, we will pay the death benefit to the beneficiary named in your Certificate. You designate the beneficiary at the time you apply for the Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed. The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment.

The death benefit is equal to the sum of:

 (1) the Annuity Account Value in the Investment Funds, or, if greater, the GMDB defined below; and

 (2) the death benefit provided with respect to the Guaranteed Period Account. See "Part 4: The Guaranteed Period Account."


There are two plans available under the Certificates for providing guaranteed benefits, Plan A and Plan B. Plan A (available for Annuitant issue ages 20 through 75) provides a combined GMDB/GMIB Benefit. Plan B provides a GMDB Only Benefit, and has a lower charge. The GMDB and the GMIB are discussed below.

For Annuitant issue ages 20 through 75, you must select Plan A or Plan B in the application. Once selected, the plan may not be changed. For Annuitant issue ages 76 through 78, for Certificates issued in New York and in states where the GMIB is not currently available, Plan B will apply.

For the specific charges, see "Part 7: Deductions and Charges."


GMDB


Applicable to Certificates issued in all states except New York
---------------------------------------------------------------


The GMDB is determined daily. On the Contract Date, the GMDB is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the GMDB is equal to (a) the GMDB determined on the immediately preceding Business Day, plus (b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds. In addition, interest (see below) is credited to and becomes part of the GMDB on each Processing Date.

o 6% to 80 Benefit --interest will be credited at the effective annual GMDB interest rate of 6% (3% for amounts in the Money Market Fund) through age 80, and 0% thereafter. Contributions, transfers and withdrawals during the Contract Year will be taken into account.

Annuitant issue ages 20 through 78Applicable to Certificates issued in New York for
--------------------------------------------------

The GMDB is determined daily. On the Contract Date, the GMDB is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the GMDB is equal to (a) the GMDB calculated on the immediately preceding Business Day, plus (b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds. Additionally, on each Processing Date the GMDB is reset at the greater of the current GMDB and the current Annuity Account Value in the Investment Funds, not to exceed a cap as described below. The cap does not apply on the seventh Processing Date. This cap is equal to (a) the portion of the initial contribution allocated to the Investment Funds, plus (b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds, plus (d) interest (see below) that is credited on each Processing Date, plus (e) any amount by which the GMDB is increased because the cap did not apply on the seventh Processing Date.

o 6% to 80 Cap --interest will be credited at the effective annual GMDB interest rate of 6% (3% for amounts in the Money Market Fund) through age 80, and 0% thereafter.


See Appendix II for an example of the calculation of the GMDB.

How Withdrawals and Transfers Affect the GMDB

Withdrawals and transfers out of the Investment Funds will generally cause a reduction in the GMDB on a dollar-for-dollar basis. However, if on any Transaction Date, (i) the GMDB exceeds the Annuity Account Value and (ii) the sum of withdrawals and transfers out of the Investment Funds is greater than 6% of the beginning of year GMDB, the GMDB will be reduced on a pro rata basis on the Transaction Date. The amount of the reduction will be determined by dividing the amount of the withdrawal by the Annuity Account Value on the Transaction Date and multiplying this percentage by the current GMDB.

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your GMDB.

For example, assuming a beginning of year GMDB of $100,000 and a withdrawal of $5,000, which represents 5% of the beginning of year GMDB
($5,000/$100,0000), such withdrawal would cause the current GMDB to be reduced by $5,000. If a withdrawal in the amount of $10,000, which represents 10% of the beginning of year GMDB ($10,000/ $100,000) were to be made, assuming a current Annuity Account Value of $50,000 the current GMDB would be reduced by 20% ($10,000/$50,000), or $20,000 ($100,000 x .20).

How Payment is Made

We will pay the death benefit to the beneficiary in the form of the income annuity option you have chosen under your Certificate. If no income annuity option has been chosen at the time of your death, the beneficiary will receive the death benefit in a lump sum. However, subject to Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit amount to one or more income annuity options offered by Equitable Life. See "Income Annuity Options" in Part 6.

If you elect to have your spouse be both the sole primary beneficiary and the successor Annuitant/ Certificate Owner, then no death benefit is payable until your surviving spouse's death.


On the Processing Date following your death, if the successor Annuitant/Certificate Owner election was elected at issue of the Certificate and is in effect at your death, the GMDB will be reset at the greater of the current GMDB and the current Annuity Account Value in the Investment Funds. The GMDB interest rate will subsequently be credited based on the age (as of the Processing Date) of the successor Annuitant/Certificate Owner. For such Certificates, if Plan A was elected, the GMIB (discussed below) will continue to be available on Contract Date anniversaries seven and later based on the Contract Date, provided the GMIB is exercised as specified under GMIB below, based on the age of the successor Annuitant/Certificate Owner.

GMIB


The GMIB (available under Plan A at issue ages 20 through 75) may not currently be available in your state. When it becomes available it will be added to your Certificate if you then elect Plan A. State availability information may be obtained from your registered representative.

When you elect the IRA Assured Payment Option (discussed in Part 6), the GMIB provides a minimum amount of guaranteed lifetime income under such option. On the Transaction Date the amount of the periodic lifetime income to be provided will be based on the greater of (i) the Annuity Account Value in the Investment Funds and (ii) an amount equal to the GMDB described above, reduced by any remaining withdrawal charges; each divided by "guaranteed maximum annuity purchase rates" under the Cer-tificate. The guaranteed maximum annuity purchase rates are based on (i) interest at 2.5% if the GMIB is exercised within 30 days following a Contract Date Anniversary in years 7 through 9 and at 3.0% if exercised within 30 days following the 10th or later Contract Date Anniversary and (ii) mortality based on the 1983 Individual Annuity Mortality Table "a" projected with modified Scale G. Your Annuity Account Value in the Investment Funds will depend on the performance of such Funds. The amount equal to the GMDB (as discussed above) does not have an Annuity Account Value or a Cash Value and is used solely for purposes of calculating the GMIB.

If you have any Annuity Account Value in the Guaranteed Period Account as of the Transaction Date that you exercise the GMIB, such Annuity Account Value will also be applied (at current annuity purchase rates) toward providing payments under the IRA Assured Payment Option. Such Annuity Account Value will increase the payments provided by the GMIB. A market value adjustment may apply.

When you exercise the GMIB, we automatically determine whether the application of your Annuity Account Value in the Investment Funds at current purchase rates under the IRA Assured Payment Option (with a fixed period as specified below) would produce higher lifetime income, and if so, the higher income will be provided.

In addition, you can elect any of our income annuity options. See "Income Annuity Options" in Part 6.

The GMIB applies only if your election of the IRA Assured Payment Option meets the following conditions:

  o The IRA Assured Payment Option is elected within 30 days following the 7th or later Contract Date anniversary; provided it is not elected earlier than your age 60, nor later than age 83.

  o The fixed period you select is as indicated below, based on your age at the time of election and the type of payments selected:



             LEVEL PAYMENTS
--------------------------------------
        AGE            FIXED PERIOD
-----------------  -------------------
  60 through 75          10 years
  76 through 78      85 less your age
  79 through 83           7 years



         INCREASING PAYMENTS
-----------------------------------
        AGE           FIXED PERIOD
-----------------  ----------------
  60 through 70         15 years
  71 through 75         12 years
  76 through 80         9 years
  81 through 83         6 years


  o Payments start one payment mode after the IRA Assured Payment Option goes into effect.


Each year on your Contract Date anniversary, if you are eligible to exercise the GMIB, we will send you a notice of how much income could be provided under such option on the Contract Date anniversary. You may then notify us within 30 days following the Contract Date anniversary if you want to exercise the GMIB by submitting the proper form. The income to be provided under the IRA Assured Payment Option will be determined on the Transaction Date that we receive your request and, therefore, may differ from the notice. It will be based on the GMIB as of such Transaction Date.


The GMDB, which relates to the Investment Funds, will no longer be in effect if you elect the IRA Assured Payment Option. If you subsequently terminate the IRA Assured Payment Option and have your Certificate operate under the Rollover IRA rules, then the GMDB will go back into effect based on your Annuity Account Value in the Investment Funds as of the Transaction Date that the Rollover IRA goes into effect.


See Appendix III for examples on the GMIB.

Alternate Combined GMDB/GMIB Benefit (Plan A) Available for issue ages 20 through 65
-----------------------------------------------------------------------------

In addition to a combined GMDB/GMIB benefit where interest is credited through age 80 (6% to 80 Benefit), there is a lower cost benefit where interest is credited through age 70 (6% to 70 Benefit). If you wish to elect this alternate benefit, you must do so in the application; otherwise the 6% to 80 Benefit will apply. Once elected, the benefit may not be changed. This benefit is not available for election if you elect IRA APO Plus (discussed in Part 6) in the application.


CASH VALUE

The Cash Value under the Certificate fluctuates daily with the investment performance of the Investment Funds you have selected and reflects any upward or downward market value adjustment. See "Part 4: The Guaranteed Period Account." We do not guarantee any minimum Cash Value except for amounts in a Guarantee Period held to the Expiration Date. On any date before the Annuity Commencement Date while the Certificate is in effect, the Cash Value is equal to the Annuity Account Value, less any withdrawal charge. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Part 7: Deductions and Charges."

SURRENDERING THE CERTIFICATES TO
RECEIVE THE CASH VALUE

You may surrender a Certificate to receive the Cash Value at any time while you are living and before the Annuity Commencement Date.

For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate will be terminated as of that date.

You may receive the Cash Value in a single sum payment or apply it under one or more of the income annuity options. See "Income Annuity Options" in Part
6. We will usually pay the Cash Value within seven calendar days, but we may delay payment as described in "When Payments are Made" below.

For the tax consequences of surrenders, see "Part 9: Tax Aspects of the Certificates."

WHEN PAYMENTS ARE MADE

Under applicable law, application of proceeds from the Investment Funds to a variable annuity, payment of a death benefit from the Investment Funds, payment of any portion of the Annuity Account Value (less any applicable withdrawal charge) from the Investment Funds, and, upon surrender, payment of the Cash Value from the Investment Funds will be made within seven calendar days after the Transaction Date. Payments or application of proceeds from the Investment Funds can be deferred for any period during which (1) the New York Stock Exchange is closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Fund's assets is not reasonably practicable because of an emergency, or (3) the SEC, by order, permits us to defer payment in order to protect persons with interest in the Investment Funds.

We can defer payment of any portion of the Annuity Account Value in the Guaranteed Period Account for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.

ASSIGNMENT

The Certificates are not assignable or transferrable except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.

DISTRIBUTION OF THE CERTIFICATES

As the distributor of the Certificates, Equitable Distributors, Inc. (EDI), an indirect wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the Certificates. EDI also serves as the principal underwriter of the Separate Account under the 1940 Act. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 787 Seventh Avenue, New York, New York 10019.


The Certificates will be sold by registered representatives of EDI, as well as by unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation will generally not exceed six percent of total contributions made under a Certificate. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commissions related to sales of the Certificates. The offering of the Certificates is intended to be continuous.

PART 6: DISTRIBUTION METHODS UNDER THE CERTIFICATES

THE PROVISIONS DISCUSSED IN THIS PART 6 APPLY WHEN YOU ELECT THE IRA ASSURED PAYMENT OPTION OR IRA APO PLUS IN THE APPLICATION OR AS A DISTRIBUTION OPTION AT A LATER DATE, AS WELL AS TO OTHER DISTRIBUTION METHODS UNDER YOUR CERTIFICATE.


The Rollover IRA Certificates offer several distribution methods specifically designed to provide retirement income. The Choice Income Plan which includes the IRA Assured Payment Option and IRA APO Plus, may be elected in the application or as a distribution option at a later date. In addition, the Certificates provide for Lump Sum Withdrawals, Substantially Equal Payment Withdrawals, Systematic Withdrawals and Minimum Distribution Withdrawals. Fixed and variable income annuity options are also available for amounts to be applied at the Annuity Commencement Date. The IRA Assured Payment Option and IRA APO Plus may not be available in all states.


The Certificates are subject to the Code's minimum distribution requirements. Generally, distributions from these Certificates must commence by April 1 of the calendar year following the calendar year in which you attain age 70 1/2. Subsequent distributions must be made by December 31st of each calendar year. If you do not commence minimum distributions in the calendar year in which you attain age 70 1/2, and wait until the three month period (January 1 to April 1) in the next calendar year to commence minimum distributions, then you must take two required minimum distributions in that calendar year. If the required minimum distribution is not made, a penalty tax in an amount equal to 50% of the difference between the amount required to be withdrawn and the amount actually withdrawn may apply. See "Part 9: Tax Aspects of the Certificates" for a discussion of various special rules concerning the minimum distribution requirements.

For IRA retirement benefits subject to minimum distribution requirements, we will send a form outlining the distribution options available before you reach age 70 1/2 (if you have not annuitized before that time).

IRA ASSURED PAYMENT OPTION

The IRA Assured Payment Option is designed to provide you with guaranteed payments for your life (SINGLE LIFE) or for the lifetime of you and a joint Annuitant you designate (JOINT AND SURVIVOR) through a series of distributions from the Annuity Account Value that are followed by Life Contingent Annuity payments. Payments you receive during the fixed period are designed to pay out the entire Annuity Account Value by the end of the fixed period and to meet or exceed minimum distribution requirements, if applicable. See "Minimum Distribution Withdrawals" below. The fixed period ends with the distribution of the Maturity Value of the last Guarantee Period, or distribution of the final amount in the Modal Payment Portion of the Guaranteed Period Account. The fixed period may also be referred to as the "liquidity period" as during this period, you have access to the Cash Value through Lump Sum Withdrawals or surrender of the Certificate, with lifetime income continuing in reduced amounts.

After the fixed period, the payments are made under the Life Contingent Annuity described below.


You may elect the IRA Assured Payment Option at any time if your initial contribution or Annuity Account Value is at least $10,000 at the time of election, by submitting a written request satisfactory to us. The IRA Assured Payment Option may be elected at ages 59 1/2 through 83. If you are over age 70 1/2, the availability of this option may be restricted under certain limited circumstances. See "Tax Considerations for the IRA Assured Payment Option and IRA APO Plus" in Part 9. The IRA Assured Payment Option with level payments (described below) may be elected at ages as young as 45. However, there are tax considerations that should be taken into account before electing level payments under the IRA Assured Payment Option if you are under age 59 1/2. See "Penalty Tax on Early Distributions" in Part 9. The IRA Assured Payment Option with increasing payments (described below) may be elected at ages as young 53 1/2 provided payments do not start before you attain age 59 1/2.

Once the IRA Assured Payment Option is elected, all amounts currently held under your Rollover IRA must be allocated to the Guarantee Periods, the Modal Payment Portion of the Guaranteed Period Account, if applicable, and the Life Contingent Annuity. See "Allocation of Contributions or Annuity Account Value" below. Subsequent contributions may be made according to the rules set forth below and in "Tax-Free Transfers and Rollovers" in Part 9.

Subsequent Contributions under the IRA Assured
Payment Option


Subsequent "regular" IRA contributions may no longer be made for the taxable year in which you attain age 70 1/2 and thereafter. Subsequent rollover and direct transfer contributions may be made at any time until the earlier of
(i) when you attain age 84 and (ii) when the Certificate is within seven years of the end of the fixed period while the IRA Assured Payment Option is in effect. However, any amount contributed after you attain age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

Payments

You may elect to receive monthly, quarterly or annual payments. However, all payments are made on the 15th of the month. Payments to be made on an Expiration Date during the fixed period represent distributions of the Maturity Values of serially maturing Guarantee Periods on their Expiration Dates. Payments to be made monthly, quarterly or annually on dates other than an Expiration Date represent distributions from amounts in the Modal Payment Portion of the Guaranteed Period Account. See "Part 4: The Guaranteed Period Account."

A $2.50 charge will be deducted from each payment made on a monthly or quarterly basis under the IRA Assured Payment Option.


You have a choice of receiving level payments during the fixed period and then under the Life Contingent Annuity. Or, you may elect to receive payments that increase. During the fixed period, payments are designed to increase by 10% every three years on each third anniversary of the payment start date. After the end of the fixed period, your first payment under the Life Contingent Annuity will be 10% greater than the final payment made under the fixed period. Thereafter, payments will increase annually on each anniversary of the payment start date under the Life Contingent Annuity based on the annual increase, if any, in the Consumer Price Index, but in no event greater than 3% per year.


Payments will generally start one payment mode from the date the IRA Assured Payment Option goes into effect. Or you may choose to defer the date payments will start generally for a period of up to 60 months. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your Certificate. In making this decision, you should consider that the amount of income you purchase is based on the rates applicable on the Transaction Date, so if rates rise during the interim, your payments may be less than they would have been if you had elected the IRA Assured Payment Option at a later date. Deferral of the payment start date is not available above age 80. Before you elect to defer the date your payments will start, you should consider the consequences of this decision on the requirement under the Code that you take minimum distributions each calendar year with respect to the value of your IRA. See "Required Minimum Distributions" in Part 9. The ability to defer the payment start date may not be available in all states. Also, if amounts are applied to the IRA Assured Payment Option as a result of the GMIB (discussed in Part 5), deferral of the payment start date is not permitted.

Required minimum distributions will be calculated based on the Annuity Account Value in each Guarantee Period and the deemed value of the Life Contingent Annuity for tax purposes. If at any time your payment under the IRA Assured Payment Option would be less than the minimum amount required to be distributed under minimum distribution rules, we will notify you of the difference. You will have the option to have an additional amount withdrawn under your Certificate and such withdrawal will be treated as a Lump Sum Withdrawal; however, no withdrawal charge will apply. An adjustment will be made to future scheduled payments. Or, you may take the amount from other IRA funds you may have. See "Lump Sum Withdrawals" below and "Required Minimum Distributions" in Part 9.

See Appendix IV for an example of payments purchased under an IRA Assured Payment Option.

Fixed Period


If you elect level payments, you may select a fixed period of not less than seven years nor more than 15 years. The maximum fixed period available based on your age at issue of the Certificate (or age at the time of election if the IRA Assured Payment Option is elected after issue) is as follows:



                       MAXIMUM FIXED
       AGE*               PERIOD
-----------------  -------------------
   5 through 70          15 years
  71 through 78      85 less your age
  79 through 83           7 years


The minimum and maximum fixed period will be reduced by each year you defer the date payments will start.


If you elect increasing payments, you do not have a choice as to the fixed period. Based on your age at issue of the Certificate (or age at the time of election if the IRA Assured Payment Option is elected after issue), your fixed period will be as follows:


       AGE*           FIXED PERIOD
-----------------  ----------------
59 1/2 through 70       15 years
  71 through 75         12 years
  76 through 80         9 years
  81 through 83         6 years

If you elect increasing payments and defer the date payments will start, your fixed period will be as follows:


                       FIXED PERIOD BASED ON
                          DEFERRAL PERIOD
                   ---------------------------
       AGE*          1-36 MONTHS   37-60 MONTHS
-----------------  -------------  ------------
53 1/2 through 70     12 years       9 years
  71 through 75       9 years        9 years
  76 through 80       6 years        6 years
  81 through 83         N/A            N/A


* For joint and survivor, the fixed period is based on the age of the younger Annuitant.

If amounts are applied to the IRA Assured Payment Option as a result of the GMIB, the fixed periods will be as discussed under "GMIB" in Part 5.

Allocation of Contributions or Annuity Account Value

If the IRA Assured Payment Option is elected in the application, then based on the amount of your initial contribution, your age and sex (and the age and sex of the joint Annuitant, if applicable), the mode of payment, the form of payments and the fixed period you select, your entire contribution will be allocated by us. A portion of the initial contribution will be allocated among the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable, to provide fixed period payments and a portion will be applied under the Life Contingent Annuity in order to provide the payments for life. For initial contributions of $500,000 or more, amounts allocated to the Life Contingent Annuity may also be based on your under writing classifications. In general, underwriting classification is based on your medical history and smoker status and may result in a smaller allocation of amounts to the Life Contingent Annuity if your classification is lower than our standard class. If the IRA Assured Payment Option is elected any time after issue of the Rollover IRA Certificate or if you cancel IRA APO Plus (discussed below) and elect the IRA Assured Payment Option, then based on your Annuity Account Value and the information you provide as described above, your entire Annuity Account Value, including any amounts currently invested in the Investment Funds, will be allocated by us among the Guarantee Periods, the Modal Payment Portion of the Guaranteed Period Account, if applicable, and applied under the Life Contingent Annuity. While the IRA Assured Payment Option is in effect, no amounts may be allocated to the Investment Funds. If amounts in the Guarantee Periods are transferred, a market value adjustment may apply.

If you elect the IRA Assured Payment Option in the application and your initial contribution will come from multiple sources, your application must also indicate that contributions are to be allocated to the Money Market Fund under the Rollover IRA described in Part 5. Election of the IRA Assured Payment Option must include your instructions to apply your Annuity Account Value, on the date the last such contribution is received, under the IRA Assured Payment Option as described above.

Any subsequent contributions made while the IRA Assured Payment Option is in effect must be allocated to the Guarantee Periods and applied to the Life Contingent Annuity. We will determine the allocation of such contributions, such that your payments will be increased and the fixed period and date that payments are to start under the Life Contingent Annuity will remain the same.

Life Contingent Annuity

The Life Contingent Annuity provides lifetime payments starting after the end of the fixed period. The portion of your contributions or Annuity Account Value applied under the Life Contingent Annuity does not have a Cash Value or an Annuity Account Value and, therefore, does not provide for transfers or withdrawals. Once the fixed period has ended and payments have begun under the Life Contingent Annuity, subsequent amounts may no longer be applied under the Life Contingent Annuity.

THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY AND ANNUITY INCOME IS PAID ONLY IF YOU (OR A JOINT ANNUITANT) ARE LIVING AT THE DATE ANNUITY BENEFITS BEGIN. BENEFITS ARE ONLY PAID DURING YOUR LIFETIME AND, IF APPLICABLE, THE LIFETIME OF A JOINT ANNUITANT. CONSEQUENTLY, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO AMOUNTS WILL BE PAID UNDER THE LIFE CONTINGENT ANNUITY IF YOU (OR A JOINT ANNUITANT) DO NOT SURVIVE TO THE DATE PAYMENTS ARE TO START UNDER SUCH ANNUITY.

You may elect to have the Life Contingent Annuity provide level or increasing payments on a Single Life or a Joint and 100% to Survivor basis. If you elect increasing payments, the payments will increase annually based on the increase, if any, in the Consumer Price Index, but in no event greater than 3% per year. The Life Contingent Annuity may also provide payments on a Joint and one-half to Survivor or a Joint and two-thirds to Survivor basis.

Payments under the Life Contingent Annuity will be made to you during your lifetime (and the lifetime of the joint Annuitant, if applicable) on the same payment mode and date as the payments that were made during the fixed period.

Election Restrictions under Joint and
Survivor

Election of the IRA Assured Payment Option with a Joint and Survivor form of the Life Contingent Annuity is subject to the following restrictions: (i) the joint Annuitant must be your spouse; (ii) neither you nor the joint Annuitant can be over age 83; (iii) under level payments if you elect the Joint and 100% to Survivor form, only the longest fixed period is permitted; and (iv) the fixed period may be limited by the minimum distribution rules. See "Required Minimum Distributions" in Part 9.

Withdrawals under the IRA Assured
Payment Option

While the IRA Assured Payment Option is in effect, if you take a Lump Sum Withdrawal as described under "Lump Sum Withdrawals" below (or if a Lump Sum Withdrawal is made to satisfy minimum distribution requirements under the Certificate), such withdrawals will be taken from all remaining Guarantee Periods to which your Annuity Account Value is allocated and the Modal Payment Portion of the Guaranteed Period Account, if applicable, such that the amount of the payments and the length of the fixed period will be reduced, and the date payments are to start under the Life Contingent Annuity will be accelerated. Additional amounts above the amount of the requested withdrawal will be withdrawn from the Guaranteed Period Account and applied to the Life Contingent Annuity to the extent necessary to achieve this result. As a result, the same pattern of payments will continue in reduced amounts for your life, and if applicable, the life of your joint Annuitant. If you have elected increasing payments, the first reduction in your payments will take place no later than the date of the next planned increase.


Substantially Equal Payment Withdrawals, Systematic Withdrawals and Minimum Distribution Withdrawals may not be elected while the IRA Assured Payment Option is in effect. See "Substantially Equal Payment Withdrawals," "Systematic Withdrawals" and "Minimum Distribution Withdrawals," below.


Death Benefit

Once you have elected the IRA Assured Payment Option, if a death benefit becomes payable during the fixed period we will pay the death benefit amount, as described under "Death Benefit" in Part 5, to the designated beneficiary. Unless you have elected a Joint and Survivor form under the Life Contingent Annuity, no payment will be made under the Life Contingent Annuity. The death benefit payable relates only to the Guarantee Periods under the Certificate; a death benefit is never payable under the Life Contingent Annuity.

If you have elected a Joint and Survivor form of annuity under the Life Contingent Annuity, payments will be made to you or the joint Annuitant, if living on the date payments are to start. The designated beneficiary and the joint Annuitant must be your spouse.

Termination of the IRA Assured
Payment Option


The IRA Assured Payment Option will be terminated if: (i) you cancel such option at any time by sending a written request satisfactory to us; (ii) you submit a subsequent contribution and you do not want it applied under the IRA Assured Payment Option; (iii) you request a transfer of your Annuity Account Value as described under "Transfers Among Investment Options" in Part 5, while the IRA Assured Payment Option is in effect; or (iv) you request a change in the date the payments are to start under the Life Contingent Annuity. Once the IRA Assured Payment Option is terminated, in order to receive distributions from your Annuity Account Value you must utilize the withdrawal options described under "Withdrawals" below. Although the Life Contingent Annuity will continue in effect and payments will be made if you or your joint Annuitant, if applicable, are living on the date payments are to start, additional Life Contingent Annuity payments may not be purchased. You may elect to start the IRA Assured Payment Option again by submitting a written request satisfactory to us, but no sooner than three years after the Option was terminated. If you elected the IRA Assured Payment Option at age 70 1/2 or older and subsequently terminate this Option, required minimum distributions must continue to be made with respect to your Certificate.


Before terminating the IRA Assured Payment Option, you should consider the implications this may have under the minimum distribution requirements. See "Tax Considerations for the IRA Assured Payment Option and IRA APO Plus" in
Part 9.

Income Annuity Options and Surrendering
the Certificates

If you elect an annuity benefit as described under "Income Annuity Options" below, or surrender the Certificate for its Cash Value as described under "Surrendering the Certificates to Receive the Cash Value" in Part 5, once we receive your returned Certificate, your Certificate will be returned to you with a notation that the Life Contingent Annuity is still in effect. Thereafter, no subsequent contributions will be accepted under the Certificate and no amounts may be applied under the Life Contingent Annuity.

Withdrawal Charge

While the IRA Assured Payment Option is in effect, withdrawal charges will not apply to the level or increasing payments made during the fixed period. Except as necessary to meet minimum distribution requirements under the Certificate, Lump Sum Withdrawals will be subject to a withdrawal charge and will have a 10% free corridor available. Upon termination of the IRA Assured Payment Option, the free corridor will apply as described under "Withdrawal Charge" in Part 7.

IRA APO PLUS

IRA APO Plus is a variation of the IRA Assured Payment Option. IRA APO Plus is available at ages 59 1/2 through 83. It may also be elected at ages as young as 53 1/2 provided payments under IRA APO Plus do not start before you attain age 59 1/2. Except as indicated below, all provisions of the IRA Assured Payment Option apply to IRA APO Plus. IRA APO

Plus enables you to keep a portion of your Annuity Account Value in the Investment Funds while periodically converting such Annuity Account Value to increase the guaranteed lifetime income under the IRA Assured Payment Option. When you elect IRA APO Plus, a portion of your initial contribution or Annuity Account Value as applicable is allocated by us to the IRA Assured Payment Option to provide a minimum guaranteed lifetime income through allocation of amounts to the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable, and application of amounts to the Life Contingent Annuity. The remaining Annuity Account Value remains in the Investment Funds. Periodically during the fixed period (as described below), a portion of the remaining Annuity Account Value in the Investment Funds is applied to increase the guaranteed level payments under the IRA Assured Payment Option.

IRA APO Plus allows you to remain invested in the Investment Funds for longer than would be possible if you applied your entire Annuity Account Value all at once to the IRA Assured Payment Option or to an income annuity option, while utilizing an "exit strategy" to provide retirement income.

If IRA APO Plus is elected in the application, we may require that the portion of the initial contribution to be allocated to the Investment Funds, be allocated to the Money Market Fund until the end of the free look period. See "Free Look Period" in Part 5.


The fixed period under IRA APO Plus will be based on your age (or the age of the younger Annuitant if Joint and Survivor is elected) at issue of the Certificate (or age at the time of election if IRA APO Plus is elected after issue) and will be the same as the periods indicated for increasing payments under "IRA Assured Payment Option" above.


You may elect to defer the payment start date as described in "Payments" under "IRA Assured Payment Option," above. The fixed period will also be as indicated for deferral of the payment start date for increasing payments under the IRA Assured Payment Option.

You elect IRA APO Plus in the application or at a later date by submitting the proper form. IRA APO Plus may not be elected if the IRA Assured Payment Option is already in effect.

The amount applied under IRA APO Plus is either the initial contribution if IRA APO Plus is elected at issue of the Certificate, or the Annuity Account Value if IRA APO Plus is elected after issue of the Certificate. Out of a portion of the amount applied, level payments are provided under the IRA Assured Payment Option equal to the initial payment that would have been provided on the Transaction Date by the allocation of the entire amount to increasing payments as described in "Payments" under "IRA Assured Payment Option," above. The difference between the amount required for level payments and the amount required for increasing payments is allocated to the Investment Funds in accordance with your instructions. If you have Annuity Account Value in the Guaranteed Period Account at the time this option is elected, a market value adjustment may apply as a result of such amounts being transferred to effect the IRA Assured Payment Option.

On the third February 15th following the date the first payment is made (if payments are to be made on February 15th, the date of the first payment will be counted as the first February 15th) during the fixed period while you are living, a portion of the Annuity Account Value in the Investment Funds is taken pro rata from the Annuity Account Value in each Investment Fund and is applied to increase the level payments under the IRA Assured Payment Option. If a deferral period of three years or more is elected, a portion of the Annuity Account Value in the Investment Funds will be applied on the February 15th prior to the date the first payment is made, to increase the initial level payments. If payments are to be made on February 15th, the date of the first payment will be counted as the first February 15th.

The amount applied is the amount which provides for level payments equal to the initial payment that would have been provided by the allocation of the entire Annuity Account Value to increasing payments, as described in the preceding paragraph. This process is repeated each third year during the fixed period. The first increased payment will be reflected in the payment made following three full years of payments and then every three years thereafter. On the Transaction Date immediately following the last payment during the fixed period, the remaining Annuity Account Value in the Investment Funds is first applied to the Life Contingent Annuity to change the level payments previously purchased to increasing payments. If there is any Annuity Account Value remaining after the increasing payments are purchased, this balance is applied to the Life Contingent Annuity to further increase such increasing payments. If the Annuity Account Value in the Investment Funds is insufficient to purchase the increasing payments, then the level payments previously purchased will be increased to the extent possible.

While IRA APO Plus provides a minimum guaranteed lifetime payment under the IRA Assured Payment Option, the total amount of income that can be provided over time will depend on the investment performance of the Investment Funds in which you have Annuity Account Value, as well as the current Guaranteed Rates and the cost of the Life Contingent Annuity, which may vary. Consequently, the aggregate amount of guaranteed lifetime income under IRA APO Plus may be more or less than the amount that could have been purchased by application at the outset of the entire initial contribution or Annuity Account Value to the IRA Assured Payment Option.

See Appendix IV for an example of the payments purchased under IRA Assured Payment Option and IRA APO Plus.

In calculating your required minimum distributions your Annuity Account Value in the Investment Funds, the Annuity Account Value in each Guarantee Period, any amount in the Model Payment Portion of the Guaranteed Period Account, and the deemed value of the Life Contingent Annuity for tax purposes will be taken into account as described in "Payments" under "IRA Assured Payment Option," above. Also see "Required Minimum Distributions" in Part 9.

Allocation of Subsequent Contributions under IRA APO Plus

Any subsequent contributions you make may only be allocated to the Investment Funds, where it is later applied by us under the IRA Assured Payment Option. Subsequent contributions will be allocated among the Investment Funds according to your allocation percentages. Allocation percentages can be changed at any time by writing to our Processing Office. Subsequent Contributions may no longer be made after the end of the fixed period.

Transfers Among Investment Options under IRA APO Plus

While IRA APO Plus is in effect, you may transfer all or a portion of your Annuity Account Value in the Investment Funds, among the Investment Funds in any way you choose. However, you may not transfer Annuity Account Value from the Investment Funds to the Guaranteed Period Account.

Withdrawals under IRA APO Plus

While IRA APO Plus is in effect, if you take a Lump Sum Withdrawal as described under "Lump Sum Withdrawals" below (or if a Lump Sum Withdrawal is made to satisfy minimum distribution requirements under the Certificate), such withdrawals will be taken on a pro rata basis from your Annuity Account Value in the Investment Funds unless you specify otherwise. If there is insufficient value in the Investment Funds the excess will be taken from the Guarantee Periods and the Modal Payment Portion of the Guaranteed Period Account, if applicable, as described under "Withdrawals under the IRA Assured Payment Option" above.

A Lump Sum Withdrawal taken to satisfy minimum distribution requirements under the Certificate will not be subject to a withdrawal charge.

Death Benefit

Once you have elected IRA APO Plus, if a death benefit becomes payable during the fixed period we will pay the death benefit amount as described under "Death Benefit" in Part 5, to the designated beneficiary. Unless you have elected Joint and Survivor under the Life Contingent Annuity, no payment will be made under the Life Contingent Annuity. The death benefit relates only to the Investment Funds and the Guarantee Periods under the Certificate; a death benefit is never payable under the Life Contingent Annuity.

Termination of IRA APO Plus

You may terminate IRA APO Plus at any time by submitting a request satisfactory to us. In connection with the termination, you may either (i) elect to terminate IRA APO Plus at any time and have your Certificate operate under the Rollover IRA rules (see "Part 5: Provisions of the Certificates and Services We Provide") or (ii) elect the IRA Assured Payment Option (GMIB, discussed in Part 5 may apply) with level or increasing payments. In the latter case your remaining Annuity Account Value in the Investment Funds will be allocated to the Guaranteed Period Account and applied under the Life Contingent Annuity. A market value adjustment may apply for any amounts allocated from a Guarantee Period. At least 45 days prior to the end of each three year period, we will send you a quote indicating how much future income could be provided under the IRA Assured Payment Option. The quote would be based on your current Annuity Account Value, current Guaranteed Rates for the Guarantee Periods and current purchase rates under the Life Contingent Annuity as of the date of the quote. The actual amount of future income would depend on the rates in effect on the Transaction Date.

WITHDRAWAL OPTIONS

The Rollover IRA is an annuity contract, even though you may elect to receive your benefits in a non-annuity form. You may take withdrawals from your Certificate before the Annuity Commencement Date and while you are alive. Four withdrawal options are available: Lump Sum Withdrawals, Substantially Equal Payment Withdrawals, Systematic Withdrawals and Minimum Distribution Withdrawals. Withdrawals may result in withdrawal charges. See

"Part 7: Deductions and Charges." Special withdrawal rules may apply under the IRA Assured Payment Option and IRA APO Plus.

Amounts withdrawn from the Guaranteed Period Account, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Withdrawals, Transfers or Surrender Prior to the Expiration Date" in Part 4. Withdrawals may be taxable and subject to tax penalty. See "Part 9: Tax Aspects of the Certificates."

As a deterrent to early withdrawal (generally prior to age 59 1/2) the Code provides certain penalties. We may also be required to withhold income taxes from the amount distributed. These rules are outlined in "Part 9: Tax Aspects of the Certificates."

LUMP SUM WITHDRAWALS


You may take Lump Sum Withdrawals at any time subject to a minimum withdrawal amount of $1,000. A request to withdraw more than 90% of the Cash Value as of the Transaction Date will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value," in Part 5.


To make a Lump Sum Withdrawal, you must submit a request satisfactory to us which specifies the Investment Options from which the Lump Sum Withdrawal will be taken. If we have received the information we require, the requested withdrawal will become effective on the Transaction Date and proceeds will usually be mailed within seven calendar days thereafter, but we may delay payment as described in "When Payments Are Made" in Part 5. If we receive only partially completed information, our Processing Office will contact you for specific instructions before your request can be processed.

Lump Sum Withdrawals in excess of the 15% free corridor amount may be subject to a withdrawal charge. While either the IRA Assured Payment Option or IRA APO Plus is in effect, Lump Sum Withdrawals that exceed the 10% free corridor amount may be subject to a withdrawal charge. See "Withdrawal Charge" in Part 7.

SUBSTANTIALLY EQUAL PAYMENT WITHDRAWALS

Substantially Equal Payment Withdrawals provide distributions from the Annuity Account Value of the amounts necessary so that the 10% penalty tax, normally applicable to distributions made prior to age 59 1/2, does not apply. See "Penalty Tax on Early Distributions," in Part 9. Once distributions begin, they should not be changed or stopped until the later of age 59 1/2 or five years from the date of the first distribution. If you change or stop the distributions or take a Lump Sum Withdrawal, you may be liable for the 10% penalty tax that would have otherwise been due on all prior distributions made under this option and for any interest thereon.


Substantially Equal Payment Withdrawals may be elected at any time if you are below age 59 1/2. You can elect this option by submitting the proper form. You select the day and the month when the first withdrawal will be made, but it may not be sooner than 28 days after the issue of the Certificate. In no event may you elect to receive the first payment in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate the amount of the distribution under a method we select and payments will be made monthly, quarterly or annually as you select. These payments will continue to be made until we receive written notice from you to cancel this option. Such notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. A Lump Sum Withdrawal taken while Substantially Equal Payment Withdrawals are in effect will cancel such withdrawals. You may elect to start receiving Substantially Equal Payment Withdrawals again, but in no event can the payments start in the same Contract Year in which a Lump Sum Withdrawal was taken. We will calculate a new distribution amount.


Unless you specify otherwise, Substantially Equal Payment Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Substantially Equal Payment Withdrawals are not subject to a withdrawal charge.

SYSTEMATIC WITHDRAWALS

This option may be elected if you are age 59 1/2 to 70 1/2. Systematic Withrawals provide level percentage or level amount payouts. You may choose to receive Systematic Withdrawals on a monthly, quarterly or annual frequency. You select a dollar amount or percentage of the Annuity Account Value to be withdrawn, subject to a maximum of 1.2% monthly, 3.6% quarterly and 15.0% annually, but in no event may any payment be less than $250. If at the time a Systematic Withdrawal is to be made, the withdrawal amount would be less than $250, no payment will be made and your Systematic Withdrawal election will terminate.

You select the date of the month when the withdrawals will be made, but you may not choose a date later than the 28th day of the month. If no date is selected, withdrawals will be made on the same calendar day of the month as the Contract Date. The commencement of payments under the Systematic Withdrawal option may not be elected to start sooner than 28 days after issue of the Certificate.

You may elect Systematic Withdrawals at any time by completing the proper form and sending it to our Processing Office. You may change the payment frequency of your Systematic Withdrawals once each Contract Year or cancel this withdrawal option at any time by sending notice in a form satisfactory to us. The notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. You may also change the amount or percentage of your Systematic Withdrawals once in each Contract Year. However, you may not change the amount or percentage in any Contract Year where you have previously taken another withdrawal under the Lump Sum Withdrawal option described above.

Unless you specify otherwise, Systematic Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Systematic Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Systematic Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 7.

MINIMUM DISTRIBUTION WITHDRAWALS

Minimum Distribution Withdrawals provide distributions from the Annuity Account Value of the amounts necessary to meet minimum distribution requirements set forth in the Code.

This option may be elected in the year in which you attain age 70 1/2. You can elect Minimum Distribution Withdrawals by submitting the proper election form. The minimum amount we will pay out is $250.

You may elect Minimum Distribution Withdrawals for each Certificate you own, subject to our rules then in effect. Currently, Minimum Distribution Withdrawal payments will be made annually.

Unless you specify otherwise, Minimum Distributions Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Minimum Distribution Withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a Lump Sum Withdrawal previously taken in the same Contract Year, the Minimum Distribution Withdrawal exceeds the 15% free corridor amount. See "Withdrawal Charge" in Part 7.

Example
-------

The chart below illustrates the pattern of payments, under Minimum Distribution Withdrawals for a male who purchases the Rollover IRA at age 70 with a single contribution of $100,000, with payments commencing at the end of the first Contract Year.

           PATTERN OF MINIMUM DISTRIBUTION WITHDRAWALS
                $100,000 SINGLE CONTRIBUTION FOR A
                     SINGLE LIFE-MALE AGE 70

                [THE FOLLOWING TABLE WAS REPRESENTED
                  AS AN AREA GRAPH IN THE PROSPECTUS]

                     Assumes 6.0% Rate of Return

                  Amount
Age             Withdrawn
---             ---------
 70             $6,250
 75              7,653
 80              8,667
 85              8,770
 90              6,931
 95              3,727
100              1,179


                 [END OF GRAPHICALLY REPRESENTED DATA]

Payments are calculated each year based on the Annuity Account Value at the end of each year, using the recalculation method of determining payments. (See "Part 1--Minimum Distribution Withdrawals" in the SAI.) Payments are made annually, and it is further assumed that no Lump Sum Withdrawals are taken.

This example assumes an annual rate of return of 6.0% compounded annually for both the Investment Funds and the Guaranteed Period Account. This rate of return is for illustrative purposes only and is not intended to represent an expected or guaranteed rate of return. Your investment results will vary. In addition, this example does not reflect any charges that may be applicable under the Rollover IRA. Such charges would effectively reduce the actual return.

INCOME ANNUITY OPTIONS

Income annuity options provide periodic payments over a specified period of time which may be fixed or may be based on your life. Annuity forms of payment are calculated as of the Annuity Commencement Date, which is on file with our Processing Office. You can change the Annuity Commencement Date by writing to our Processing Office any time before the Annuity Commencement Date. However, you may not choose a date later than the 28th day of any month. Also, no Annuity Commencement Date will be later than the Processing Date which follows your 90th birthday (may be different in some states).

Before the Annuity Commencement Date, we will send you a letter advising that annuity benefits are available. Unless you otherwise elect, we will pay you a fixed annuity benefit on the "normal form" indicated for your Certificate as of your Annuity Commencement Date. The amount applied to provide the annuity benefit will be (1) the Annuity Account Value for any life annuity form or
(2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

Amounts in the Guarantee Periods that are applied to an income annuity option prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 4.

ANNUITY FORMS

o Life Annuity: An annuity which guarantees payments for the rest of your life. Payments end with the last monthly payment before your death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as you are living.

o Life Annuity-Period Certain: This annuity form also guarantees payments for the rest of your life. In addition, if you die before a specific period of time (the "certain period") has ended, payments will continue to your beneficiary for the balance of the certain period. Certain periods may be 5, 10, 15 or 20 years. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.

o Life Annuity-Refund Certain: This annuity form guarantees payments to you for the rest of your life. In addition, if you die before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered. This option is available only as a fixed annuity.

o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies.

o Joint and Survivor Life Annuity: This annuity form guarantees life income to you and, after your death, continuation of income to the survivor.

The life annuity-period certain and the life annuity-refund certain are available on either a single life or joint and survivor life basis.

The income annuity options outlined above are available in both fixed and variable form, unless otherwise indicated. Fixed annuity payments are guaranteed by us and will be based either on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for you. Variable income annuities may be funded through the Common Stock Fund through the purchase of annuity units. The amount of each variable annuity payment may fluctuate, depending upon the performance of the Common Stock Fund. That is because the annuity unit value rises and falls depending on whether the actual rate of net investment return (after deduction of charges) is higher or lower than the assumed base rate. See "Annuity Unit Values" in the SAI. Variable income annuities may also be available by separate prospectus through the Common Stock or other Funds of other separate accounts we offer.

For all Annuitants, the normal form of annuity provides for fixed payments. We may offer other forms not outlined here. Your registered representative can provide details.


For each income annuity option, we will issue a separate written agreement putting the option into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life income annuity option, your age (or your and the joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an income annuity option is chosen and payments have commenced, no change can be made.


If, at the time you elect an income annuity option, the amount to be applied is less than $2,000 or the initial payment under the option elected is less than $20 monthly, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.

PART 7: DEDUCTIONS AND CHARGES

CHARGES DEDUCTED FROM THE
ANNUITY ACCOUNT VALUE


We allocate the entire amount of each contribution to the Investment Options you select, subject to certain restrictions. We then periodically deduct certain amounts from your Annuity Account Value. Unless otherwise indicated, the charges described below and under "Charges Deducted from the Investment Funds" below will not be increased by us for the life of the Certificates. We may reduce certain charges under sponsored arrangements. See "Sponsored Arrangements" below. Charges are deducted proportionately from all the Investment Funds in which your Annuity Account Value is invested on a pro rata basis, except as noted below.


Withdrawal Charge

A withdrawal charge will be imposed as a percentage of each contribution made to the extent that (i) a Lump Sum Withdrawal or cumulative withdrawals during a Contract Year exceed the free corridor amount, or (ii) if the Certificate is surrendered to receive its Cash Value. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                                      CONTRACT YEAR
                    1       2       3       4       5       6       7      8+
                 ------  ------  ------  ------  ------  ------  ------  -----
Percentage of
 Contribution    7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%      0.0%

If the IRA Assured Payment Option or IRA APO Plus is in effect, the withdrawal charge will be imposed as a percentage of contributions (less withdrawals), less the amount applied under the Life Contingent Annuity.

The applicable withdrawal charge percentage is determined by the Contract Year in which the excess withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For purposes of the table, for each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

The withdrawal charge is deducted from the Investment Options from which each such withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

    Free Corridor Amount

    The free corridor amount is 15% of the Annuity Account Value at the beginning of the Contract Year, minus any amount previously withdrawn during that Contract Year.

    While either the IRA Assured Payment Option or IRA APO Plus is in effect, the free corridor amount is 10% of the Annuity Account Value at the beginning of the Contract Year.

There is no withdrawal charge if a Lump Sum Withdrawal is taken to satisfy minimum distribution requirements under the Certificate. A free corridor amount is not applicable to a surrender.

For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn on a first-in first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions.

The withdrawal charge is to help cover sales expenses.


Withdrawal Processing Charge

We reserve the right to impose a charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year. This charge, if made, is to cover our administrative expenses in processing Lump Sum Withdrawals. See "Asset Based Administrative Charge" below.

Charges for Combined GMDB/GMIB Benefit (Plan A)

We deduct a charge annually on each Processing Date for providing the combined GMDB/GMIB Benefit (Plan A). The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage is equal to 0.45% for the 6% to 80 Benefit (available at issue ages 20 through 75) and 0.30% for a 6% to 70 Benefit (available at issue ages 20 through 65).

Charges for GMDB Only Benefit (Plan B)

We deduct a charge annually on each Processing Date for providing the GMDB Only Benefit (Plan B). The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage is equal to 0.20%.

If the amount collected from this charge exceeds the cost of providing the benefits, it will be to our profit, and may be used to pay distribution expenses not recovered from sales charges under the Certificates.

Charges for State Premium and Other
Applicable Taxes

We deduct a charge for applicable taxes, such as state or local premium taxes, that might be imposed in your state. Generally we deduct this charge from the amount applied to provide an income annuity option. In certain states, however, we may deduct the charge for taxes from contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 2.25%.

CHARGES DEDUCTED FROM THE
INVESTMENT FUNDS

Mortality and Expense Risk Charge

We will deduct a daily charge from the assets in each Investment Fund to compensate us for mortality and expense risks. The daily charge is at the rate of 0.002477%, which is equivalent to an annual rate of 0.90%, on the assets in each Investment Fund. Approximately 0.60% of this annual charge is allocated to the mortality risk and 0.30% is allocated to the expense risk.

We will realize a gain from this charge to the extent it is not needed to provide for benefits and expenses under the Certificate. We will use any gain for any lawful purpose including payment of distribution expenses not recovered from sales charges under the Certificate.

The mortality risk assumed is the risk that Annuitants as a group will live for a longer time than our actuarial tables predict. As a result, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each Certificate, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that the guaranteed minimum death benefit charge is insufficient to pay any amount by which such death benefit exceeds the Cash Value of the Certificate.

The expense risk assumed is the risk that it will cost us more to issue and administer the Certificates than we expect.

Asset Based Administrative Charge


We will deduct a daily charge from the assets in each Investment Fund, to compensate us for administrative expenses under the Certificates. The daily charge is at a rate of 0.000831% (equivalent to an annual rate of 0.30%) on the assets in each Investment Fund. We may increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates. The charge will not be increased before December 31, 1999. The withdrawal processing charge and the asset based administrative charge are not designed to produce a profit for Equitable Life.


TRUST CHARGES TO PORTFOLIOS

Investment advisory fees charged daily against the Trust's assets, the Rule 12b-1 Plan fee, direct operating expenses of the Trust (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of the Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

                              DAILY AVERAGE NET ASSETS
                          -------------------------------
                             FIRST
                             $350     NEXT $400  OVER $750
                            MILLION    MILLION    MILLION
                          ---------  ---------  ---------
Aggressive Stock ........    .500%      .475%      .450%
Common Stock and  Money
 Market ..................   .400%      .375%      .350%
Growth Investors, Global
 and High Yield .........    .550%      .525%      .500%

Investment advisory fees are established under the Trust's investment advisory agreements between the Trust and its investment adviser, Alliance.


The Rule 12b-1 Plan provides that the Trust, on behalf of each Portfolio may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The Rule 12b-1 Plan fee, which may be waived in the discretion of EDI, may be increased only by action of the Board of Trustees of the Trust up to a maximum of 0.50% per annum.

All of these fees and expenses are described more fully in the Trust prospectus.

SPONSORED ARRANGEMENTS

For certain sponsored arrangements, we may reduce the withdrawal charge or change the minimum initial contribution requirements. Under the IRA Assured Payment Option and IRA APO Plus, we may increase Guaranteed Rates and reduce purchase rates under the Life Contingent Annuity. We may also change the guaranteed minimum death benefit and the guaranteed minimum income benefit. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the sponsoring organization among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a sponsored arrangement must meet certain requirements, including our requirements for size and number of years in existence. Sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We may also establish different Guaranteed Rates for the Guarantee Periods under different classes of Certificates for sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Sponsored arrangements may be governed by the Code, the Employee Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER A SPONSORED ARRANGEMENT SEEK THE ADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.

OTHER DISTRIBUTION ARRANGEMENTS

The withdrawal charge may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination of the withdrawal charge be permitted where it would be unfairly discriminatory.

PART 8: VOTING RIGHTS

TRUST VOTING RIGHTS

As explained previously, contributions allocated to the Investment Funds are invested in shares of the corresponding Portfolios of the Trust. Since we own the assets of the Separate Account, we are the legal owner of the shares and, as such, have the right to vote on certain matters. Among other things, we may vote:

o  to elect the Trust's Board of Trustees,
o  to ratify the selection of independent auditors for the Trust, and
o on any other matters described in the Trust's current prospectus or requiring a vote by shareholders under the 1940 Act.

Because the Trust is a Massachusetts business trust, annual meetings are not required. Whenever a shareholder vote is taken, we will give Certificate Owners the opportunity to instruct us how to vote the number of shares attributable to their Certificates. If we do not receive instructions in time from all Certificate Owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in an Investment Fund in the same proportions that Certificate Owners vote.

Each Trust share is entitled to one vote. Fractional shares will be counted. Voting generally is on a Portfolio-by-Portfolio basis except that shares will be voted on an aggregate basis when universal matters, such as election of Trustees and ratification of independent auditors, are voted upon. However, if the Trustees determine that shareholders in a Portfolio are not affected by a particular matter, then such shareholders generally would not be entitled to vote on that matter.

VOTING RIGHTS OF OTHERS

Currently, we control the Trust. Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the Rollover IRA Certificate Owners, we currently do not foresee any disadvantages arising out of this. The Trust's Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that possibly may arise and to determine what action, if any, should be taken in response. If we believe that the Trust's response to any of those events insufficiently protects our Certificate Owners, we will see to it that appropriate action is taken to protect our Certificate Owners.

SEPARATE ACCOUNT VOTING RIGHTS

If actions relating to the Separate Account require Certificate Owner approval, Certificate Owners will be entitled to one vote for each Accumulation Unit they have in the Investment Funds. Each Certificate Owner who has elected a variable annuity payout may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in the Common Stock Fund divided by the Accumulation Unit Value for the Common Stock Fund. We will cast votes attributable to any amounts we have in the Investment Funds in the same proportion as votes cast by Certificate Owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable Federal securities laws. To the extent that those laws or the regulations promulgated under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

PART 9: TAX ASPECTS OF THE CERTIFICATES

TAX-QUALIFIED INDIVIDUAL RETIREMENT ANNUITIES (IRAS)

Introduction

The Rollover IRA Certificate is designed to qualify as an IRA under Section 408(b) of the Code. Your rights under the Rollover IRA cannot be forfeited.

This prospectus contains the information which the Internal Revenue Service
(IRS) requires to be disclosed to an individual before he or she purchases an IRA.

This Part covers some of the special tax rules that apply to individual retirement arrangements. You should be aware that an IRA is subject to certain restrictions in order to qualify for its special treatment under the Federal tax law.

This prospectus provides our general understanding of applicable Federal income tax rules, but does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the Rollover IRA Certificates.

Further information on IRA tax matters can be obtained from any IRS district office. Additional information regarding IRAs, including a discussion of required distributions, can be found in IRS Publication 590, entitled "Individual Retirement Arrangements (IRAs)," which is generally updated annually.

The Rollover IRA Certificate has been approved by the IRS as to form for use as an IRA. This IRS approval is a determination only as to the form of the annuity and does not represent a determination of the merits of the annuity as an investment.

Cancellation

You can cancel a Certificate issued as an IRA by following the directions in
Part 5 under "Free Look Period." Since there may be adverse tax consequences if a Certificate is cancelled (and because we are required to report to the IRS certain distributions from cancelled IRAs), you should consult with a tax adviser before making any such decision. If you cancel this Certificate, you may establish a new individual retirement arrangement if at the time you meet the requirements for establishing an individual retirement arrangement.

Contributions to IRAs

Individuals may make three different types of contributions to purchase an IRA, or as later additions to an existing IRA: "regular" contributions out of earnings, tax-free "rollover" contributions from tax-qualified plans, or direct custodian-to-custodian transfers from other individual retirement arrangements ("direct transfers").

The initial contribution to the Certificate must be either a rollover or a direct custodian-to-custodian transfer. See "Tax-Free Transfers and Rollovers," discussed below. Any subsequent contributions you make may be any of rollovers, direct transfers or "regular" IRA contributions. See "Contributions Under the Certificates" in Part 5. The immediately following discussion relates to "regular" IRA contributions. For the reasons noted in "Tax-Free Transfers and Rollovers" below, you should consult with your tax adviser before making any subsequent contributions to an IRA which is intended to serve as a "conduit" IRA.

Generally, $2,000 is the maximum amount of deductible and nondeductible contributions which may be made to all IRAs by an individual in any taxable year. The above limit may be less when the individual's earnings are below $2,000. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into an IRA.

The amount of IRA contributions for a tax year that an individual can deduct depends on whether the individual (or the individual's spouse, if a joint return is filed) is covered by an employer-sponsored tax-favored retirement plan. If the individual's spouse does not work or elects to be treated as having no compensation, the individual and the individual's spouse may contribute up to $2,250 to individual retirement arrangements (but no more than $2,000 to any one individual retirement arrangement). The non-working spouse owns his or her individual retirement arrangements, even if the working spouse makes contributions to purchase the spousal individual retirement arrangements.

If neither the individual nor the individual's spouse is covered during any part of the taxable year by an employer-sponsored tax-favored retirement plan (including a qualified plan, a tax sheltered account or annuity under Section 403(b) of the Code (TSA) or a simplified employee pension plan), then regardless of adjusted gross income (AGI), each working spouse may make deductible contributions to an IRA for each tax year (MAXIMUM PERMISSIBLE DOLLAR DEDUCTION) up to the lesser of $2,000 or 100% of compensation. In certain cases, individuals covered by a tax-favored retirement plan include persons eligible to participate in the plan although not actually participating. Whether or not a person is covered by a retirement plan will be reported on an employee's Form W-2.

If the individual is single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $25,000 and $35,000. If the individual is married and files a joint return, and either the individual or the spouse is covered by a tax-favored retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $40,000 and $50,000. If the individual is married, files a separate return and is covered by a tax-favored retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $0 and $10,000. Married individuals filing separate returns must take into account the retirement plan coverage of the other spouse, unless the couple has lived apart for the entire taxable year. If AGI is below the phase-out range, an individual is entitled to the Maximum Permissible Dollar Deduction. In computing the partial deduction for IRA contributions the individual must round the amount of the deduction to the nearest $10. The permissible deduction for IRA contributions is a minimum of $200 if AGI is less than the amount at which the deduction entirely phases out.

If the individual (or the individual's spouse, unless the couple has lived apart the entire taxable year and their filing status is married, filing separately) is covered by a tax-favored retirement plan, the deduction for IRA contributions must be computed using one of two methods. Under the first method, the individual determines AGI and subtracts $25,000 if the individual is a single person, $40,000 if the individual is married and files a joint return with the spouse, or $0 if the individual is married and files a separate return. The resulting amount is the individual's Excess AGI. The individual then determines the limit on the deduction for IRA contributions using the following formula:

                                    Maximum               Adjusted
  $10,000-Excess AGI              Permissible              Dollar
 ---------------------              Dollar                Deduction
         $10,000           X       Deduction       =        Limit


Under the second method, the individual determines his or her Excess AGI and then refers to the table in Appendix V originally prepared by the IRS to determine the deduction.

Contributions may be made for a tax year until the deadline for filing a Federal income tax return for that tax year (without extensions). No contributions are allowed for the tax year in which an individual attains age 70 1/2 or any tax year after that. A working spouse age 70 1/2 or over, however, can contribute up to the lesser of $2,000 or 100% of "earned income" to a spousal individual retirement arrangement for a non-working spouse until the year in which the non-working spouse reaches age 70 1/2.

An individual not eligible to deduct part or all of the IRA contribution may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The deductible and nondeductible contributions may not, however, together exceed the lesser of the $2,000 limit (or $2,250 spousal limit) or 100% of compensation for each tax year. See "Excess Contributions" below. Individuals must keep their own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Distributions from IRA Certificates" below.

An individual making nondeductible contributions in any taxable year, or receiving amounts from any IRA to which he or she has made nondeductible contributions, must file the required information with the IRS. Moreover, individuals making nondeductible IRA contributions must retain all income tax returns and records pertaining to such contributions until interest in such IRAs are fully distributed.

Excess Contributions

Excess contributions to an IRA are subject to a 6% excise tax for the year in which made and for each year thereafter until withdrawn. In the case of "regular" IRA contributions any contribution in excess of the lesser of $2,000 or 100% of compensation or earned income is an "excess contribution," (without regard to the deductibility or nondeductibility of IRA contributions under this limit). Also, any "regular" contributions made after you reach age 70 1/2 are excess contributions. In the case of rollover IRA contributions, excess contributions are amounts which are not eligible to be rolled over (for example, after tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2). An excess contribution (rollover or "regular") which is withdrawn, however, before the time for filing the individual's Federal income tax return for the tax year (including extensions) is not includable in income and therefore is not subject to the 10% penalty tax on early distributions (discussed below under "Penalty Tax on Early Distributions"), provided any earnings attributable to the excess contribution are also withdrawn and no tax deduction is taken for the excess contribution. The withdrawn earnings on the excess contribution, however, would be includable in the individual's gross income and would be subject to the 10% penalty tax. If excess contributions are not withdrawn before the time for filing the individual's Federal income tax return for the year (including extensions), "regular" contributions may still be withdrawn after that time if the IRA contribution for the tax year did not exceed $2,250 and no tax deduction was taken for the excess contribution; in that event, the excess contribution would not be includable in gross income and would not be subject to the 10% penalty tax. Lastly, excess "regular" contributions may also be removed by underutilizing the allowable contribution limits for a later year.

If excess rollover contributions are not withdrawn before the time for filing the individual's Federal tax return for the year (including extensions) and the excess contribution occurred as a result of incorrect information provided by the plan, any such excess amount can be withdrawn if no tax deduction was taken for the excess contribution. As above, excess rollover contributions withdrawn under those circumstances would not be includable in gross income and would not be subject to the 10% penalty tax.

Tax-Free Transfers and Rollovers

Rollover contributions may be made to an IRA from these sources: (i) qualified plans, (ii) TSAs (including 403(b)(7) custodial accounts) and (iii) other individual retirement arrangements.

The rollover amount must be transferred to the Certificate either as a direct rollover of an "eligible rollover distribution" (described below) or as a rollover by the individual plan participant or owner of the individual retirement arrangement. In the latter cases, the rollover must be made within 60 days of the date the proceeds from another individual retirement arrangement or an eligible rollover distribution from a qualified plan or TSA were received. Generally the taxable portion of any distribution from a qualified plan or TSA is an eligible rollover distribution and may be rolled over tax-free to an IRA unless the distribution is (i) a required minimum distribution under Section 401(a)(9) of the Code; or (ii) one of a series of substantially equal periodic payments made (not less frequently than annually) (a) for the life (or life expectancy) of the plan participant or the joint lives (or joint life expectancies) of the plan participant and his or her designated beneficiary, or (b) for a specified period of ten years or more.

Under some circumstances, amounts from a Certificate may be rolled over on a tax-free basis to a qualified plan. To get this "conduit" IRA treatment, the source of funds used to establish the IRA must be a rollover contribution from the qualified plan and the entire amount received from the IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received. Similar rules apply in the case of a TSA. If you make a contribution to the Certificate which is from an eligible rollover distribution and you commingle such contribution with other contributions, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan (or TSA, as the case may be) at a future date, unless the Code permits.

Under the conditions and limitations of the Code, an individual may elect for each IRA to make a tax-free rollover once every 12-month period among individual retirement arrangements (including rollovers from retirement bonds purchased before 1983). Custodian-to-custodian transfers are not rollovers and can be made more frequently than once a year.

The same tax-free treatment applies to amounts withdrawn from the Certificate and rolled over into other individual retirement arrangements unless the distribution was received under an inherited IRA. Tax-free rollovers are also available to the surviving spouse beneficiary of a deceased individual, or a spousal alternate payee of a qualified domestic relations order applicable to a qualified plan. In some cases, IRAs can be transferred on a tax-free basis between spouses or former spouses incidental to a judicial decree of divorce or separation.

Distributions from IRA Certificates

Income or gains on contributions under IRAs are not subject to Federal income tax until benefits are distributed to the individual. Distributions include withdrawals from your Certificate, surrender of your Certificate and annuity payments from your Certificate. Death benefits are also distributions. Except as discussed below, the amount of any distribution from an IRA is fully includable as ordinary income by the individual in gross income.

If the individual makes non-deductible IRA contributions, those contributions are recovered tax-free when distributions are received. The individual must keep records of all nondeductible contributions. At the end of each tax year in which the individual has received a distribution, the individual determines a ratio of the total nondeductible IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all IRAs held by the individual at the end of the tax year (including rollover
IRAs) plus all IRA distributions made during such tax year. The resulting ratio is then multiplied by all distributions from the IRA during that tax year to determine the nontaxable portion of each distribution.

In addition, a distribution (other than a required minimum distribution received after age 70 1/2) is not taxable if (1) the amount received is a return of excess contributions which are withdrawn, as described under "Excess Contributions" above, (2) the entire amount received is rolled over to another individual retirement arrangement (see "Tax-Free Transfers and Rollovers" above) or (3) in certain limited circumstances, where the IRA acts as a "conduit," the entire amount is paid into a qualified plan or TSA that permits rollover contributions.

Distributions from an IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

Required Minimum Distributions

The minimum distribution rules require IRA owners to start taking annual distributions from their retirement plans by age 70 1/2. The distribution requirements are designed to provide for distribution of the owner's interest in the IRA over the owner's life expectancy. Whether the correct amount has been distributed is calculated on a year by year basis; there are no provisions in the Code to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

Generally, an individual must take the first required minimum distribution with respect to the calendar year in which the individual turns age 70 1/2. The individual has the choice to take the first required minimum distribution during the calendar year he or she turns age 70 1/2, or to delay taking it until the three month (January 1-April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which the individual turns age 70 1/2.) If the individual chooses to delay taking the first annual minimum distribution, then the individual will have to take two minimum distributions in that year--the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

There are two approaches to taking minimum distributions--"account based" or "annuity based"--and there are a number of distribution options in both of these categories. These choices are intended to give individuals a great deal of flexibility to provide for themselves and their families.

An account based minimum distribution approach may be a lump sum payment, or periodic withdrawals made over a period which does not extend beyond the individual's life expectancy or the joint life expectancies of the individual and a designated beneficiary. An annuity based approach involves application of the Annuity Account Value to an annuity for the life of the individual or the joint lives of the individual and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

Your required minimum distribution for any taxable year is calculated by taking into account the required minimum distribution from each of your individual retirement arrangements. The IRS, however, does not require that you make the required distribution from each individual retirement arrangement that you maintain. As long as the total amount distributed annually satisfies your overall minimum distribution requirement, you may choose to take your annual required distribution from any one or more individual retirement arrangements that you maintain.

An individual may recompute his or her minimum distribution amount each year based on the individual's current life expectancy as well as that of the spouse. No recomputation is permitted, however, for a beneficiary other than a spouse. If there is an insufficient distribution in any year, a 50% tax may be imposed on the amount by which the minimum required to be distributed exceeds the amount actually distributed. The penalty tax may be waived by the Secretary of the Treasury in certain limited circumstances. Failure to have distributions made as the Code and Treasury regulations require may result in disqualification of your IRA. See "Tax Penalty for Insufficient Distributions" below.

Except as described in the next sentence, if the individual dies after distribution in the form of an annuity has begun, or after the Required Beginning Date, payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death. (The IRS has indicated that an exception to the rule that payment of the remaining interest must be made at least as rapidly as under the method used prior to the individual's death applies if the beneficiary of the IRA is the surviving spouse. In some circumstances, the surviving spouse may elect to "make the IRA his or her own" and halt distributions until he or she reaches age 70 1/2).

If an individual dies before the Required Beginning Date and before distributions in the form of an annuity begin, distributions of the individual's entire interest under the Certificate must be completed within five years after death, unless payments to a designated beneficiary begin within one year of the individual's death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy.

If the surviving spouse is the designated beneficiary, the spouse may delay the commencement of such payments up until the individual would have attained 70 1/2. In the alternative, a surviving spouse may elect to roll over the inherited IRA into the surviving spouse's own IRA.

Taxation of Death Benefits

Distributions received by a beneficiary are generally given the same tax treatment the individual would have received if distribution had been made to the individual.

If you elect to have your spouse be the sole primary beneficiary and to be the successor Annuitant and

Certificate Owner, then your surviving spouse automatically becomes both the successor Certificate Owner and Annuitant, and no death benefit is payable until the surviving spouse's death.

Guaranteed Minimum Death Benefit

The Code provides that no part of an individual retirement account may be invested in life insurance contracts. Treasury Regulations provide that an individual retirement account may be invested in an annuity contract which provides a death benefit of the greater of premiums paid or the contract's cash value. Your Certificate provides a minimum death benefit guarantee that in certain circumstances may be greater than either of contributions made or the Annuity Account Value. Although there is no ruling regarding the type of minimum death benefit guarantee provided by the Certificate, Equitable Life believes that the Certificate's minimum death benefit guarantee should not adversely affect the qualification of the Certificate as an IRA. Nevertheless, it is possible that the IRS could disagree, or take the position that some portion of the charge in the Certificate for the minimum death benefit guarantee should be treated for Federal income tax purposes as a taxable partial withdrawal from the Certificate. If this were so, such a deemed withdrawal would also be subject to tax penalty for Certificate Owners under age 59 1/2.

Tax Considerations for the IRA Assured Payment Option and IRA APO Plus

Although the Life Contingent Annuity does not have a Cash Value, it will be assigned a value for tax purposes which will generally change each year. This value must be taken into account when determining the amount of required minimum distributions from your IRA even though the Life Contingent Annuity may not be providing a source of funds to satisfy such required minimum distribution. Accordingly, before you apply any IRA funds under the IRA Assured Payment Option or IRA APO Plus or terminate such Options, you should be aware of the tax considerations discussed below. Consult with your tax adviser to determine the impact of electing the IRA Assured Payment Option and IRA APO Plus in view of your own particular situation.

When funds have been allocated to the Life Contingent Annuity, you will generally be required to determine your required minimum distribution by annually recalculating your life expectancy. The IRA Assured Payment Option and IRA APO Plus will not be available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity.

If prior to the date payments are to start under the Life Contingent Annuity, you surrender your Certificate, or withdraw any remaining Annuity Account Value, it may be necessary for you to satisfy your required minimum distribution by accelerating the start date of payments for your Life Contingent Annuity, or to the extent available, take distributions from other IRA funds you may have. Alternatively you may convert your IRA Life Contingent Annuity under the IRA Rollover to a non-qualifed Life Contingent Annuity. This would be viewed as a distribution of the value of the Life Contingent Annuity from the IRA, and therefore, would be a taxable event. However, since the Life Contingent Annuity would no longer be part of an IRA, its value would not have to be taken into account in determining future required minimum distributions.

If you have elected a Joint and Survivor form of the Life Contingent Annuity, the joint Annuitant must be your spouse. You must determine your required minimum distribution by annually recalculating both your life expectancy and your spouse's life expectancy. The IRA Assured Payment Option and IRA APO Plus will not be available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the Life Contingent Annuity. The value of such an annuity will change in the event of your death or the death of your spouse. For this reason, it is important that we be informed if you or your spouse dies before the Life Contingent Annuity has started payments so that a lower valuation can be made. Otherwise a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

Allocations of funds to the Life Contingent Annuity may prevent the Certificate from later receiving "conduit" IRA treatment. See "Tax-Free Transfers and Rollovers" above.

Prohibited Transaction

An IRA may not be borrowed against or used as collateral for a loan or other obligation. If the IRA is borrowed against or used as collateral, its tax-favored status will be lost as of the first day of the tax year in which the event occurred. If this happens, the individual must include in Federal gross income for that year an amount equal to the fair market value of the IRA Certificate as of the first day of that tax year, less the amount of any nondeductible contributions not previously withdrawn. Also, the early distribution penalty tax of 10% will apply if the individual has not reached age 59 1/2 before the first day of that tax year. See "Penalty Tax on Early Distributions" below.

PENALTY TAX ON EARLY DISTRIBUTIONS

The taxable portion of IRA distributions will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2, or
(4) in accordance with the exception outlined below if you are under 59 1/2.


A payout over your life or life expectancy (or joint and survivor lives or life expectancies), which is part of a series of substantially equal periodic payments made at least annually, is also not subject to penalty tax. To permit you to meet this exception, Equitable Life has two options:
Substantially Equal Payment Withdrawals and the IRA Assured Payment Option with level payments, both of which are described in Part 6. If you are a Rollover IRA Certificate Owner who will be under age 59 1/2 as of the date the first payment is expected to be received and you choose either option, Equitable Life will calculate the substantially equal annual payments under a method we will select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although Substantially Equal Payment Withdrawals and IRA Assured Payment Option level payments are not subject to the 10% penalty tax, they are taxable as discussed in "Distributions from IRA Certificates," above. Once Substantially Equal Payment Withdrawals or IRA Assured Payment Option level payments begin, the distributions should not be stopped or changed until the later of your attaining age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all withdrawals. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your Certificate as changing your pattern of Substantially Equal Payment Withdrawals or IRA Assured Payment Option payments for purposes of determining whether the penalty applies.


Where a taxpayer under age 59 1/2 purchases an individual retirement annuity contract calling for substantially equal periodic payments during a fixed period, continuing afterwards under a joint life contingent annuity with a reduced payment to the survivor (e.g., a joint and 50% to survivor), the question might be raised whether payments will not be substantially equal for the joint lives of the taxpayer and survivor, as the payments will be reduced at some point. In issuing our information returns, we code the substantially equal periodic payments from such a contract as eligible for an exception from the early distribution penalty. We believe that any change in payments to the survivor would come within the statutory provision covering change of payments on account of death. As there is no direct authority on this point, however, if you are under age 59 1/2, you should discuss this item with your own tax adviser when electing a reduced survivorship option.

TAX PENALTY FOR INSUFFICIENT
DISTRIBUTIONS

Failure to make required distributions discussed above in "Required Minimum Distributions" may cause the disqualification of the IRA. Disqualification may result in current taxation of your entire benefit. In addition a 50% penalty tax may be imposed on the difference between the required distribution amount and the amount actually distributed, if any.

We do not automatically make distributions from a Certificate before the Annuity Commencement Date unless a request has been made. It is your responsibility to comply with the minimum distribution rules. We will notify you when our records show that your age 70 1/2 is approaching. If you do not select a method, we will assume you are taking your minimum distribution from another IRA that you maintain. You should consult with your tax adviser concerning these rules and their proper application to your situation.

TAX PENALTY FOR EXCESS DISTRIBUTIONS OR ACCUMULATION

A 15% excise tax applies to an individual's aggregate excess distributions from all tax-favored retirement plans (including IRAs). The excise tax is in addition to the ordinary income tax due but is reduced by the amount (if any) of the early distribution penalty tax imposed by the Code. The aggregate distributions in any year will be subject to excise tax if they exceed an indexed amount ($155,000 in 1996).

In addition, in certain cases the estate tax imposed on a deceased individual's estate will be increased if the accumulated value of the individual's interest in qualified annuities and tax favored retirement plans is excessive.

FEDERAL AND STATE INCOME TAX
WITHHOLDING

Equitable Life is required to withhold Federal income tax from IRA distributions, unless the recipient elects not to be subject to income tax withholding. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct taxpayer identification number and a United States residence address.

Certain states have indicated that income tax withholding will apply to payments made from the Certificate to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1996, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,075 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemptions. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING

As a general rule, if death benefits are payable to a person two or more generations younger than the Certificate Owner, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.

If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

IMPACT OF TAXES TO EQUITABLE LIFE

The Certificates provide that Equitable Life may charge the Separate Account for taxes. Equitable Life can set up reserves for such taxes.

TRANSFERS AMONG INVESTMENT OPTIONS

Transfers among the Investment Funds or between the Guaranteed Period Account and one or more Investment Funds are not taxable.

TAX CHANGES

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities and individual retirement arrangements. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

PART 10: INDEPENDENT ACCOUNTANTS

The consolidated financial statements and consolidated financial statement schedules of Equitable Life at December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

                 APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE
-----------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 were allocated on February 15, 1997 to a Guarantee Period with an Expiration Date of February 15, 2006 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 were made on February 15, 2001.

                                                     ASSUMED
                                                GUARANTEED RATE ON
                                                FEBRUARY 15, 2001
                                             ----------------------
                                                5.00%       9.00%
                                             ----------  ----------
As of February 15, 2001 (Before Withdrawal)
-------------------------------------------
(1) Present Value of Maturity Value, also
    Annuity Account Value ..................   $144,048    $119,487
(2) Guaranteed Period Amount ...............    131,080     131,080
(3) Market Value Adjustment: (1)-(2)  ......     12,968     (11,593)
On February 15, 2001 (After Withdrawal)
-------------------------------------------
(4) Portion of (3) Associated
    with Withdrawal: (3) x [$50,000 / (1)]     $  4,501    $ (4,851)
(5) Reduction in Guaranteed
    Period Amount: [$50,000-(4)] ...........     45,499      54,851
(6) Guaranteed Period Amount: (2)-(5)  .....     85,581      76,229
(7) Maturity Value .........................    120,032     106,915
(8) Present Value of (7), also
    Annuity Account Value ..................     94,048      69,487

You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

         APPENDIX II: GUARANTEED MINIMUM DEATH BENEFIT (GMDB) EXAMPLE
-----------------------------------------------------------------------------


Under the Certificates the death benefit is equal to the sum of:
 (1) the Annuity Account Value in the Investment Funds, or, if greater, the GMDB (see "GMDB" in Part 5); and


 (2) the death benefit provided with respect to the Guaranteed Period Account (see "Death Benefit Amount" in Part 4).

The following is an example illustrating the calculation of the GMDB. Assuming $100,000 is allocated to the Investment Funds (with no allocation to the Money Market Fund), no subsequent contributions, no transfers and no withdrawals, the GMDB for an Annuitant age 45 would be calculated as follows:

   END OF
 CONTRACT    ANNUITY ACCOUNT   NON-NEW YORK
    YEAR          VALUE          GMDB(1)      NEW YORK GMDB
----------  ---------------  --------------  -------------
     1          $105,000         $106,000      $105,000(2)
     2          $108,675         $112,360      $108,675(2)
     3          $124,976         $119,102      $119,102(3)
     4          $135,912         $126,248      $126,248(3)
     5          $149,503         $133,823      $133,823(3)
     6          $149,503         $141,852      $141,852(3)
     7          $161,463         $150,363      $161,463(3)
     8          $161,463         $159,385      $161,463(2)

The Annuity Account Values for Contract Years 1 through 8 are determined based on hypothetical rates of return of 5.00%, 3.50%, 15.00%, 8.75%, 10.00%, 0.00%, 8.00% and 0.00%, respectively.

NON-NEW YORK

(1) For Contract Years 1 through 8, the GMDB equals the initial contribution increased by 6%.

NEW YORK

(2) At the end of Contract Years 1 and 2, and again at the end of Contract Year 8, the GMDB is equal to the Annuity Account Value.

(3) At the end of Contract Years 3 through 6, the GMDB is equal to the contribution increased by 6% instead of the Annuity Account Value, since the GMDB cannot be greater than this amount. However, at the end of the seventh Contract Year the GMDB is equal to the Annuity Account Value of $161,463 even though it is greater than the contribution increased at 6% ($150,363) because the cap does not apply on the seventh Processing Date.

                         APPENDIX III: GMIB EXAMPLES
-----------------------------------------------------------------------------

The GMIB is equal to:

   (A)     the greater of


       (i) the Annuity Account Value in the Investment Funds, and


       (ii) an amount equal to the GMDB (reduced by any remaining withdrawal charges); divided by


   (B) the guaranteed maximum annuity purchase rates.


The examples below assume a male age 60 has purchased the Rollover IRA with an initial contribution of $100,000 that is allocated 100% to the Investment Funds (excluding the Money Market Fund). The GMDB in the 10th Contract Year is $179,085 at 6% interest. Assuming hypothetical rates of return (after deduction of charges) in the Investment Funds of 0% in Example 1 and 8% in Example 2 during the 10 Contract Years, the GMIB in the 10th Contract Year (assuming level payment under the IRA Assured Payment Option) would be as follows:



                                           EXAMPLE 1    EXAMPLE 2
                                         -----------  -----------
(1) Hypothetical Rate of Return  .......      0%           8%
(2) Annuity Account Value as of the
    Contract Date ......................   $100,000     $100,000
(3) Annuity Account Value as of the
    10th Contract Date anniversary  ....   $100,000     $215,892
(4) Guaranteed Maximum Annuity Purchase
    Rates ..............................   $  14.73     $  14.73
(5) GMIB as of 10th Contract Date
    anniversary ((3) / (4)) ............   $  6,789     $ 14,659



In Example 1, the GMDB which is higher than the Annuity Account Value would provide a GMIB of $12,160. In Example 2, the Annuity Account Value, which at this point is higher than the GMDB, would provide a GMIB of $14,659.

The rates of return discussed above are for illustrative purposes only and are not intended to represent an expected or guaranteed rate of return. Your investment results will vary. The level of GMIB under the IRA Assured Payment Option will also depend on the guaranteed maximum annuity purchase rates as of the Transaction Date and the type of payments selected. The examples assume no transfers or withdrawals, which would affect the GMIB.

APPENDIX IV: EXAMPLE OF PAYMENTS UNDER THE IRA ASSURED PAYMENT
OPTION AND IRA APO PLUS
-----------------------------------------------------------------------------


The second column in the chart below illustrates the payments for a male age 70 who purchased the IRA Assured Payment Option on October 1, 1996 with a single contribution of $100,000, with increasing annual payments. The payments are to commence on February 15, 1997. It assumes that the fixed period is 15 years and that the Life Contingent Annuity will provide payments on a Single Life basis. Based on Guaranteed Rates for the Guarantee Periods and the current purchase rate for the Life Contingent Annuity, on October 1, 1996, the initial payment would be $7,048.32 and would increase in each three year period to a final payment of $10,319.45. The first payment under the Life Contingent Annuity would be $11,351.39.

Alternatively as shown in the third and fourth columns, this individual could purchase IRA APO Plus with the same $100,000 contribution, with the same fixed period and the Life Contingent Annuity on a Single Life basis. Based on Guaranteed Rates for the Guarantee Periods and the current purchase rate for the Life Contingent Annuity, on October 1, 1996, the same initial payment of $7,048.32 would be purchased under IRA APO Plus. However, unlike the payment under the IRA Assured Payment Option that will increase every three years, this initial payment under IRA APO Plus is not guaranteed to increase. Therefore, only $79,640.09 is needed to purchase the initial payment stream, and the remaining $20,359.91 is invested in the Investment Funds according to the Certificate Owner's instructions. Any future increase in payments under IRA APO Plus will depend on the investment performance in the Investment Funds.

Assuming hypothetical average annual rates of return of 0% and 8% (after deduction of charges) for the Investment Funds, the Annuity Account Value in the Investment Funds would grow to $20,359.91 and $25,647.63 respectively after three years. A portion of this amount is used to purchase the increase in the payments at the beginning of the fourth year. The remainder will stay in the Investment Funds to be drawn upon for the purchase of increases in payments at the end of each third year thereafter during the fixed period and at the end of the fixed period under the Life Contingent Annuity. Based on Guaranteed Rates for the Guarantee Periods and purchase rates for the Life Contingent Annuity as of October 1, 1996, the third and fourth columns illustrate the increasing payments that would be purchased under IRA APO Plus assuming 0% and 8% rates of return respectively.


Under both options, while the Certificate Owner is living payments increase annually after the 16th year under the Life Contingent Annuity based on the increase in the Consumer Price Index, but in no event greater than 3% per year nor less than 0%.

                               ANNUAL PAYMENTS


          GUARANTEED INCREASING PAYMENTS     ILLUSTRATIVE        ILLUSTRATIVE
          UNDER THE IRA ASSURED PAYMENT   PAYMENTS UNDER IRA  PAYMENTS UNDER IRA
 YEARS                OPTION                APO PLUS AT 0%      APO PLUS AT 8%
-------  ------------------------------  ------------------  ------------------
  1-3               $ 7,048.32                $7,048.32           $ 7,048.32
  4-6                 7,753.15                 8,336.74             8,800.85
  7-9                 8,528.47                 8,336.74             8,817.96
 10-12                9,381.31                 8,529.34             9,791.83
 13-15               10,319.45                 8,529.34             9,791.83
    16               11,351.39                 8,723.31            10,919.35



As described above, a portion of the illustrated contribution is applied to the Life Contingent Annuity. This amount will generally be larger under the IRA Assured Payment Option than under IRA APO Plus, and conversely a smaller portion of the contribution will be allocated to Guarantee Periods under the former than the latter. In this illustration, $82,069.88 is allocated under the IRA Assured Payment Option to the Guarantee Periods and under IRA APO Plus, $89,906.43 is allocated to the Guarantee Periods and the Investment Funds. The balance of the $100,000 ($17,930.12 and $10,093.57, respectively) is applied to the Life Contingent Annuity.


The rates of return of 0% and 8% are for illustrative purposes only and are not intended to represent an expected or guaranteed rate of return. Your investment results will vary. Payments will also depend on the Guaranteed Rates and Life Contingent Annuity purchase rates in effect as of the Transaction Date. It is assumed that no Lump Sum Withdrawals are taken.

                     APPENDIX V: IRS TAX DEDUCTION TABLE
-----------------------------------------------------------------------------

If your Maximum Permissible Dollar Deduction is $2,000, use this table to estimate the amount of your contribution which will be deductible.

 EXCESS AGI     DEDUCTION    EXCESS AGI    DEDUCTION    EXCESS AGI    DEDUCTION    EXCESS AGI    DEDUCTION
------------  -----------  ------------  -----------  ------------  -----------  ------------  -----------
    $    0       $2,000        $2,550       $1,490        $5,050        $990        $ 7,550        $490
        50        1,990         2,600        1,480         5,100         980          7,600         480
       100        1,980         2,650        1,470         5,150         970          7,650         470
       150        1,970         2,700        1,460         5,200         960          7,700         460
       200        1,960         2,750        1,450         5,250         950          7,750         450
       250        1,950         2,800        1,440         5,300         940          7,800         440
       300        1,940         2,850        1,430         5,350         930          7,850         430
       350        1,930         2,900        1,420         5,400         920          7,900         420
       400        1,920         2,950        1,410         5,450         910          7,950         410
       450        1,910         3,000        1,400         5,500         900          8,000         400
       500        1,900         3,050        1,390         5,550         890          8,050         390
       550        1,890         3,100        1,380         5,600         880          8,100         380
       600        1,880         3,150        1,370         5,650         870          8,150         370
       650        1,870         3,200        1,360         5,700         860          8,200         360
       700        1,860         3,250        1,350         5,750         850          8,250         350
       750        1,850         3,300        1,340         5,800         840          8,300         340
       800        1,840         3,350        1,330         5,850         830          8,350         330
       850        1,830         3,400        1,320         5,900         820          8,400         320
       900        1,820         3,450        1,310         5,950         810          8,450         310
       950        1,810         3,500        1,300         6,000         800          8,500         300
     1,000        1,800         3,550        1,290         6,050         790          8,550         290
     1,050        1,790         3,600        1,280         6,100         780          8,600         280
     1,100        1,780         3,650        1,270         6,150         770          8,650         270
     1,150        1,770         3,700        1,260         6,200         760          8,700         260
     1,200        1,760         3,750        1,250         6,250         750          8,750         250
     1,250        1,750         3,800        1,240         6,300         740          8,800         240
     1,300        1,740         3,850        1,230         6,350         730          8,850         230
     1,350        1,730         3,900        1,220         6,400         720          8,900         220
     1,400        1,720         3,950        1,210         6,450         710          8,950         210
     1,450        1,710         4,000        1,200         6,500         700          9,000         200
     1,500        1,700         4,050        1,190         6,550         690          9,050         200
     1,550        1,690         4,100        1,180         6,600         680          9,100         200
     1,600        1,680         4,150        1,170         6,650         670          9,150         200
     1,650        1,670         4,200        1,160         6,700         660          9,200         200
     1,700        1,660         4,250        1,150         6,750         650          9,250         200
     1,750        1,650         4,300        1,140         6,800         640          9,300         200
     1,800        1,640         4,350        1,130         6,850         630          9,350         200
     1,850        1,630         4,400        1,120         6,900         620          9,400         200
     1,900        1,620         4,450        1,110         6,950         610          9,450         200
     1,950        1,610         4,500        1,100         7,000         600          9,500         200
     2,000        1,600         4,550        1,090         7,050         590          9,550         200
     2,050        1,590         4,600        1,080         7,100         580          9,600         200
     2,100        1,580         4,650        1,070         7,150         570          9,650         200
     2,150        1,570         4,700        1,060         7,200         560          9,700         200
     2,200        1,560         4,750        1,050         7,250         550          9,750         200
     2,250        1,550         4,800        1,040         7,300         540          9,800         200
     2,300        1,540         4,850        1,030         7,350         530          9,850         200
     2,350        1,530         4,900        1,020         7,400         520          9,900         200
     2,400        1,520         4,950        1,010         7,450         510          9,950         200
     2,450        1,510         5,000        1,000         7,500         500         10,000           0
     2,500        1,500

------------

   Excess AGI = Your AGI minus your THRESHOLD LEVEL:
                If you are single, your Threshold Level is $25,000.
                If you are married, your Threshold Level is $40,000.
                If you are married and file a separate tax return, your Excess AGI = your AGI.

STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS

                                                           PAGE
                                                        --------
Part 1:      Minimum Distribution Withdrawals               2
Part 2:      Accumulation Unit Values                       2
Part 3:      Annuity Unit Values                            2
Part 4:      Custodian and Independent Accountants          3
Part 5:      Money Market Fund Yield Information            3
Part 6:      Long-Term Market Trends                        4
Part 7:      Financial Statements                           6

                     HOW TO OBTAIN A ROLLOVER IRA STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

                     Send this request form to:
                               Equitable Life
                               Income Management Group
                               P.O. Box 1547
                               Secaucus, NJ 07096-1547

                     Please send me an INCOME MANAGER Rollover IRA SAI:

                     ---------------------------------------------------------
                     Name

                     ---------------------------------------------------------
                     Address

                     ---------------------------------------------------------
                     City                    State                    Zip

                            ACCUMULATOR PROSPECTUS

                            DATED OCTOBER   , 1996


         COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES
                                  Issued By:
          The Equitable Life Assurance Society of the United States

This prospectus describes certificates The Equitable Life Assurance Society of the United States (EQUITABLE LIFE, WE, OUR and US) offers under a combination variable and fixed deferred annuity contract (ACCUMULATOR) issued on a group basis or as individual contracts. Enrollment under a group contract will be evidenced by issuance of a certificate. Certificates and individual contracts each will be referred to as "Certificates." Accumulator Certificates are used for after-tax contributions to a non-qualified annuity. A minimum initial contribution of $5,000 is required to put the Certificate into effect.

The Accumulator is designed to provide retirement income at a future date. Contributions accumulate on a tax-deferred basis and can be later distributed under a number of different methods which are designed to be responsive to the owner's (CERTIFICATE OWNER, YOU and YOUR) objectives.

The Accumulator offers investment options (INVESTMENT OPTIONS) that permit you to create your own strategies. These Investment Options include 6 variable investment funds (INVESTMENT FUNDS) and each GUARANTEE PERIOD in the GUARANTEED PERIOD ACCOUNT.


                                                                    GUARANTEE PERIODS
                         INVESTMENT FUNDS:                          EXPIRATION DATES:
------------------------------------------------------------------  ---------------------
O AGGRESSIVE STOCK      O GROWTH INVESTORS      O HIGH YIELD             FEBRUARY 15,
O COMMON STOCK          O GLOBAL                O MONEY MARKET      O 1997 THROUGH 2007


We invest each Investment Fund in Class IB shares of a corresponding portfolio (PORTFOLIO) of The Hudson River Trust (TRUST), a mutual fund whose shares are purchased by separate accounts of insurance companies. The prospectus for the Trust, which accompanies this prospectus, describes the investment objectives, policies and risks of the Portfolios.

Amounts allocated to a Guarantee Period accumulate on a fixed basis and are credited with interest at a rate we set (GUARANTEED RATE) for the entire period. On each business day (BUSINESS DAY) we will determine the Guaranteed Rates available for amounts newly allocated to Guarantee Periods. A market value adjustment (positive or negative) will be made for withdrawals, transfers, surrender and certain other transactions from a Guarantee Period before its expiration date (EXPIRATION DATE). Each Guarantee Period has its own Guaranteed Rates.

You may choose from a variety of payout options, including variable annuities and fixed annuities.

This prospectus provides information about the Accumulator that prospective investors should know before investing. You should read it carefully and retain it for future reference. The prospectus is not valid unless accompanied by a current prospectus for the Trust, which you should also read carefully.


Registration statements relating to Separate Account No. 49 (SEPARATE ACCOUNT) and interests under the Guarantee Periods have been filed with the Securities and Exchange Commission (SEC). The statement of additional information (SAI), dated October , 1996, which is part of the registration statement for the Separate Account, is available free of charge upon request by writing to our Processing Office or calling 1-800-789-7771, our toll-free number. The SAI has been incorporated by reference into this prospectus. The Table of Contents for the SAI appears at the back of this prospectus.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL INVESTED.

                                Copyright 1996
The Equitable Life Assurance Society of the United States, New York, New York
                                    10019.
                             All rights reserved.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1995 is incorporated herein by reference.

   All documents or reports filed by Equitable Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (EXCHANGE
ACT) after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus. Equitable Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000727920.

   Equitable Life will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests for such documents should be directed to The Equitable Life Assurance Society of the United States, 787 Seventh Avenue, New York, New York 10019. Attention: Corporate Secretary (telephone: (212) 554-1234).

PROSPECTUS TABLE OF CONTENTS


GENERAL TERMS                                   PAGE 4
FEE TABLE                                       PAGE 5
PART 1: SUMMARY                                 PAGE 7
What is the Accumulator?                           7
Investment Options                                 7
Contributions                                      7
Transfers                                          7
Free Look Period                                   7
Services We Provide                                7
Withdrawal Options                                 8
Death Benefits                                     8
Guaranteed Minimum Income Benefit (GMIB)           8
Surrendering the Certificates                      8
Income Annuity Options                             8
Taxes                                              8
Deductions from Annuity
  Account Value                                    8
Deductions from Investment
  Funds                                            9
Trust Charges to Portfolios                        9
PART 2: EQUITABLE LIFE, THE SEPARATE
        ACCOUNT AND THE
        INVESTMENT FUNDS                       PAGE 10
Equitable Life                                    10
Separate Account No. 49                           10
The Trust                                         10
The Trust's Investment Adviser                    11
Investment Policies and Objectives of the
  Trust's Portfolios                              12
PART 3: INVESTMENT PERFORMANCE                 PAGE 13
Performance Data for a Certificate                13
Rate of Return Data for Investment
  Funds                                           14
Communicating Performance Data                    16
Money Market Fund Yield Information               16
PART 4: THE GUARANTEED PERIOD ACCOUNT          PAGE 17
Guarantee Periods                                 17
Market Value Adjustment for Transfers,
  Withdrawals or Surrender Prior to the
  Expiration Date                                 18
Death Benefit Amount                              19
Investments                                       19
PART 5: PROVISIONS OF THE CERTIFICATES
        AND SERVICES WE PROVIDE                PAGE 20
Availability of the Certificates                  20
Contributions Under the Certificates              20
Methods of Payment                                20
Allocation of Contributions                       20
Free Look Period                                  21
Annuity Account Value                             21
Transfers Among Investment Options                22





Dollar Cost Averaging                             22
Withdrawal Options                                23
Death Benefit                                     23
When the Certificate Owner Dies
  Before the Annuitant                            25
GMIB                                              25
Cash Value                                        26
Surrendering the Certificates to
  Receive the Cash Value                          26
Income Annuity Options                            26
Assured Payment Plan                              27
When Payments are Made                            28
Assignment                                        28
Distribution of the Certificates                  28
PART 6: DEDUCTIONS AND CHARGES                 PAGE 29
Charges Deducted from the Annuity
  Account Value                                   29
Charges Deducted from the Investment
  Funds                                           30
Trust Charges to Portfolios                       30
Group or Sponsored Arrangements                   30
Other Distribution Arrangements                   31
PART 7: VOTING RIGHTS                          PAGE 32
Trust Voting Rights                               32
Voting Rights of Others                           32
Separate Account Voting Rights                    32
Changes in Applicable Law                         32
PART 8: TAX ASPECTS OF THE CERTIFICATES        PAGE 33
Tax Changes                                       33
Taxation of Non-Qualified Annuities               33
Federal and State Income Tax
  Withholding                                     34
Other Withholding                                 34
Special Rules for Certificates Issued in
  Puerto Rico                                     35
Impact of Taxes to Equitable Life                 35
Transfers Among Investment Options                35
PART 9: KEY FACTORS IN RETIREMENT
        PLANNING                               PAGE 36
Introduction                                      36
Inflation                                         36
Starting Early                                    37
Tax-Deferral                                      37
Investment Options                                38
The Benefit of Annuitization                      39
PART 10: INDEPENDENT ACCOUNTANTS               PAGE 40
APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE    PAGE 41
APPENDIX II: GUARANTEED MINIMUM
  DEATH BENEFIT (GMDB) EXAMPLE                 PAGE 42
APPENDIX III: GMIB EXAMPLES                    PAGE 43
STATEMENT OF ADDITIONAL INFORMATION
  TABLE OF CONTENTS                            PAGE 44

                                GENERAL TERMS

ACCUMULATION UNIT--Contributions that are invested in an Investment Fund purchase Accumulation Units in that Investment Fund.

ACCUMULATION UNIT VALUE--The dollar value of each Accumulation Unit in an Investment Fund on a given date.

ANNUITANT--The individual who is the measuring life for determining annuity benefits.

ANNUITY ACCOUNT VALUE--The sum of the amounts in the Investment Options under the Accumulator Certificate. See "Annuity Account Value" in Part 5.


ANNUITY COMMENCEMENT DATE--The date on which amounts are applied to provide an annuity benefit.


BUSINESS DAY--Generally, any day on which the New York Stock Exchange is open for trading. For the purpose of determining the Transaction Date, our Business Day ends at 4:00 p.m. Eastern Time or the closing of the New York Stock Exchange, if earlier.

CASH VALUE--The Annuity Account Value minus any applicable charges.

CERTIFICATE--The Certificate issued under the terms of a group annuity contract and any individual contract, including any endorsements.

CERTIFICATE OWNER--The person who owns an Accumulator Certificate and has the right to exercise all rights under the Certificate.

CODE--The Internal Revenue Code of 1986, as amended.

CONTRACT DATE--The date on which the Annuitant is enrolled under the group annuity contract, or the effective date of the individual contract. This is usually the Business Day we receive the initial contribution at our Processing Office.

CONTRACT YEAR--The 12-month period beginning on your Contract Date and each anniversary of that date.

EXPIRATION DATE--The date on which a Guarantee Period ends.

GUARANTEE PERIOD--Any of the periods of time ending on an Expiration Date that are available for investment under the Certificates.

GUARANTEED PERIOD ACCOUNT--The Account that contains the Guarantee Periods.

GUARANTEED RATE--The annual interest rate established for each allocation to a Guarantee Period.

INVESTMENT FUNDS--The funds of the Separate Account that are available under the Certificates.

INVESTMENT OPTIONS--The choices for investment: the Investment Funds and each available Guarantee Period.

MATURITY VALUE--The amount in a Guarantee Period on its Expiration Date.

PORTFOLIOS--The portfolios of the Trust that correspond to the Investment Funds of the Separate Account.

PROCESSING DATE--The day when we deduct certain charges from the Annuity Account Value. If the Processing Date is not a Business Day, it will be on the next succeeding Business Day. The Processing Date will be once each year on each anniversary of the Contract Date.

PROCESSING OFFICE--The address to which all contributions, written requests (e.g., transfers, withdrawals, etc.) or other written communications must be sent. See "Services We Provide" in Part 1.

SAI--The statement of additional information for the Separate Account under the Accumulator.

SEPARATE ACCOUNT--Equitable Life's Separate Account No. 49.

TRANSACTION DATE--The Business Day we receive a contribution or a transaction request providing all the information we need at our Processing Office. If your contribution or request reaches our Processing Office on a non-Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day. Transaction requests must be made in a form acceptable to us.

TRUST--The Hudson River Trust, a mutual fund in which the assets of separate accounts of insurance companies are invested.

VALUATION PERIOD--Each Business Day together with any preceding non-business days.

FEE TABLE

The purpose of this fee table is to assist you in understanding the various costs and expenses you may bear directly or indirectly under the Certificate so that you may compare them on the same basis with other similar products. The table reflects both the charges of the Separate Account and the expenses of the Trust. Charges for applicable taxes such as state or local premium taxes may also apply. For a complete description of the charges under the Certificate, see "Part 6: Deductions and Charges." For a complete description of the Trust's charges and expenses, see the prospectus for the Trust.

As explained in Part 4, the Guarantee Periods are not a part of the Separate Account and are not covered by the fee table and examples. The only charge shown in the Table which will be deducted from amounts allocated to the Guarantee Periods is the withdrawal charge. A market value adjustment (either positive or negative) also may be applicable as a result of a withdrawal, transfer or surrender of amounts from a Guarantee Period. See "Part 4: The Guaranteed Period Account."

OWNER TRANSACTION EXPENSES (DEDUCTED FROM ANNUITY ACCOUNT VALUE)

WITHDRAWAL CHARGE AS A PERCENTAGE OF CONTRIBUTIONS (deducted upon surrender or for certain withdrawals. The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For each contribution, the Contract Year in which we receive that contribution is "Contract Year 1")(1)

 CONTRACT
    YEAR
----------
     1 ...    7.00%
     2 ...    6.00
     3 ...    5.00
     4 ...    4.00
     5 ...    3.00
     6 ...    2.00
     7 ...    1.00
     8+ ..    0.00


                                                                                 PLAN A    PLAN B
                                                                               ----------  ----------
GMDB/GMIB CHARGES (percentage deducted annually on each Processing Date
 as a percentage of the guaranteed minimum death benefit then in effect)(2)  .    0.45%       0.20%

SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF ASSETS IN EACH INVESTMENT FUND)
MORTALITY AND EXPENSE RISK CHARGE  ...........................................          0.90%
ASSET BASED ADMINISTRATIVE CHARGE(3)  ........................................          0.30%
                                                                               ----------------------
 TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES  .....................................          1.20%
                                                                               ======================


TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE NET ASSETS IN EACH
PORTFOLIO)


                                                      INVESTMENT PORTFOLIOS
                                ----------------------------------------------------------------
                                  AGGRESSIVE    COMMON     GROWTH                HIGH      MONEY
                                    STOCK       STOCK     INVESTORS    GLOBAL    YIELD     MARKET
                                ------------  --------  -----------  --------  -------  --------
Investment Advisory Fee              0.46%       0.35%      0.52%       0.53%    0.55%       0.40%
Rule 12b-1 Plan Fee(4)               0.25%       0.25%      0.25%       0.25%    0.25%       0.25%
Other Expenses                       0.03%       0.03%      0.04%       0.08%    0.05%       0.04%
                                ------------  --------  -----------  --------  -------  --------
 TOTAL TRUST ANNUAL
 EXPENSES(5)                         0.74%       0.63%      0.81%       0.86%    0.85%       0.69%
                                ============  ========  ===========  ========  =======  ========


------------


   Notes:

(1) Deducted upon a withdrawal with respect to amounts in excess of the 15% free corridor amount, and upon a surrender. See "Part 6: Deductions and Charges," "Withdrawal Charge." We reserve the right to impose an administrative charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year. See "Withdrawal Processing Charge" also in Part 6.

(2) Plan A provides a combined guaranteed minimum death benefit and guaranteed minimum income benefit. Plan B provides a guaranteed minimum death benefit only. See "Part 6: Deductions and Charges," "Charges for Combined GMDB/GMIB Benefit (Plan A)" and "Charges for GMDB Only Benefit (Plan B)."

(3) We may increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates. The charge will not be increased before December 31, 1999.

(4) The Class IB shares of the Trust are subject to fees imposed under a distribution plan (herein, the "Rule 12b-1 Plan") adopted by the Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The Rule 12b-1 Plan provides that the Trust, on behalf of each Portfolio, may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The Rule 12b-1 Plan fee, which may be waived in the discretion of Equitable Distributors, Inc., may be increased only by action of the Board of Trustees of the Trust up to a maximum of 0.50% per annum.

(5) Expenses shown for all Portfolios are estimated. The investment advisory fee for each Portfolio may vary from year to year depending upon the average daily net assets of the respective Portfolio of the Trust. The maximum investment advisory fees, however, cannot be increased without a vote of that Portfolio's shareholders. The other direct operating expenses will also fluctuate from year to year depending on actual expenses. See "Trust Charges to Portfolios" in Part 6.

EXAMPLES


The examples below show the expenses that a hypothetical Certificate Owner would pay under Plan A and Plan B in the two situations noted below assuming a $1,000 contribution invested in one of the Investment Funds listed, and a 5% annual return on assets.(1)


These examples should not be considered a representation of past or future expenses for each Investment Fund or Portfolio. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


                               PLAN A ELECTION
-----------------------------------------------------------------------------

IF YOU SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:

                    1 YEAR    3 YEARS
                   --------  ---------
Aggressive Stock    $89.66    $120.30
Common Stock         88.56     116.99
Growth Investors     90.35     122.39
Global               90.85     123.89
High Yield           90.75     123.59
MoneyMarket          89.16     118.79

IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:



                   1 YEAR    3 YEARS
                  --------  ---------
Aggressive Stock   $24.43    $75.66
Common Stock        23.33     72.35
Growth Investors    25.12     77.75
Global              25.62     79.25
High Yield          25.52     78.95
MoneyMarket         23.93     74.16



                               PLAN B ELECTION
-----------------------------------------------------------------------------

IF YOU SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:

                    1 YEAR    3 YEARS
                   --------  ---------
Aggressive Stock    $89.66    $115.01
Common Stock         88.56     111.68
Growth Investors     90.35     117.10
Global               90.85     118.61
High Yield           90.75     118.31
MoneyMarket          89.16     113.49


IF YOU DO NOT SURRENDER YOUR CERTIFICATE AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:



                    1 YEAR    3 YEARS
                  --------  ---------
Aggressive Stock    $21.78    $67.38
Common Stock         20.68     64.07
Growth Investors     22.47     69.48
Global               22.97     70.98
High Yield           22.87     70.68
MoneyMarket          21.28     65.88

------------


Notes:

(1) The amount accumulated could not be paid in the form of an annuity at the end of any of the periods shown in the examples. If the amount applied to purchase an annuity is less than $2,000, or the initial payment is less than $20 we may pay the amount to the payee in a single sum instead of as payments under an annuity form. See "Income Annuity Options" in Part 5. The examples do not reflect charges for applicable taxes such as state or local premium taxes that may also be deducted in certain jurisdictions.

PART 1: SUMMARY

The following Summary is qualified in its entirety by the terms of the Certificate when issued and the more detailed information appearing elsewhere in this prospectus (see "Prospectus Table of Contents").


WHAT IS THE ACCUMULATOR?

The Accumulator is a non-qualified deferred annuity designed to provide retirement income at a future date through the investment of funds on an after-tax basis. Generally, earnings will accumulate without being subject to annual income tax, until withdrawn. The Accumulator features a combination of Investment Options, consisting of Investment Funds providing variable returns and Guarantee Periods providing guaranteed interest. Fixed and variable income annuities are also available. The Accumulator may not be available in all states.


INVESTMENT OPTIONS


The Accumulator offers the following Investment Options which permit you to create your own strategy for retirement savings. All available Investment Options may be selected under a Certificate.


INVESTMENT FUNDS


o     Aggressive Stock

o     Common Stock

o     Growth Investors

o     Global

o     High Yield

o     Money Market


GUARANTEE PERIODS


o Guarantee Periods (may not be available in all states) maturing in each of calendar years 1997 through 2007.


CONTRIBUTIONS

o To put a Certificate into effect, you must make an initial contribution of at least $5,000.

o     Subsequent contributions may be made in an amount of at least $1,000.

TRANSFERS

You may make an unlimited number of transfers among the Investment Funds. However, there are restrictions for transfers to and from the Guarantee Periods. Transfers from a Guarantee Period may result in a market value adjustment. Transfers among Investment Options are free of charge. Transfers among the Investment Options are not taxable.

FREE LOOK PERIOD

You have the right to examine the Accumulator Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You may cancel it by sending it to our Processing Office. Your refund will equal the Annuity Account Value, reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office.

SERVICES WE PROVIDE

O     REGULAR REPORTS

 o Statement of your Certificate values as of the last day of the calendar year;

 o  Three additional reports of your Certificate values each year;

 o  Annual and semi-annual statements of the Trust; and

 o  Written confirmation of financial transactions.

O     TOLL-FREE TELEPHONE SERVICES

 o Call 1-800-789-7771 for a recording of daily Accumulation Unit Values and Guaranteed Rates applicable to the Guarantee Periods. Also call during our regular business hours to speak to one of our customer service representatives.

O     PROCESSING OFFICE

 o  For contributions sent by Regular Mail:

    Equitable Life
    Income Management Group
    Post Office Box 13014
    Newark, NJ 07188-0014

 O  FOR CONTRIBUTIONS SENT BY EXPRESS MAIL:

    Equitable Life
    c/o First Chicago National Processing Center
    300 Harmon Meadow Boulevard, 3rd Floor
    Attn: Box 13014
    Secaucus, NJ 07094

 O FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS) SENT BY REGULAR MAIL:

    Equitable Life
    Income Management Group
    P.O. Box 1547
    Secaucus, NJ 07096-1547

 O      FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS,
      WITHDRAWALS) SENT BY
      EXPRESS MAIL:

    Equitable Life
    Income Management Group
    200 Plaza Drive
    Secaucus, NJ 07096

WITHDRAWAL OPTIONS


 o Lump Sum Withdrawals--Before the Annuity Commencement Date while the Certificate is in effect, you may take Lump Sum Withdrawals from your Certificate at any time. The minimum withdrawal amount is $1,000.


 o Systematic Withdrawals--You may also withdraw funds under our Systematic Withdrawal option, where the minimum withdrawal amount is $250.

Withdrawals may be subject to a withdrawal charge and withdrawals from Guarantee Periods prior to their Expiration Dates will result in a market value adjustment. Withdrawals may be subject to income tax and tax penalty.

DEATH BENEFITS


If the Annuitant and successor Annuitant, if any, die before the Annuity Commencement Date, the Accumulator provides a death benefit. The beneficiary will be paid the greater of the Annuity Account Value in the Investment Funds and the guaranteed minimum death benefit (GMDB), plus any death benefit provided with respect to the Guaranteed Period Account.

There are two plans available under the Certificates for providing guaranteed benefits, Plan A and Plan B. Plan A provides both a GMDB and a guaranteed minimum income benefit (described below). Plan B provides a GMDB only.


GUARANTEED MINIMUM INCOME BENEFIT (GMIB)


The GMIB (available under Plan A) may not currently be available in all states.


The GMIB provides a minimum guaranteed lifetime income from application of the Annuity Account Value in the Investment Funds to purchase the Assured Payment Plan (Life Annuity with a Period Certain). Any amounts in the Guaranteed Period Account will be applied to increase the payments provided under GMIB. A market value adjustment may apply.

SURRENDERING THE CERTIFICATES

You may surrender a Certificate and receive the Cash Value at any time before the Annuity Commencement Date while the Annuitant is living. Withdrawal charges and a market value adjustment may apply. A surrender may also be subject to income tax and tax penalty.

INCOME ANNUITY OPTIONS

The Certificates provide income annuity options to which amounts may be applied at the Annuity Commencement Date. The income annuity options are offered on a fixed and variable basis.

TAXES

Generally, earnings on contributions made to the Certificate will not be included in your taxable income until distributions are made from the Certificate. Distributions prior to your attaining age 59 1/2 may be subject to tax penalty.

DEDUCTIONS FROM ANNUITY
ACCOUNT VALUE

Withdrawal Charge

A withdrawal charge will be imposed as a percentage of the initial and each subsequent contribution if a withdrawal exceeds the 15% free corridor amount or if the Certificate is surrendered. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                                          CONTRACT YEAR
                    1       2       3       4       5       6       7      8+
                 ------  ------  ------  ------  ------  ------  ------  -----
 Percentage of
  Contribution     7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%   0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the with-drawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For each contribution the Contract Year in which we receive that contribution is "Contract Year 1."


Withdrawal Processing Charge

We reserve the right to impose an administration charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year.

Charges for Combined GMDB/GMIB Benefit (Plan A)

We deduct a charge annually on each Processing Date for providing the combined GMDB/GMIB Benefit (Plan A). The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage under Plan A is equal to 0.45%.

Charges for GMDB Only Benefit (Plan B)

We deduct a charge annually on each Processing Date for providing the GMDB Only Benefit (Plan B). The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage under Plan B is equal to 0.20%.


Charges for State Premium and Other Applicable Taxes

Generally, we deduct a charge for premium or other applicable taxes from the Annuity Account Value on the Annuity Commencement Date. The current tax charge that might be imposed varies by state and ranges from 0 to 3.5% (the rate is 1% in Puerto Rico and 5% in the Virgin Islands).

DEDUCTIONS FROM INVESTMENT FUNDS

Mortality and Expense Risk Charge

We charge each Investment Fund a daily asset based charge for mortality and expense risks equivalent to an annual rate of 0.90%.

Asset Based Administrative Charge


We charge each Investment Fund a daily asset based charge to cover administrative expenses under the Certificate equivalent to an annual rate of 0.30%. We may increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates. The charge will not be increased before December 31, 1999.


TRUST CHARGES TO PORTFOLIOS

Investment advisory fees and other expenses of the Trust are charged daily against the Trust's assets. These are reflected in the Portfolio's daily share price and in the daily Accumulation Unit Value for the Investment Funds.


The Trust Class IB shares held in the Investment Funds are subject to a distribution fee under a Rule 12b-1 Plan. The Rule 12b-1 Plan fee is imposed against the assets of each Portfolio at the annual rate of 0.25%. The fee, which may be waived in the discretion of Equitable Distributors, Inc., may be increased only by action of the Board of Trustees of the Trust up to a maximum of 0.50% per annum. We offer other deferred variable annuities that invest in Trust shares that are not subject to the Rule 12b-1 Plan fees and that bear different charges and expenses. For more information about the Plan, and the address for any inquiries about the Plan, see "The Trust" in the accompanying Trust prospectus.

PART 2: EQUITABLE LIFE, THE SEPARATE ACCOUNT
AND THE INVESTMENT FUNDS

EQUITABLE LIFE

Equitable Life is a New York stock life insurance company that has been in business since 1859. For more than 100 years we have been among the largest life insurance companies in the United States. Equitable Life has been selling annuities since the turn of the century. Our home office is located at 787 Seventh Avenue, New York, New York 10019. We are authorized to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico and the Virgin Islands. We maintain local offices throughout the United States.

Equitable Life is a wholly owned subsidiary of The Equitable Companies Incorporated (the Holding Company). The largest stockholder of the Holding Company is AXA S.A. AXA beneficially owns 60.6% of the outstanding shares of common stock of the Holding Company plus convertible preferred stock. Under its investment arrangements with Equitable Life and the Holding Company, AXA is able to exercise significant influence over the operations and capital structure of the Holding Company and its subsidiaries, including Equitable Life. AXA, a French company, is the holding company for an international group of insurance and related financial service companies.

Equitable Life, the Holding Company and their subsidiaries managed approximately $195.3 billion of assets as of December 31, 1995.

SEPARATE ACCOUNT NO. 49

Separate Account No. 49 is organized as a unit investment trust, a type of investment company, and is registered with the SEC under the Investment Company Act of 1940 (1940 Act). This registration does not involve any supervision by the SEC of the management or investment policies of the Separate Account. The Separate Account has several Investment Funds, each of which invests in shares of a corresponding Portfolio of the Trust. Because amounts allocated to the Investment Funds are invested in a mutual fund, investment return and principal will fluctuate and the Certificate Owner's Accumulation Units may be worth more or less than the original cost when redeemed.

Under the New York Insurance Law, the portion of the Separate Account's assets equal to the reserves and other liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct. Income, gains or losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income gains or losses. We are the issuer of the Certificates, and the obligations set forth in the Certificates (other than those of Annuitants or Certificate Owners) are our obligations.

In addition to contributions made under the Accumulator Certificates, we may allocate to the Separate Account monies received under other contracts, certificates, or agreements. Owners of all such contracts, certificates or agreements will participate in the Separate Account in proportion to the amounts they have in the Investment Funds that relate to their contracts, certificates or agreements. We may retain in the Separate Account assets that are in excess of the reserves and other liabilities relating to the Accumulator Certificates or to other contracts, certificates or agreements, or we may transfer the excess to our General Account.

We reserve the right, subject to compliance with applicable law; (1) to add Investment Funds (or sub-funds of Investment Funds) to, or to remove Investment Funds (or sub-funds) from, the Separate Account, or to add other separate accounts; (2) to combine any two or more Investment Funds or sub-funds thereof; (3) to transfer the assets we determine to be the share of the class of contracts to which the Certificate belongs from any Investment Fund to another Investment Fund; (4) to operate the Separate Account or any Investment Fund as a management investment company under the 1940 Act, in which case charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account; (5) to deregister the Separate Account under the 1940 Act, provided that such action conforms with the requirements of applicable law; (6) to restrict or eliminate any voting rights as to the Separate Account; and (7) to cause one or more Investment Funds to invest some or all of their assets in one or more other trusts or investment companies. If any changes are made that result in a material change in the underlying investment policy of an Investment Fund, you will be notified as required by law.

THE TRUST

The Trust is an open-end diversified management investment company, more commonly called a mu-tual fund. As a "series" type of mutual fund, it issues several different series of stock, each of which relates to a different Portfolio of the Trust. The Trust commenced operations in January 1976 with a predecessor of its Common Stock Portfolio. The Trust does not impose a sales charge or "load" for buying and selling its shares. All dividend distributions to the Trust are reinvested in full and fractional shares of the Portfolio to which they relate. Each Investment Fund invests in Class IB shares of a corresponding Portfolio of the Trust. More detailed information about the Trust, its investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to the Class IB shares, and all other aspects of its operations appears in its prospectus which accompanies this prospectus or in its statement of additional information.

THE TRUST'S INVESTMENT ADVISER

The Trust is advised by Alliance Capital Management L.P. (Alliance), which is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940. Alliance, a publicly-traded limited partnership, is indirectly majority-owned by Equitable Life. On June 30, 1996, Alliance was managing over $168 billion in assets. Alliance acts as an investment adviser to various separate accounts and general accounts of Equitable Life and other affiliated insurance companies. Alliance also provides management and consulting services to mutual funds, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.

Alliance's record as an investment manager is based, in part, on its ability to provide a diversity of investment services to domestic, international and global markets. Alliance prides itself on its ability to attract and retain a quality, professional work force. Alliance employs more than 188 investment professionals, including 74 research analysts. Portfolio managers have an average investment experience of more than 14 years.

Alliance's main office is located at 1345 Avenue of the Americas, New York, New York 10105.

INVESTMENT POLICIES AND OBJECTIVES OF THE TRUST'S PORTFOLIOS

Each Portfolio has a different investment objective which it tries to achieve by following separate investment policies. The policies and objectives of each Portfolio will affect its return and its risks. There is no guarantee that these objectives will be achieved.

The policies and objectives of the Trust's Portfolios are as follows:

 Portfolio            Investment Policy                                     Objective

--------------------  ----------------------------------------------------  -----------------------------

Aggressive Stock      Primarily common stocks and other equity-type         Long-term growth of capital
                      securities issued by medium and other smaller sized
                      companies with strong growth potential.

Common Stock          Primarily common stock and other equity-type          Long-term growth of capital
                      instruments.                                          and increasing income

Growth Investors      Diversified mix of publicly-traded, fixed-income and  High total return consistent
                      equity securities; asset mix and security selection   with the adviser's
                      based upon factors expected to increase possibility   determination of reasonable
                      of high long-term return. The Portfolio is generally  risk expected to hold approximately 70% of its assets in
                      equity securities and 30% in fixed income
                      securities.

Global                Primarily equity securities of non-United States as   Long-term growth of capital
                      well as United States companies.

High Yield            Primarily a diversified mix of high yield,            High return by maximizing
                      fixed-income securities involving greater volatility  current income and, to the
                      of price and risk of principal and income than high   extent consistent with that
                      quality fixed-income securities. The medium and       objective, capital
                      lower quality debt securities in which the Portfolio  appreciation may invest are known as "junk bonds."

Money Market          Primarily high quality short-term money market        High level of current income
                      instruments.                                          while preserving assets and
                                                                            maintaining liquidity

PART 3: INVESTMENT PERFORMANCE

This Part presents performance data for each of the Investment Funds calculated by two methods. The first method, used in calculating values for the two tables in "Performance Data for a Certificate," reflects all applicable fees and charges other than the charge for tax such as premium taxes. The second method, used in preparing rates of return for the three tables in "Rate of Return Data for Investment Funds," reflects all fees and charges other than the withdrawal charge, the GMDB/GMIB charge and the charge for tax such as premium taxes. These additional charges would effectively reduce the rates of return credited to a particular Certificate.


The Separate Account was recently established and has had no prior operations, and no Certificates have been issued prior to the date of this prospectus. The calculations of investment performance shown below are based on the actual investment results of the Portfolios of the Trust, from which certain fees and charges applicable under the Accumulator have been deducted. The investment results of the Portfolios of the Trust have not been adjusted to reflect the Rule 12b-1 Plan fee relating to the Class IB shares, which were not available for purchase prior to the date of this prospectus. The Rule 12b-1 Plan fee would effectively reduce the investment performance shown. The results shown are not an estimate or guarantee of future investment performance, and do not reflect the actual experience of amounts invested under a particular Certificate.


See "Part 4: The Guaranteed Period Account" for information on the Guaranteed Period Account.

PERFORMANCE DATA FOR A CERTIFICATE

The standardized performance data in the following tables illustrate the average annual total return of the Investment Funds over the periods shown, assuming a single initial contribution of $1,000 and the surrender of the Certificate at the end of each period. These tables (which reflect the first calcu lation method described above) are prepared in a manner prescribed by the SEC for use when we advertise the performance of the Separate Account. An Investment Fund's average annual total return is the annual rate of growth of the Investment Fund that would be necessary to achieve the ending value of a contribution kept in the Investment Fund for the period specified.

Each calculation assumes that the $1,000 contribution was allocated to only one Investment Fund, no transfers or subsequent contributions were made and no amounts were allocated to any other Investment Option under the Certificate.

In order to calculate annualized rates of return, we divide the Cash Value of a Certificate which is surrendered on December 31, 1995 by the $1,000 contribution made at the beginning of each period illustrated. The result of that calculation is the total growth rate for the period. Then we annualize that growth rate to obtain the average annual percentage increase (decrease) during the period shown. When we "annualize," we assume that a single rate of return applied each year during the period will produce the ending value, taking into account the effect of compounding.

GROWTH OF $1,000 UNDER A CERTIFICATE SURRENDERED ON DECEMBER 31, 1995*


                                LENGTH OF INVESTMENT PERIOD
                  -----------------------------------------------------
    INVESTMENT                THREE      FIVE      TEN         SINCE
       FUND        ONE YEAR   YEARS     YEARS     YEARS     INCEPTION**
----------------  --------  --------  --------  --------  -------------
Aggressive Stock    $1,231    $1,363    $2,461       --       $ 5,280
Common Stock         1,239     1,498     2,108    $3,530       11,689
Growth Investors     1,179     1,299     2,018       --         2,286
Global               1,104     1,531     1,961       --         2,139
High Yield           1,115     1,323     1,832       --         2,076
Money Market           975     1,032     1,120     1,525        2,235

    [FN]
------------

   * See footnotes on next page.

        AVERAGE ANNUAL TOTAL RETURN UNDER A CERTIFICATE SURRENDERED ON
                              DECEMBER 31, 1995*


                                LENGTH OF INVESTMENT PERIOD
                  -----------------------------------------------------
    INVESTMENT                THREE      FIVE      TEN         SINCE
       FUND        ONE YEAR   YEARS     YEARS     YEARS     INCEPTION**
----------------  --------  --------  --------  --------  -------------
Aggressive Stock    23.06%    10.88%    19.73%      --         18.10%
Common Stock        23.87     14.42     16.09     13.44%       13.08
Growth Investors    17.86      9.10     15.07       --         12.54
Global              10.39     15.27     14.42       --          8.82
High Yield          11.48      9.78     12.87       --          8.45
Money Market        (2.52)     1.05      2.29      4.31         5.51

    [FN]
------------


    * The tables reflect charges under a Certificate with the 0.45% GMDB/GMIB charge.


   ** The "Since Inception" dates are as follows: Aggressive Stock (January
      27, 1986); Common Stock (January 13, 1976); Growth Investors (October 2, 1989); Global (August 27, 1987); High Yield (January 2, 1987); and Money Market (July 13, 1981).

RATE OF RETURN DATA FOR INVESTMENT FUNDS

The following tables (which reflect the second calculation method described above) provide you with information on rates of return on an annualized, cumulative and year-by-year basis.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends. Cumulative rates of return reflect performance over a stated period of time. Annualized rates of return represent the annual rate of growth that would have produced the same cumulative return, if performance had been constant over the entire period.


Performance data of the Money Market and Common Stock Funds for the periods prior to March 22, 1985, reflect the investment results of two open-end management separate accounts (the "predecessor separate accounts") which were reorganized in unit investment trust form. The "Since Inception" figures for these Funds are based on the date of inception of the predecessor separate accounts. This performance data has been adjusted to reflect the maximum investment advisory fee payable for the corresponding Portfolio of the Trust, as well as an assumed charge of 0.06% for direct operating expenses.

Performance data for the remaining Investment Funds reflect (i) the investment results of the corresponding Portfolios of the Trust from the date of inception of those Portfolios and (ii) the actual investment advisory fee, Rule 12b-1 Plan fee, and direct operating expenses of the relevant Portfolio.

The performance data for all periods has also been adjusted to reflect the Separate Account mortality and expense risk charge, and the asset based administrative charge equal to a total of 1.20% relating to the Certificates, as well as the Trust's expenses.


BENCHMARKS

Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Nor do they reflect other charges such as the mortality and expense risk charge and the asset based administrative charge under the Certificates. Comparisons with these benchmarks, therefore, are of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income.

PORTFOLIO INCEPTION DATES AND COMPARATIVE BENCHMARKS:

AGGRESSIVE STOCK: January 27, 1986; 50% Standard & Poor's Mid-Cap Total Return Index and 50% Russell 2000 Small Stock Index.

COMMON STOCK: January 13, 1976; Standard & Poor's 500 Index.

GROWTH INVESTORS: October 2, 1989; 30% Lehman Government/Corporate Bond Index and 70% Standard & Poor's 500 Index.

GLOBAL: August 27, 1987; Morgan Stanley Capital International World Index.

HIGH YIELD: January 2, 1987; Merrill Lynch High Yield Master Index.

MONEY MARKET: July 13, 1981; Salomon Brothers Three-Month T-Bill Index.

The Lipper Variable Insurance Products Performance Analysis Survey (Lipper) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc., the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Accumulator performance relative to other variable annuity products.

ANNUALIZED RATES OF RETURN FOR PERIODS ENDING DECEMBER 31, 1995:*


                                                                                          SINCE
                                1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                              --------  ---------  ---------  ----------  ----------  -----------
AGGRESSIVE STOCK                30.06%     12.55%     20.29%       --          --         18.53%
 Lipper Small Company Growth    28.19      15.26      25.72        --          --         16.06
 Benchmark                      29.69      13.67      20.16        --          --         13.58
COMMON STOCK                    30.87      15.99      16.74      13.78%      13.00%       13.41
 Lipper Growth                  31.08      12.09      15.53      12.05       12.26        12.25
 Benchmark                      37.54      15.30      16.57      14.87       14.79        14.24
GROWTH INVESTORS                24.86      10.81      15.72        --          --         14.64
 Lipper Flexible Portfolio      21.58       9.32      11.43        --          --          9.44
 Benchmark                      32.05      13.35      14.70        --          --         11.97
GLOBAL                          17.39      16.80      15.10        --          --         10.04
 Lipper Global                  13.87      13.45       9.10        --          --          2.52
 Benchmark                      20.72      15.83      11.74        --          --          6.75
HIGH YIELD                      18.48      11.46      13.57        --          --          8.89
 Lipper High Yield              17.36       9.80      15.79        --          --          8.87
 Benchmark                      19.91      11.57      17.17        --          --         11.28
MONEY MARKET                     4.48       2.99       3.23       4.76         --          6.16
 Lipper Money Market             4.35       2.88       3.10       4.71         --          6.27
 Benchmark                       5.74       4.34       4.47       5.77         --          7.09

    [FN]
------------

   * See footnote on next page.

CUMULATIVE RATES OF RETURN FOR PERIODS ENDING DECEMBER 31, 1995:*


                                                                                          SINCE
                                1 YEAR    3 YEARS    5 YEARS    10 YEARS    15 YEARS    INCEPTION
                              --------  ---------  ---------  ----------  ----------  -----------
AGGRESSIVE STOCK                30.06%     42.58%    151.85%       --          --         440.73%
 Lipper Small Company Growth    28.19      55.24     268.67        --          --         337.96
 Benchmark                      29.69      46.89     150.49        --          --         254.09
COMMON STOCK                    30.87      56.05     116.80      263.70%     525.22%    1,133.55
 Lipper Growth                  31.08      41.29     107.30      215.49      483.45       920.87
 Benchmark                      37.54      53.30     115.25      300.11      692.18     1,327.94
GROWTH INVESTORS                24.86      36.07     107.47        --          --         134.80
 Lipper Flexible Portfolio      21.58      30.92      72.73        --          --          76.92
 Benchmark                      32.05      45.64      98.56        --          --         102.72
GLOBAL                          17.39      59.33     102.02        --          --         122.13
 Lipper Global                  13.87      46.36      55.44        --          --          23.09
 Benchmark                      20.72      55.39      74.20        --          --          72.38
HIGH YIELD                      18.48      38.47      88.94        --          --         115.04
 Lipper High Yield              17.36      32.45     108.96        --          --         117.28
 Benchmark                      19.91      38.89     120.85        --          --         161.50
MONEY MARKET                     4.48       9.23      17.25       59.16        --         137.35
  Lipper Money Market            4.35       8.87      16.48       58.55        --         140.42
  Benchmark                      5.74      13.58      24.45       75.23        --         170.07

    [FN]
------------

   * See footnote on next page.

YEAR-BY-YEAR RATES OF RETURN*


                     1983      1984       1985      1986      1987       1988
                  --------  ---------  --------  --------  ---------  ---------
AGGRESSIVE STOCK      --         --        --      33.77%      6.01%     (0.08)%
COMMON STOCK**      24.60%     (3.14)%   31.83%    15.96       6.15      20.97
GROWTH INVESTORS      --         --        --        --        --          --
GLOBAL                --         --        --        --      (13.63)      9.55
HIGH YIELD            --         --        --        --        3.44       8.42
MONEY MARKET**       7.65       9.53      7.17      5.33       5.35       6.03


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                     1989      1990      1991      1992       1993      1994       1995
                  --------  --------  --------  ---------  --------  ---------  --------
AGGRESSIVE STOCK    41.79%     6.86%    84.63%     (4.33)%   15.35%     (4.97)%   30.06%
COMMON STOCK**      24.09     (9.22)    36.23       1.98     23.33      (3.31)    30.87
GROWTH INVESTORS     3.52      9.33     47.12       3.64     13.89      (4.31)    24.86
GLOBAL              25.22     (7.20)    28.99      (1.70)    30.54       3.97     17.39
HIGH YIELD           3.88     (2.31)    22.97      10.96     21.67      (3.95)    18.48
MONEY MARKET**       7.88      6.93      4.91       2.32      1.73       2.77      4.48

------------

    * Returns do not reflect the withdrawal charge and the GMDB/GMIB charge. ** Prior to 1983 the Year-by-Year Rates of Return were:

                        1976     1977    1978    1979    1980    1981     1982
                       ------   ------  ------  ------  ------  ------   ------
COMMON STOCK            8.14%  (10.33)%  6.94%  28.28%  48.32%  (6.99)%  16.16%
MONEY MARKET               -        -       -       -       -    5.68    11.67

COMMUNICATING PERFORMANCE DATA

In reports or other communications or in advertising material, we may describe general economic and market conditions affecting the Separate Account and the Trust and may compare the performance of the Investment Funds with (1) that of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds, (2) other appropriate indices of investment securities and averages for peer universes of funds which are shown under "Benchmarks" and "Fund Inception Dates and Comparative Benchmarks" in this Part 3, or (3) data developed by us derived from such indices or averages. The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account charges. VARDS is a monthly reporting service that monitors approximately 760 variable life and variable annuity funds on performance and account information. Advertisements or other communications furnished to present or prospective Certificate Owners may also include evaluations of an Investment Fund or Portfolio by financial publications that are nationally recognized such as Barron's, Morningstar's Variable Annuity Sourcebook, Business Week, Chicago Tribune, Forbes, Fortune, Institutional Investor, Investment Adviser, Investment Dealer's Digest, Investment Management Weekly, Los Angeles Times, Money, Money Management Letter, Kiplinger's Personal Finance, Financial Planning, National Underwriter, Pension & Investments, USA Today, Investor's Daily, The New York Times, and The Wall Street Journal.

MONEY MARKET FUND YIELD
INFORMATION

The current yield and effective yield of the Money Market Fund may appear in reports and promotional material to current or prospective Certificate Owners.

Current yield for the Money Market Fund will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). "Effective yield" is calculated in a manner similar to that used to calculate current yield, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly. Money Market Fund yields and effective yields assume the deduction of all Certificate charges and expenses other than the withdrawal charge, GMDB/GMIB charge and any charge for tax such as premium tax. See "Part 4: Money Market Fund Yield Information" in the SAI.

PART 4: THE GUARANTEED PERIOD ACCOUNT

GUARANTEE PERIODS

Each amount allocated to a Guarantee Period and held to the Period's Expiration Date accumulates interest at a Guaranteed Rate. The Guaranteed Rate for each allocation is the annual interest rate applicable to new allocations to that Guarantee Period, which was in effect on the Transaction Date for the allocation. We may establish different Guaranteed Rates under different classes of Certificates. We use the term GUARANTEED PERIOD AMOUNT to refer to the amount allocated to and accumulated in each Guarantee Period. The Guaranteed Period Amount is reduced or increased by any market value adjustment as a result of withdrawals, transfers or charges (see below).

Your Guaranteed Period Account contains the Guarantee Periods to which you have allocated Annuity Account Value. On the Expiration Date of a Guarantee Period, its Guaranteed Period Amount and its value in the Guaranteed Period Account are equal. We call the Guaranteed Period Amount on an Expiration Date the Guarantee Period's Maturity Value. We report the Annuity Account Value in your Guaranteed Period Account to reflect any market value adjustment that would apply if all Guaranteed Period Amounts were withdrawn as of the calculation date. The Annuity Account Value in the Guaranteed Period Account on any Business Day, therefore, will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to each such Guarantee Period on such date.

Guarantee Periods and Expiration Dates

We currently offer Guarantee Periods ending on February 15th for each of the maturity years 1997 through 2007.

Not all Guarantee Periods will be available for Annuitant ages 76 and above. See "Allocation of Contributions" in Part 5. Also, the Guarantee Periods may not be available for investment in all states. As Guarantee Periods expire we expect to add maturity years so that generally 10 are available at any time.

We will not accept allocations to a Guarantee Period if, on the Transaction
Date:

o Such Transaction Date and the Expiration Date for such Guarantee Period fall within the same calendar year.
o  The Guaranteed Rate is 3%.
o The Guarantee Period has an Expiration Date beyond the February 15th immediately following the Annuity Commencement Date.

Guaranteed Rates and Price Per $100 of Maturity Value

Because the Maturity Value of a contribution allocated to a Guarantee Period can be determined at the time it is made, you can determine the amount required to be allocated to a Guarantee Period in order to produce a target Maturity Value (assuming no transfers or withdrawals are made and no charges are allocated to the Guarantee Period). The required amount is the present value of that Maturity Value at the Guaranteed Rate on the Transaction Date for the contribution, which may also be expressed as the price per $100 of Maturity Value on such Transaction Date.

Guaranteed Rates for new allocations as of October 1, 1996 and the related price per $100 of Maturity Value for each currently available Guarantee Period were as follows:

    GUARANTEE
  PERIODS WITH      GUARANTEED
 EXPIRATION DATE    RATE AS OF   PRICE PER $100
FEBRUARY 15TH OF    OCTOBER 1,    OF MATURITY
  MATURITY YEAR        1996          VALUE
----------------  ------------  --------------
       1997           4.21%          $98.46
       1998           4.80            93.76
       1999           5.10            88.86
       2000           5.29            84.03
       2001           5.41            79.40
       2002           5.52            74.90
       2003           5.65            70.43
       2004           5.66            66.62
       2005           5.80            62.34
       2006           5.92            58.30
       2007           6.03            54.45

Allocation Among Guarantee Periods

The same approach as described above may also be used to determine the amount which you would need to allocate to each Guarantee Period in order to create a series of constant Maturity Values for two or more years.

For example, if you wish to have $100 mature on February 15th of each of years 1997 through 2001, then according to the above table the lump sum contribution you would have to make as of October 1, 1996 would be $444.51 (i.e., the sum of the price per $100 of Maturity Value for each maturity year from 1997 through 2001).

The above table is provided to illustrate the use of present value calculations. It does not take into account the potential for charges to be deducted or withdrawals or transfers from Guarantee Periods. Actual calculations will also be based on Guaranteed Rates on each actual Transaction Date, which may differ.

Options at Expiration Date

We will notify you on or before December 31st prior to the Expiration Date of each Guarantee Period in which you have any Guaranteed Period Amount. You may elect one of the following options to be effective at the Expiration Date, subject to the restrictions set forth on the prior page and under "Allocation of Contributions" in Part 5:

  (a) to transfer the Maturity Value into any Guarantee Period we are then offering, or into any of our Investment Funds; or

  (b) to withdraw the Maturity Value (subject to any withdrawal charges which may apply).

If we have not received your election as of the Expiration Date, the Maturity Value in the expired Guarantee Period will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT FOR
TRANSFERS, WITHDRAWALS OR SURRENDER
PRIOR TO THE EXPIRATION DATE

Any withdrawal (including transfers, surrender and deductions) from a Guarantee Period prior to its Expiration Date will cause any remaining Guaranteed Period Amount for that Guarantee Period to be increased or decreased by a market value adjustment. The amount of the adjustment will depend on two factors: (a) the difference between the Guaranteed Rate applicable to the amount being withdrawn and the Guaranteed Rate on the Transaction Date for new allocations to a Guarantee Period with the same Expiration Date, and (b) the length of time remaining until the Expiration Date. In general, if interest rates have risen between the time when an amount was originally allocated to a Guarantee Period and the time it is withdrawn, the market value adjustment will be negative, and vice versa; and the longer the period of time remaining until the Expiration Date, the greater the impact of the interest rate difference. Therefore, it is possible that a significant rise in interest rates could result in a substantial reduction in your Annuity Account Value in the Guaranteed Period Account related to longer term Guarantee Periods.

The market value adjustment (positive or negative) resulting from a withdrawal of all funds from a Guarantee Period will be determined for each contribution allocated to that Guarantee Period as follows:

(1) We determine the present value of the Maturity Value on the Transaction Date as follows:

  (a) We determine the Guaranteed Period Amount that would be payable on the Expiration Date, using the applicable Guaranteed Rate.

  (b) We determine the period remaining in your Guarantee Period (based on the Transaction Date) and convert it to fractional years based on a 365 day year. For example three years and 12 days becomes 3.0329.

  (c) We determine the current Guaranteed Rate which applies on the Transaction Date to new allocations to the same Guarantee Period.

  (d) We determine the present value of the Guaranteed Period Amount payable at the Expiration Date, using the period determined in (b) and the rate determined in (c).

(2)    We determine the Guaranteed Period Amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such Guarantee Period, which may be positive or negative.

The market value adjustment (positive or negative) resulting from a withdrawal of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a withdrawal of all funds from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer. See Appendix I for an example.

The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%. If we do not have a Guaranteed Rate in effect for a Guarantee Period to which the "current Guaranteed Rate" in (1)(c) would apply, we will use the rate at the next closest Expiration Date. If we are no longer offering new Guarantee Periods, the "current Guaranteed Rate" will be determined in accordance with our procedures then in effect. For purposes of calculating the market value adjustment only, we reserve the right to add up to 0.25% to the current rate in (1)(c) above.

DEATH BENEFIT AMOUNT

The death benefit provided with respect to the Guaranteed Period Account is equal to the Annuity Account Value in the Guaranteed Period Account or, if greater, the sum of the Guaranteed Period Amounts in each Guarantee Period. See "Annuity Account Value" in Part 5.

INVESTMENTS

Amounts allocated to Guarantee Periods will be held in a "nonunitized" separate account established by Equitable Life under the laws of New York. This separate account provides an additional measure of assurance that full payment of amounts due under the Guarantee Periods will be made. Under the New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the Certificates are not chargeable with liabilities arising out of any other business we may conduct.

Investments purchased with amounts allocated to the Guaranteed Period Account are the property of Equitable Life. Any favorable investment performance on the assets held in the separate account accrues solely to Equitable Life's benefit. Certificate Owners do not participate in the performance of the assets held in this separate account. Equitable Life may, subject to applicable state law, transfer all assets allocated to the separate account to its general account. Regardless of whether assets supporting Guaranteed Period Accounts are held in a separate account or our general account, all benefits relating to the Annuity Account Value in the Guaranteed Period Account are guaranteed by Equitable Life.

Equitable Life has no specific formula for establishing the Guaranteed Rates for the Guarantee Periods. Equitable Life expects the rates to be influenced by, but not necessarily correspond to, among other things, the yields on the fixed income securities to be acquired with amounts that are allocated to the Guarantee Periods at the time that the Guaranteed Rates are established. Our current plans are to invest such amounts in fixed income obligations, including corporate bonds, mortgage backed and asset backed securities and government and agency issues having durations in the aggregate consistent with those of the Guarantee Periods.

Although the foregoing generally describes Equitable Life's plans for investing the assets supporting Equitable Life's obligations under the fixed portion of the Certificates, Equitable Life is not obligated to invest those assets according to any particular plan except as may be required by state insurance laws, nor will the Guaranteed Rates Equitable Life establishes be determined by the performance of the nonunitized separate account.

General Account

Our general account supports all of our policy and contract guarantees, including those applicable to the Guaranteed Period Account, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of applicable exemptions and exclusionary provisions, interests in the general account have not been registered under the Securities Act of 1933 (1933 Act), nor is the general account an investment company under the 1940 Act. Accordingly, the general account is not subject to regulation under the 1933 Act or the 1940 Act. However, the market value adjustment interests under the Certificates are registered under the 1933 Act.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in this prospectus for your information that relates to the general account (other than market value adjustment interests). The disclosure, however, may be subject to certain generally applicable provisions of the Federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

        PART 5: PROVISIONS OF THE CERTIFICATES AND SERVICES WE PROVIDE

The provisions of your Certificate may be restricted by applicable laws or regulations.

AVAILABILITY OF THE CERTIFICATES

The Certificates are available for Annuitant issue ages 20 through 83. These Certificates may not be available in all states.

CONTRIBUTIONS UNDER THE CERTIFICATES

Your initial contribution must be at least $5,000.

Subsequent contributions may be made in an amount of at least $1,000 at any time until the Annuitant attains age 84. We may refuse to accept any contributions if the sum of all contributions under a Certificate would then total more than $1,000,000. We reserve the right to limit aggregrate contributions made after the first Contract Year to 150% of first year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable annuity accumulation certificates/contracts that you own would then total more than $2,500,000.

Contributions are credited as of the Transaction Date.

METHODS OF PAYMENT

Except as indicated below, all contributions must be made by check. All contributions made by check must be drawn on a bank or credit union in the U.S., in U.S. dollars and made payable to Equitable Life. All checks are accepted subject to collection. All contributions should be sent to Equitable Life at our Processing Office address designated for contributions.

Wire Transmittals

We will accept, by agreement with broker-dealers who use wire transmittals, transmittal of initial contributions by wire order from the broker-dealer to the Processing Office. Such transmittals must be accompanied by essential information we require to allocate the contribution.

Contributions accepted by wire order will be invested at the value next determined following receipt for contributions allocated to the Investment Funds. Contributions allocated to the Guaranteed Period Account will receive the Guaranteed Rate(s) in effect for the applicable Guarantee Period(s) on the date contributions are received. Wire orders not accompanied by complete information, may be retained for a period not exceeding five Business Days while an attempt is made to obtain the required information. If the required information cannot be obtained within those five Business Days, the Processing Office will inform the broker-dealer, on behalf of the applicant, of the reasons for the delay and return the contribution immediately to the applicant, unless the applicant specifically consents to our retaining the contribution until the required information is received by the Processing Office.

Notwithstanding the acceptance by us of the wire order and the essential information, however, a Certificate generally will not be issued until the receipt and acceptance of a properly completed application. In certain cases we may issue a Certificate based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where a signed application is required, no financial transactions will be permitted until such time as we receive such signed application and have issued the Certificate. Where an Acknowledgment of Receipt is required, financial transactions will only be permitted if requested in writing, signed by the Certificate Owner and signature guaranteed until we receive such signed Acknowledgment of Receipt.

After your Certificate has been issued, subsequent contributions may be transmitted by wire.

ALLOCATION OF CONTRIBUTIONS

You have two options from which to choose for allocation of your contributions: Self-Directed Allocation and Principal Assurance.

Self-Directed Allocation

You design your own investment program by allocating your contributions among the Investment Options in any way you choose. Your contributions may be allocated to one or up to all of the available Investment Options at any time. We allocate contributions among the Investment Options according to your allocation percentages. Allocations must be in whole percentages. Allocation percentages can be changed at any time by writing to our Processing Office, or by telephone. The change will be effective on the Transaction Date and will remain in effect for future contributions unless another change is re-quested. Allocation of the initial contribution is subject to the provisions for the free look period. See "Free Look Period" below. Allocation of any contribution to the Guaranteed Period Account is subject to the following restrictions.

  o No more than 60% of any contribution may be allocated to the Guaranteed Period Account.

  o For Annuitant ages 76 and above, allocations may be made only to Guarantee Periods with maturities of five years or less; however, in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

Principal Assurance

This option (available for Annuitant issue ages 20 through 75) is designed to assure that your Maturity Value in a specified Guarantee Period equals your initial contribution, while at the same time allowing you to invest in the Investment Funds. The maturity year you select for such specified Guaranteed Period generally may not be later than 10 years nor earlier than seven years. In order to accomplish this strategy, we will allocate a portion (equal to the present value) of your initial contribution to a Guarantee Period based on the year you select. See "Guaranteed Rates and Price Per $100 of Maturity Value" in Part 4. You may allocate the balance of your contribution to the Investment Funds in any way you choose. Such allocations to the Investment Funds must be in whole percentages. Allocation of the portion of your initial contribution to the Investment Funds is subject to the provisions for the free look period. See "Free Look Period" below.

Principal Assurance may only be elected at issue of your Certificate and assumes no withdrawals or transfers of the amount allocated to the specified Guarantee Period.

Subsequent contributions must be allocated under "Self-Directed Allocation" described above.

Allocations to the Investment Funds

A contribution allocated to an Investment Fund purchases Accumulation Units in that Investment Fund based on the Accumulation Unit Value for that Investment Fund computed on the Transaction Date.

Allocations to the Guaranteed Period Account

Contributions allocated to the Guaranteed Period Account will have the Guaranteed Rate for the specified Guarantee Period offered on the Transaction Date.

FREE LOOK PERIOD

You have the right to examine the Accumulator Certificate for a period of 10 days after you receive it, and to return it to us for a refund. You cancel it by sending it to our Processing Office. The free look is extended if your state requires a refund period of longer than 10 days. This right applies only to the initial owner of a Certificate.

Your refund will equal the Annuity Account Value reflecting any investment gain or loss, and any positive or negative market value adjustment, through the date we receive your Certificate at our Processing Office. Some states may require that we calculate the refund differently. In those states that require that we calculate the refund differently, we may require that any portion of your initial contribution that you request to have allocated to the Investment Funds, be allocated to the Money Market Fund until the end of the free look period.

We follow these same procedures if you change your mind before a Certificate has been issued, but after a contribution has been made. See "Part 8: Tax Aspects of the Certificates" for possible consequences of canceling your Certificate during the free look period.

If you cancel your Certificate during the free look period, we may require that you wait six months before you may apply for a Certificate with us again.

ANNUITY ACCOUNT VALUE

The Annuity Account Value is the sum of the Annuity Account Values in the Investment Funds and the Guaranteed Period Account.

Annuity Account Value in Investment Funds

The Annuity Account Value in an Investment Fund on any Business Day is equal to the number of Accumulation Units in that Investment Fund times the Accumulation Unit Value for the Investment Fund for that date. The number of Accumulation Units in an Investment Fund at any time is equal to the sum of Accumulation Units purchased by contributions and transfers less the sum of Accumulation Units redeemed for withdrawals, transfers or deductions for charges.

The number of Accumulation Units purchased or sold in any Investment Fund equals the dollar amount of the transaction divided by the Accumulation Unit Value for that Investment Fund for the applicable Transaction Date.

The number of Accumulation Units will not vary because of any later change in the Accumulation

Unit Value. The Accumulation Unit Value varies with the investment performance of the corresponding Portfolios of the Trust, which in turn reflects the investment income and realized and unrealized capital gains and losses of the Portfolios, as well as the Trust fees and expenses. The Accumulation Unit Value is also stated after deduction of the Separate Account asset charges relating to the Certificates. A description of the computation of the Accumulation Unit Value is found in the SAI.

Annuity Account Value in Guaranteed Period
Account

The Annuity Account Value in the Guaranteed Period Account on any Business Day will be the sum of the present value of the Maturity Value in each Guarantee Period, using the Guaranteed Rate in effect for new allocations to such Guarantee Period on such date. (This is equivalent to the Guaranteed Period Amount increased or decreased by the full market value adjustment.) The Annuity Account Value, therefore, may be higher or lower than the contributions (less withdrawals) accumulated at the Guaranteed Rate. At the Expiration Date the Annuity Account Value in the Guaranteed Period Account will equal the Maturity Value. See "Part 4: The Guaranteed Period Account."

TRANSFERS AMONG INVESTMENT OPTIONS

At any time prior to the Annuity Commencement Date, you may transfer all or portions of your Annuity Account Value among the Investment Options, subject to the following restrictions.

  o Transfers are permitted to or from a Guarantee Period once per quarter during each Contract Year. Such transfers may be made at any time during each quarter.
  o Transfers out of a Guarantee Period other than at the Expiration Date will result in a market value adjustment. See "Part 4: The Guaranteed Period Account."

  o Transfers to Guarantee Periods are subject to the restrictions set forth under "Guarantee Periods and Expiration Dates" in Part 4 and are limited based on the age of the Annuitant. See "Allocation of Contributions" above.

Transfer requests must be made directly to our Processing Office. Your request for a transfer should specify your Certificate number, the amounts or percentages to be transferred and the Investment Options to and from which the amounts are to be transferred. Your transfer request may be in writing or by telephone.

For telephone transfer requests, procedures have been established by Equitable Life that are considered to be reasonable and are designed to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting on telephone instructions and providing written confirmation. In light of the procedures established, Equitable Life will not be liable for following telephone instructions that it reasonably believes to be genuine.

We may restrict, in our sole discretion, the use of an agent acting under a power of attorney, such as a market timer, on behalf of more than one Certificate Owner to effect transfers. Any agreements to use market timing services to effect transfers are subject to our rules then in effect and must be on a form satisfactory to us.

A transfer request will be effective on the Transaction Date and the transfer to or from Investment Funds will be made at the Accumulation Unit Value next computed after the Transaction Date. All transfers will be confirmed in writing.

DOLLAR COST AVERAGING

If you have at least $5,000 of Annuity Account Value in the Money Market Fund, you may choose to have a specified dollar amount transferred from the Money Market Fund to other Investment Funds on a monthly basis. The main objective of dollar cost averaging is to attempt to shield your investment from short term price fluctuations. Since the same dollar amount is transferred to other Investment Funds each month, more Accumulation Units are purchased in an Investment Fund if the value per Accumulation Unit is low and fewer Accumulation Units are purchased if the value per Accumulation Unit is high. Therefore, a lower average value per Accumulation Unit may be achieved over the long term. This plan of investing allows you to take advantage of market fluctuations but does not assure a profit or protect against a loss in declining markets.

The dollar cost averaging option may be elected at the time you apply for the Certificate or at a later date. The minimum amount that may be transferred each month is $250. The maximum amount which may be transferred is equal to the Annuity Account Value in the Money Market Fund at the time the option is elected, divided by 12.

The transfer date will be the same calendar day each month as the Contract Date. If, on any transfer date, the Annuity Account Value in the Money Market Fund is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred and the dollar cost averaging option will end. You may change the transfer amount once each Contract Year, or cancel this option by sending

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us satisfactory notice to our Processing Office at least seven calendar days before the next transfer date.

WITHDRAWAL OPTIONS

The Accumulator is an annuity contract, even though you may elect to receive your benefits in a non-annuity form. You may take withdrawals from your Certificate before the Annuity Commencement Date and while the Annuitant is alive. Two withdrawal options are available: Lump Sum Withdrawals and Systematic Withdrawals. Withdrawals may result in withdrawal charges. See "Part 6: Deductions and Charges." Withdrawals may also be taxable and subject to tax penalty. See "Part 8: Tax Aspects of the Certificates."

Amounts withdrawn from the Guaranteed Period Account, other than at the Expiration Date, will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 4.

As a deterrent to early withdrawal (generally prior to age 59 1/2) the Code provides certain penalties. We may also be required to withhold income taxes from the amount distributed. These rules are outlined in "Part 8: Tax Aspects of the Certificates."

o LUMP SUM WITHDRAWALS--You may take Lump Sum Withdrawals at any time subject to a minimum withdrawal amount of $1,000. A request to withdraw more than 90% of the Cash Value as of the date of the withdrawal will result in the termination of the Certificate and will be treated as a surrender of the Certificate for its Cash Value. See "Surrendering the Certificates to Receive the Cash Value," below.

  To make a Lump Sum Withdrawal, you must submit a request satisfactory to us which specifies the Investment Options from which the Lump Sum Withdrawal will be taken. If we have received the information we require, the requested withdrawal will become effective on the Transaction Date and proceeds will usually be mailed within seven calendar days thereafter, but we may delay payment as described in "When Payments Are Made" below. If we receive only partially completed information, our Processing Office will contact you for specific instructions before your request can be processed.

o SYSTEMATIC WITHDRAWALS--Systematic Withdrawals provide level percentage or level amount payouts. You may choose to receive Systematic Withdrawals on a monthly, quarterly or annual frequency. You select a dollar amount or percentage of the Annuity Account Value to be withdrawn, subject to a maximum of 1.2% monthly, 3.6% quarterly and 15.0% annually, but in no event may any payment be less than $250. If at the time a Systematic Withdrawal is to be made, the withdrawal amount would be less than $250, no payment will be made and your Systematic Withdrawal election will terminate.

  You select the date of the month when the withdrawals will be made, but you may not choose a date later than the 28th day of the month. If no date is selected, withdrawals will be made on the same calendar day of the month as the Contract Date. The commencement of payments under the Systematic Withdrawal option may not be elected to start sooner than 28 days after issue of the Certificate.

  You may elect Systematic Withdrawals at any time by completing the proper form and sending it to our Processing Office. You may change the payment frequency of your Systematic Withdrawals once each Contract Year or cancel this withdrawal option at any time by sending notice in a form satisfactory to us. The notice must be received at our Processing Office at least seven calendar days prior to the next scheduled withdrawal date. You may also change the amount or percentage of your Systematic Withdrawals once in each Contract Year. However, you may not change the amount or percentage in any Contract Year where you have previously taken another withdrawal under the Lump Sum Withdrawal option described above.

  Unless you specify otherwise, Systematic Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

Withdrawal Charges

Withdrawals in excess of the 15% free corridor amount may be subject to a withdrawal charge. See "Withdrawal Charge" in Part 6.

DEATH BENEFIT

When the Annuitant Dies

Generally, upon receipt of proof satisfactory to us of the Annuitant's death, prior to the Annuity Commencement Date, we will pay the death benefit to the beneficiary named in your Certificate. You designate the beneficiary at the time you apply for the

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Certificate. While the Certificate is in effect, you may change your beneficiary by writing to our Processing Office. The change will be effective on the date the written submission was signed. The death benefit payable will be determined as of the date we receive such proof of death and any required instructions as to the method of payment.

The death benefit is equal to the sum of:

 (1) the Annuity Account Value in the Investment Funds, or, if greater, the GMDB defined below; and

 (2) the death benefit provided with respect to the Guaranteed Period Account. See "Part 4: The Guaranteed Period Account."

There are two plans available under the Certificates for providing guaranteed benefits, Plan A and Plan B. Plan A (available for Annuitant issue ages 20 through 75) provides a combined GMDB/GMIB Benefit. Plan B provides a GMDB Only Benefit, and has a lower charge. The GMDB and the GMIB are discussed below.

For Annuitant issue ages 20 through 75, you must select Plan A or Plan B in the application. To elect Plan A, you must be both the Owner and the Annuitant under the Certificate. Once selected, the plan may not be changed. For Annuitant issue ages 76 through 83, for Certificates issued in New York and in states where the GMIB is not currently available, Plan B will apply.

For the specific charges, see "Part 6: Deductions and Charges."

GMDB

Applicable to Certificates issued in all states except
-----------------------------------------------------------------------------
 New York

The GMDB is determined daily. On the Contract Date, the GMDB is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the GMDB is equal to (a) the GMDB determined on the immediately preceding Business Day, plus (b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds. In addition, interest (see below) is credited to and becomes part of the GMDB on each Processing Date.

o 6% to 80 Benefit--interest will be credited at the effective annual GMDB interest rate of 6% (3% for amounts in the Money Market Fund) through age 80, and 0% thereafter. Contributions, transfers and withdrawals during the Contract Year will be taken into account.

Applicable to Certificates issued in New York for
-----------------------------------------------------------------------------
Annuitant issue ages 20 through 79

The GMDB is determined daily. On the Contract Date, the GMDB is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the GMDB is equal to (a) the GMDB calculated on the immediately preceding Business Day, plus (b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds. Additionally, on each Processing Date the GMDB is reset at the greater of the current GMDB and the current Annuity Account Value in the Investment Funds, not to exceed a cap as described below. The cap does not apply on the seventh Processing Date. The cap is equal to (a) the portion of the initial contribution allocated to the Investment Funds, plus (b) any subsequent contributions and transfers into the Investment Funds, less (c) any transfers and withdrawals from such Funds, plus (d) interest (see below) that is credited on each Processing Date, plus (e) any amount by which the GMDB is increased because the cap did not apply on the seventh Processing Date.

o 6% to 80 Cap--interest will be credited at the effective annual GMDB interest rate of 6% (3% for amounts in the Money Market Fund) through age 80, and 0% thereafter.

Applicable to Certificates issued in New York for
-----------------------------------------------------------------------------
Annuitant issue ages 80 through 83

The GMDB is determined daily. On the Contract Date, the GMDB is equal to the portion of the initial contribution allocated to the Investment Funds. Thereafter, the GMDB is equal to such portion of the initial contribution plus (a) any subsequent contributions and transfers into the Investment Funds, less (b) any transfers and withdrawals from such Funds.

See Appendix II for an example of the calculation of the GMDB.

How Withdrawals and Transfers Affect the GMDB

Withdrawals and transfers out of the Investment Funds will generally cause a reduction in the GMDB on a dollar-for-dollar basis. However, if on any Transaction Date, (i) the GMDB exceeds the Annuity Account Value and (ii) the sum of withdrawals and transfers out of the Investment Funds is greater than 6% of the beginning of year GMDB, the GMDB will be reduced on a pro rata basis on the Transaction Date. The amount of the reduction will be determined by dividing the amount of the withdrawal by the Annuity Account Value on the Transaction Date and multiplying this percentage by the then current GMDB.

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The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your GMDB.

For example, assuming a beginning of year GMDB of $100,000 and a withdrawal of $5,000, which represents 5% of the beginning of year GMDB ($5,000/$100,000), such withdrawal would cause the current GMDB to be reduced by $5,000. If a withdrawal in the amount of $10,000, which represents 10% of the beginning of year GMDB ($10,000/ $100,000) were to be made, assuming a current Annuity Account Value of $50,000 the current GMDB would be reduced by 20% ($10,000/$50,000), or $20,000 ($100,0000 x .20).

How Payment is Made

We will pay the death benefit to the beneficiary in the form of the income annuity option you have chosen under your Certificate. If no income annuity option has been chosen at the time of the Annuitant's death, the beneficiary will receive the death benefit in a lump sum. However, subject to certain exceptions in the Certificate, Equitable Life's rules then in effect and any other applicable requirements under the Code, the beneficiary may elect to apply the death benefit to one or more income annuity options offered by Equitable Life. See "Income Annuity Options" below. Note that if you are both the Certificate Owner and the Annuitant, only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary may be elected.

Successor Annuitant

If you are both the Certificate Owner and the Annuitant and you elect your spouse to be both the sole primary beneficiary and the successor Annuitant/ Certificate Owner, then no death benefit is payable until your surviving spouse's death.

On the Processing Date following your death, if the successor Annuitant/Certificate Owner election was elected at issue of the Certificate and is in effect at your death, the GMDB will be reset at the greater of the current GMDB and the current Annuity Account Value in the Investment Funds. The GMDB interest rate will subsequently be credited based on the age (as of the Processing Date) of the successor Annuitant/Certificate Owner. For such Certificates, if Plan A was elected, the GMIB (discussed below) will continue to be available on Contract Date anniversaries seven and later based on the Contract Date of the Accumulator Certificate, provided the GMIB is exercised as specified under GMIB below, based on the age of the successor Annuitant/ Certificate Owner.

WHEN THE CERTIFICATE OWNER DIES
BEFORE THE ANNUITANT

When you are not the Annuitant and you die before the Annuity Commencement Date, the beneficiary named to receive the death benefit upon the Annuitant's death will automatically succeed as Certificate Owner (unless you name a different person as a successor Owner in a written form acceptable to us and send it to our Processing Office). The Certificate provides that the original Certificate Owner's entire interest in the Certificate be completely distributed to the named beneficiary by the fifth anniversary of such Owner's death (unless an income annuity option is elected and payments begin within one year after the Certificate Owner's death and are made over the beneficiary's life or over a period not to exceed the beneficiary's life expectancy). If an income annuity option has not been elected, as described above, on the fifth anniversary of your death, we will pay any Annuity Account Value remaining on such date, less any applicable withdrawal charge. If the successor Certificate Owner is your surviving spouse, no distributions are required as long as both the surviving spouse and the Annuitant are living.

GMIB

The GMIB (available under Plan A at issue ages 20 through 75) may not currently be available in your state. When it becomes available it will be added to your Certificate if you then elect Plan A. State availability information may be obtained from your registered representative.

The GMIB provides a minimum guaranteed lifetime income upon the application of the Annuity Account Value in the Investment Funds to purchase the Assured Payment Plan (Life Annuity with a Period Certain). The Assured Payment Plan provides payments during a period certain with payments continuing for life thereafter. On the Transaction Date the amount of the periodic lifetime income to be purchased under the Assured Payment Plan will be based on the greater of (i) the Annuity Account Value in the Investment Funds and (ii) an amount equal to the GMDB described above, reduced by any remaining withdrawal charges; each divided by "guaranteed maximum annuity purchase rates" under the Certificate. The guaranteed maximum annuity purchase rates are based on
(i) interest at 2.5% if the GMIB is exercised within 30 days following a Contract Date anniversary in years 7 through 9 and at 3.0% if exercised within 30 days following the 10th or later Contract Date anniversary and (ii) mortality based on the 1983 Individual Annuity Mortality Table "a" projected with modified Scale G. Your Annuity Account Value in the Investment Funds will depend on the performance of such Funds. The amount equal to the GMDB (as discussed above) does not have an Annuity Account Value or a Cash Value and is used solely for purposes of calculating the GMIB.

If you have any Annuity Account Value in the Guaranteed Period Account under your Accumulator Certificate as of the Transaction Date that you exercise the GMIB, such Annuity Account Value will

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


also be applied (at current annuity purchase rates) toward the purchase of payments under the Assured Payment Plan. Such Annuity Account Value will increase the payments provided by the GMIB. A market value adjustment may apply.

When you exercise the GMIB, we automatically determine whether the application of your Annuity Account Value in the Investment Funds at current purchase rates under the Assured Payment Plan (with a period certain as specified below) would produce higher lifetime income, and if so, the higher income will be provided.

In addition, you can elect any of our income annuity options discussed below.

The GMIB applies only if your election of the Assured Payment Plan meets the following conditions:

    o  You are the Owner and Annuitant of the Accumulator Certificate.

    o The Assured Payment Plan is purchased within 30 days following the 7th or later Contract Date anniversary under your Accumulator Certificate; provided it is not purchased earlier than your age 60, nor later than age 83.

    o The period certain you select is as indicated below, based on your issue age for the Assured Payment Plan Certificate and the type of payments selected;

              LEVEL PAYMENTS
-----------------------------------------
     ISSUE AGE          PERIOD CERTAIN
-----------------  ----------------------
  60 through 80            10years
  81 through 83    90 less your issue age
             INCREASING PAYMENTS
-----------------------------------------
     ISSUE AGE          PERIOD CERTAIN
  ---------------  ----------------------
  60 through 70            15years
  71 through 75            12 years
  76 through 80            9 years
  81 through 83            6 years

    o Payments start one payment mode after the Contract Date of the Assured Payment Plan Certificate.

Each year on your Contract Date anniversary, if you are eligible to exercise the GMIB, we will send you a notice of how much income could be provided under such option on the Contract Date anniversary. You may then notify us within 30 days following the Contract Date anniversary if you want to exercise the GMIB by submitting the proper form and returning your Accumulator Certificate. The income to be provided under the Assured Payment Plan Certificate will be determined on the Transaction Date that we receive your request and the Certificate and, therefore, may differ from the notice. It will be based on the GMIB as of such Transaction Date.

The Assured Payment Plan (Life Annuity with a Period Certain) is offered through our Prospectus for the Assured Payment Plan dated May 1, 1996, which may be obtained from your registered representative. You should read it carefully before you decide to purchase such Plan.

See Appendix III for examples on the GMIB.

CASH VALUE

The Cash Value under the Certificate fluctuates daily with the investment performance of the Investment Funds you have selected and reflects any upward or downward market value adjustment. See "Part 4: The Guaranteed Period Account." We do not guarantee any minimum Cash Value except for amounts in a Guarantee Period held to the Expiration Date. On any date before the Annuity Commencement Date while the Certificate is in effect, the Cash Value is equal to the Annuity Account Value less any withdrawal charge. The free corridor amount will not apply when calculating the withdrawal charge applicable upon a surrender. See "Part 6: Deductions and Charges."

SURRENDERING THE CERTIFICATES TO
RECEIVE THE CASH VALUE

You may surrender a Certificate to receive the Cash Value at any time while the Annuitant is living and before the Annuity Commencement Date.

For a surrender to be effective, we must receive your written request and the Certificate at our Processing Office. The Cash Value will be determined on the Transaction Date. All benefits under the Certificate will be terminated as of that date. You may receive the Cash Value in a single sum payment or apply it under one or more of the income annuity options described below. We will usually pay the Cash Value within seven calendar days, but we may delay payment as described in "When Payments are Made" below.

In some cases, surrenders may have adverse tax consequences. See "Part 8: Tax Aspects of the Certificates."

INCOME ANNUITY OPTIONS

Income annuity options provide periodic payments over a specified period of time which may be fixed or may be based on the Annuitant's life. Annuity forms of payment are calculated as of the Annuity Commencement Date, which is on file with our Process-

                               26

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

ing Office. You can change the Annuity Commencement Date by writing to our Processing Office any time before the Annuity Commencement Date. However, you may not choose a date later than the 28th day of any month. Also, based on the issue age of the Annuitant, the Annuity Commencement Date may not be later than the Processing Date which follows the Annuitant's 90th birthday. (may be different in some states).

Before the Annuity Commencement Date, we will send a letter advising that annuity benefits are available. Unless you otherwise elect, we will pay fixed annuity benefits on the "normal form" indicated for your Certificate as of the Annuity Commencement Date. The amount applied to provide the annuity benefit will be (1) the Annuity Account Value for any life annuity form or
(2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

Amounts in the Guarantee Periods that are applied to an income annuity option prior to an Expiration Date will result in a market value adjustment. See "Market Value Adjustment for Transfers, Withdrawals or Surrender Prior to the Expiration Date" in Part 4.

ANNUITY FORMS

o Life Annuity: An annuity which guarantees payments for the rest of the Annuitant's life. Payments end with the last monthly payment before the Annuitant's death. Because there is no death benefit associated with this annuity form, it provides the highest monthly payment of any of the life income annuity options, so long as the Annuitant is living.

o Life Annuity-Period Certain: This annuity form also guarantees payments for the rest of the Annuitant's life. In addition, if the Annuitant dies before a specified period of time (the "certain period") has ended, payments will continue to the beneficiary for the balance of the certain period. Certain periods may be 5, 10, 15 or 20 years. A life annuity with a certain period of 10 years is the normal form of annuity under the Certificates.

o Life Annuity-Refund Certain: This annuity form guarantees payments to you for the rest of your life. In addition, if you die before the amount applied to purchase this annuity option has been recovered, payments will continue to your beneficiary until that amount has been recovered. This option is available only as a fixed annuity.

o Period Certain Annuity: This annuity form guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years, and does not involve life contingencies.

o Joint and Survivor Life Annuity: This annuity form guarantees life income to you and, after your death, continuation of income to the survivor.

The life annuity-period certain and the life annuity-refund certain are available on either a single life or joint and survivor life basis.

The income annuity options outlined above are available in both fixed and variable form, unless otherwise indicated. Fixed annuity payments are guaranteed by us and will be based either on the tables of guaranteed annuity payments in your Certificate or on our then current annuity rates, whichever is more favorable for the Annuitant. Variable income annuities may be funded through the Common Stock Fund through the purchase of annuity units. The amount of each variable annuity payment may fluctuate, depending upon the performance of the Common Stock Fund. That is because the annuity unit value rises and falls depending on whether the actual rate of net investment return (after deduction of charges) is higher or lower than the assumed base rate. See "Annuity Unit Values" in the SAI. Variable income annuities may also be available by separate prospectus through the Common Stock or other Funds of other separate accounts we offer.

For all Annuitants, the normal form of annuity provides for fixed payments. We may offer other forms not outlined here. Your registered representative can provide details.

For each income annuity option, we will issue a separate written agreement putting the option into effect. Before we pay any annuity benefit, we require the return of the Certificate.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life income annuity option, the Annuitant's age (or the Annuitant's and joint Annuitant's ages) and in certain instances, the sex of the Annuitant(s). Once an income annuity option is chosen and payments have commenced, no change can be made.

If, at the time you elect an income annuity option, the amount to be applied is less than $2,000 or the initial payment under the option elected is less than $20 monthly, we reserve the right to pay the Annuity Account Value in a single sum rather than as payments under the annuity form chosen.

ASSURED PAYMENT PLAN

If you are the Owner and the Annuitant, you may apply your Annuity Account Value, in whole or in

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

part, and subject to any withdrawal charges to the extent described below, to purchase the Assured Payment Plan (Life Annuity with a Period Certain), provided you meet the issue age and payment restrictions for the Assured Payment Plan. If you apply a part of the Annuity Account Value, it will be considered a withdrawal and may be subject to withdrawal charges. See "Withdrawals" above. The Assured Payment Plan, is designed to provide guaranteed level or increasing annual payments for your life or for your life and the life of a joint Annuitant. If 100% of the Annuity Account Value is applied from an Accumulator Certificate to purchase the Assured Payment Plan at a time when the dollar amount of the withdrawal charge is greater than 2% of remaining contributions (after withdrawals), such withdrawal charge will not be deducted. However, a new withdrawal charge schedule will apply under the Assured Payment Plan. For purposes of the Assured Payment Plan withdrawal charge schedule, the year in which your Annuity Account Value is applied under the Assured Payment Plan will be "Contract Year 1." If 100% of the Annuity Account Value is applied from the Accumulator when the dollar amount of the withdrawal charge is 2% or less, such withdrawal charge will not be deducted and there will be no withdrawal charge schedule under the Assured Payment Plan. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the Assured Payment Plan. No subsequent contributions will be permitted under the Assured Payment Plan Certificate.

You may also apply your Annuity Account Value to purchase the Assured Payment Plan (Period Certain) once withdrawal charges are no longer in effect. This version of the Assured Payment Plan provides for annual payments for a specified period. No withdrawal charges will apply under the Assured Payment Plan Certificate.

The Assured Payment Plan (Life Annuity with a Period Certain) and Assured Payment Plan (Period Certain) are described in our prospectus for the Assured Payment Plan, dated May 1, 1996. Copies are available from your registered representative.

To purchase this annuity form we also require the return of your Certificate. An Assured Payment Plan Certificate will be issued putting this annuity form into effect.

Depending upon your circumstances, this may be accomplished on a tax-free basis. Consult your tax adviser.

WHEN PAYMENTS ARE MADE

Under applicable law, application of proceeds from the Investment Funds to a variable annuity, payment of a death benefit from the Investment Funds, payment of any portion of the Annuity Account Value (less any applicable withdrawal charge) from the Investment Funds, and, upon surrender, payment of the Cash Value from the Investment Funds will be made within seven calendar days after the Transaction Date. Payments or application of proceeds from the Investment Funds can be deferred for any period during which (1) the New York Stock Exchange is closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Fund's assets is not reasonably practicable because of an emergency, or (3) the SEC, by order, permits us to defer payment in order to protect persons with interest in the Investment Funds.

We can defer payment of any portion of the Annuity Account Value in the Guaranteed Period Account (other than for death benefits) for up to six months while you are living. We may also defer payments for any amount attributable to a contribution made in the form of a check for a reasonable amount of time (not to exceed 15 days) to permit the check to clear.

ASSIGNMENT

The Certificates may be assigned at any time before the Annuity Commencement Date and for any purpose other than as collateral or security for a loan. Equitable Life will not be bound by an assignment unless it is in writing and we have received it at our Processing Office. In some cases, an assignment may have adverse tax consequences. See "Part 8: Tax Aspects of the Certificates."

DISTRIBUTION OF THE CERTIFICATES

As the distributor of the Certificates, Equitable Distributors, Inc. (EDI), an indirect wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the Certificates. EDI also serves as the principal underwriter of the Separate Account under the 1940 Act. EDI is registered with the SEC as a broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 787 Seventh Avenue, New York, New York 10019.

The Certificates will be sold by registered representatives of EDI, as well as by unaffiliated broker-dealers with which EDI has entered into selling agreements. Broker-dealer sales compensation will generally not exceed six percent of total contributions made under a Certificate. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion thereof to their registered representatives as commission related to sales of the Certificates. The offering of the Certificates is intended to be continuous.

                               28

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PART 6: DEDUCTIONS AND CHARGES

CHARGES DEDUCTED FROM THE
ANNUITY ACCOUNT VALUE

We allocate the entire amount of each contribution to the Investment Options you select, subject to certain restrictions. We then periodically deduct certain amounts from your Annuity Account Value. Unless otherwise indicated, the charges described below and under "Charges Deducted from the Investment Funds" below will not be increased by us for the life of the Certificates. We may reduce certain charges under group or sponsored arrangements. See "Group or Sponsored Arrangements" below. Charges are deducted proportionately from all the Investment Funds in which your Annuity Account Value is invested on a pro rata basis, except as noted below.

Withdrawal Charge

A withdrawal charge will be imposed as a percentage of each contribution made to the extent that a withdrawal exceeds the free corridor amount, or if the Certificate is surrendered to receive its Cash Value. We determine the withdrawal charge separately for each contribution in accordance with the table below.

                                  CONTRACT YEAR
                    1       2       3       4       5       6       7      8+
                 ------  ------  ------  ------  ------  ------  ------  -----
Percentage of
 Contribution    7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%      0.0%

The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each contribution withdrawn or surrendered. For each contribution, the Contract Year in which we receive that contribution is "Contract Year 1."

The withdrawal charge is deducted from the Investment Options from which each such withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

    Free Corridor Amount

    The free corridor amount is 15% of the Annuity Account Value at the beginning of the Contract Year minus any amount previously withdrawn during that Contract Year.

Any withdrawal requested that exceeds the free corridor amount will be subject to the withdrawal charge. The 15% free corridor amount is not applicable to a surrender.

For purposes of calculating the withdrawal charge, (1) we treat contributions as being withdrawn on a first-in first-out basis, and (2) amounts withdrawn up to the free corridor amount are not considered a withdrawal of any contributions. Although we treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge, the Federal income tax law treats earnings as withdrawn first. See "Part 8: Tax Aspects of the Certificates."

The withdrawal charge is to help cover sales expenses.

Withdrawal Processing Charges

We reserve the right to impose a charge of the lesser of $25 and 2.0% of the amount withdrawn for each Lump Sum Withdrawal after the fifth in a Contract Year. This charge, if made, is to cover our administrative expenses in processing Lump Sum Withdrawals. See "Asset Based Administrative Charge" below.

Charges for Combined GMDB/GMIB Benefit (Plan A)

We deduct a charge annually on each Processing Date for providing the combined GMDB/GMIB Benefit (Plan A). The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage under Plan A is equal to 0.45%.

Charges for GMDB Only Benefit (Plan B)

We deduct a charge annually on each Processing Date for providing the GMDB Only Benefit (Plan B). The charge is equal to a percentage of the GMDB in effect on the Processing Date. The percentage under Plan B is equal to 0.20%.

If the amount collected from this charge exceeds the cost of providing the benefits, it will be to our profit, and may be used to pay distribution expenses not recovered from sales charges under the Certificates.

Charges for State Premium and Other Applicable Taxes

We deduct a charge for applicable taxes, such as state or local premium taxes, that might be imposed in your state. Generally we deduct this charge from the amount applied to provide an income annuity option. In certain states, however, we may deduct the charge for taxes from contributions. The current

                               29

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tax charge that might be imposed varies by state and ranges from 0% to 3.5%
(the rate is 1% in Puerto Rico and 5% in the Virgin Islands).

CHARGES DEDUCTED FROM THE
INVESTMENT FUNDS

Mortality and Expense Risk Charge

We will deduct a daily charge from the assets in each Investment Fund to compensate us for mortality and expense risks. The daily charge is at the rate of 0.002477%, which is equivalent to an annual rate of 0.90%, on the assets in each Investment Fund. Approximately 0.60% of this annual charge is allocated to the mortality risk and 0.30% is allocated to the expense risk.

We will realize a gain from this charge to the extent it is not needed to provide for benefits and expenses under the Certificate. We will use any gain for any lawful purpose including payment of distribution expenses not recovered from sales charges under the Certificate.

The mortality risk assumed is the risk that Annuitants as a group will live for a longer time than our actuarial tables predict. As a result, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each Certificate, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that the guaranteed minimum death benefit charge is insufficient to pay any amount by which such death benefit exceeds the Cash Value of the Certificate.

The expense risk assumed is the risk that it will cost us more to issue and administer the Certificates than we expect.

Asset Based Administrative Charge

We will deduct a daily charge from the assets in each Investment Fund, to compensate us for administrative expenses under the Certificates. The daily charge is at a rate of 0.000831% (equivalent to an annual rate of 0.30%) on the assets in each Investment Fund. We may increase this charge to an annual rate of 0.35%, the maximum permitted under the Certificates. The charge will not be increased before December 31, 1999. The withdrawal processing charge and the asset based administrative charge are not designed to produce a profit for Equitable Life.

TRUST CHARGES TO PORTFOLIOS

Investment advisory fees charged daily against the Trust's assets, the Rule 12b-1 Plan fee, direct operating expenses of the Trust (such as trustees' fees, expenses of independent auditors and legal counsel, bank and custodian charges and liability insurance), and certain investment-related expenses of the Trust (such as brokerage commissions and other expenses related to the purchase and sale of securities), are reflected in each Portfolio's daily share price. The maximum investment advisory fees paid annually by the Portfolios cannot be changed without a vote by shareholders. They are as follows:

                              DAILY AVERAGE NET ASSETS
                          -------------------------------
                             FIRST
                             $350     NEXT $400  OVER $750
                            MILLION    MILLION    MILLION
                          ---------  ---------  ---------
Aggressive Stock ........    .500%      .475%      .450%
Common Stock and  Money
Market ..................    .400%      .375%      .350%
Growth Investors, Global
 and High Yield .........    .550%      .525%      .500%

Investment advisory fees are established under the Trust's investment advisory agreements between the Trust and its investment adviser, Alliance.

The Rule 12b-1 Plan provides that the Trust, on behalf of each Portfolio may pay annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. The Rule 12b-1 Plan fee, which may be waived in the discretion of EDI, may be increased only by action of the Board of Trustees of the Trust up to a maximum of 0.50% per annum.

All of these fees and expenses are described more fully in the Trust prospectus.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum initial contribution requirements. We may also change the guaranteed minimum death benefit and the guaranteed minimum income benefit. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell Certificates to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, including our requirements for size and number of years in exist-

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

ence. Group or sponsored arrangements that have been set up solely to buy Certificates or that have been in existence less than six months will not qualify for reduced charges.

We may also establish different Guaranteed Rates for the Guarantee Periods under different classes of Certificates for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when a Certificate is approved for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group and sponsored arrangements may be governed by the Code, the Employee Retirement Income Security Act of 1974 (ERISA), or both. We make no representations as to the impact of those and other applicable laws on such programs. WE RECOMMEND THAT EMPLOYERS, TRUSTEES, AND OTHERS PURCHASING OR MAKING CERTIFICATES AVAILABLE FOR PURCHASE UNDER SUCH PROGRAMS SEEK THEADVICE OF THEIR OWN LEGAL AND BENEFITS ADVISERS.

OTHER DISTRIBUTION ARRANGEMENTS

The withdrawal charge may be reduced or eliminated when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and receive no commission or reduced commissions in connection with the sale of the Certificates. In no event will a reduction or elimination of the withdrawal charge be permitted where it would be unfairly discriminatory.

                               31

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PART 7: VOTING RIGHTS

TRUST VOTING RIGHTS

As explained previously, contributions allocated to the Investment Funds are invested in shares of the corresponding Portfolios of the Trust. Since we own the assets of the Separate Account, we are the legal owner of the shares and, as such, have the right to vote on certain matters. Among other things, we may vote:

o  to elect the Trust's Board of Trustees,
o  to ratify the selection of independent auditors for the Trust, and
o on any other matters described in the Trust's current prospectus or requiring a vote by shareholders under the 1940 Act.

Because the Trust is a Massachusetts business trust, annual meetings are not required. Whenever a shareholder vote is taken, we will give Certificate Owners the opportunity to instruct us how to vote the number of shares attributable to their Certificates. If we do not receive instructions in time from all Certificate Owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in an Investment Fund in the same proportions that Certificate Owners vote.

Each Trust share is entitled to one vote. Fractional shares will be counted. Voting generally is on a Portfolio-by-Portfolio basis except that shares will be voted on an aggregate basis when universal matters, such as election of Trustees and ratification of independent auditors, are voted upon. However, if the Trustees determine that shareholders in a Portfolio are not affected by a particular matter, then such shareholders generally would not be entitled to vote on that matter.

VOTING RIGHTS OF OTHERS

Currently, we control the Trust. Trust shares are held by other separate accounts of ours and by separate accounts of insurance companies affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the Accumulator Certificate Owners, we currently do not foresee any disadvantages arising out of this. The Trust's Board of Trustees intends to monitor events in order to identify any material irreconcilable conflicts that possibly may arise and to determine what action, if any, should be taken in response. If we believe that the Trust's response to any of those events insufficiently protects our Certificate Owners, we will see to it that appropriate action is taken to protect our Certificate Owners.

SEPARATE ACCOUNT VOTING RIGHTS

If actions relating to the Separate Account require Certificate Owner approval, Certificate Owners will be entitled to one vote for each Accumulation Unit they have in the Investment Funds. Each Certificate Owner who has elected a variable annuity payout may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in the Common Stock Fund divided by the Accumulation Unit Value for the Common Stock Fund. We will cast votes attributable to any amounts we have in the Investment Funds in the same proportion as votes cast by Certificate Owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable Federal securities laws. To the extent that those laws or the regulations promulgated under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

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PART 8: TAX ASPECTS OF THE CERTIFICATES

This prospectus generally covers our understanding of the current Federal income tax rules that apply to an annuity purchased with after-tax dollars (non-qualified annuity).

This prospectus does not provide detailed tax information and does not address issues such as state income and other taxes or Federal gift and estate taxes. Please consult a tax adviser when considering the tax aspects of the Accumulator Certificates.

TAX CHANGES

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of annuities. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may be altered. There is no way of predicting whether, when or in what form any such change would be adopted.

Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

TAXATION OF NON-QUALIFIED ANNUITIES

Equitable Life has designed the Accumulator Certificate to qualify as an "annuity" for purposes of Federal income tax law. Gains in the Annuity Account Value of the Certificate generally will not be taxable to an individual until a distribution occurs, either by a withdrawal of part or all of its value or as a series of periodic payments. However, there are some exceptions to this rule: (1) if a Certificate fails the investment diversification requirements; (2) if an individual transfers a Certificate as a gift to someone other than a spouse (or divorced spouse), any gain in its Annuity Account Value will be taxed at the time of transfer; (3) the assignment or pledge of any portion of the value of a Certificate will be treated as a distribution of that portion of the Certificate; and (4) when an insurance company (or its affiliate) issues more than one non-qualified deferred annuity certificate or contract during any calendar year to the same taxpayer, the certificates or contracts are required to be aggregated in computing the taxable amount of any distribution.

Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the Certificate unless an exception under the Code applies.

Prior to the Annuity Commencement Date, any withdrawals which do not terminate your total interest in the Certificate are taxable to you as ordinary income to the extent there has been a gain in the Annuity Account Value. The balance of the distribution is treated as a return of the "investment" or "basis" in the Certificate and is not taxable. Generally, the investment or basis in the Certificate equals the contributions made, less any amounts previously withdrawn which were not taxable. Special rules may apply if contributions made to another annuity certificate or contract prior to August 14, 1982 are transferred to a Certificate in a tax-free exchange. To take advantage of these rules, you should notify us prior to such an exchange.

If you surrender or cancel the Certificate, the distribution is taxable to the extent it exceeds the investment in the Certificate.

Once annuity payments begin, a portion of each payment is considered to be a tax-free recovery of investment based on the ratio of the investment to the expected return under the Certificate. The remainder of each payment will be taxable. In the case of a variable annuity, special rules apply if the payments received in a year are less than the amount permitted to be recovered tax-free. In the case of a life annuity, after the total investment has been recovered, future payments are fully taxable. If payments cease as a result of death, a deduction for any unrecovered investment will be allowed.

The taxable portion of a distribution is treated as ordinary income and is subject to income tax withholding. See "Federal and State Income Tax Withholding" below. In addition, a penalty tax of 10% applies to the taxable portion of a distribution unless the distribution is (1) made on or after the date the taxpayer attains age 59 1/2, (2) made on or after your death, (3) attributable to the disability of the taxpayer, (4) part of a series of substantially equal installments as an annuity for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and a beneficiary, or (5) with respect to income allocable to amounts contributed to an annuity certificate or contract prior to August 14, 1982 which are transferred to the Certificate in a tax-free exchange.

                               33

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If, as a result of the Annuitant's death, the beneficiary is entitled to receive the death benefit described in Part 5, the beneficiary is generally subject to the same tax treatment as would apply to you, had you surrendered the Certificate (discussed above).

If the beneficiary elects to take the death benefit in the form of a life income or installment option, the election should be made within 60 days after the day on which a lump sum death benefit first becomes payable and before any benefit is actually paid. The tax computation will reflect your investment in the Certificate.

The Certificate provides a minimum guaranteed death benefit that in certain circumstances may be greater than either the contributions made or the Annuity Account Value. This provision provides investment protection against an untimely termination of a Certificate on the death of an Annuitant at a time when the Certificate's Annuity Account Value might otherwise have provided a lower benefit. Although we do not believe that the provision of this benefit should have any adverse tax effect, it is possible that the IRS could take a contrary position and could assert that some portion of the charges for the minimum guaranteed death benefit should be treated for Federal income tax purposes as a partial withdrawal from the Certificate. If this were so, such a deemed withdrawal could be taxable, and for Certificate Owners under age 59 1/2, also subject to tax penalty.

FEDERAL AND STATE INCOME TAX
WITHHOLDING

Equitable Life is required to withhold Federal income tax on the taxable portion of annuity payments, unless the recipient elects not to be subject to income tax withholding. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, however, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding. Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the Certificate. Our Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct taxpayer identification number and a United States residence address.

Certain states have indicated that income tax withholding will apply to payments made from the Certificate to residents. In some states, a recipient may elect out of state withholding. Generally, an election out of Federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number and consult your tax adviser.

Periodic payments are generally subject to wage-bracket type withholding (as if such payments were payments of wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic annuity payments which is exempt from withholding based on this assumption. For 1996, a recipient of periodic payments (e.g., monthly or annual payments) which total less than a $14,075 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. A withholding election may be revoked at any time and remains effective until revoked. If a recipient fails to provide a correct taxpayer identification number, withholding is made as if the recipient is single with no exemptions.

A recipient of a non-periodic distribution (total or partial) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct taxpayer identification number will generally be permitted to elect not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right to make withholding elections.

OTHER WITHHOLDING

As a general rule, if death benefits are payable to a person two or more generations younger than you, a Federal generation skipping tax may be payable with respect to the benefit at rates similar to the maximum estate tax rate in effect at the time. The generation skipping tax provisions generally apply to transfers which would also be subject to the gift and estate tax rules. Individuals are generally allowed an aggregate generation skipping tax exemption of $1 million. Because these rules are complex, you should consult with your tax adviser for specific information, especially where benefits are passing to younger generations, as opposed to a spouse or child.

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If we believe a benefit may be subject to generation skipping tax we may be required to withhold for such tax unless we receive acceptable written confirmation that no such tax is payable.

SPECIAL RULES FOR CERTIFICATES ISSUED IN PUERTO RICO

Under current law Equitable Life treats income from Accumulator Certificates as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from Accumulator Certificates is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a Certificate may differ in the two jurisdictions. Therefore, an individual might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income for each. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on an individual's personal situation and the timing of the different tax liabilities, an individual may not be able to take full advantage of this credit.

Please consult your tax adviser to determine the applicability of these rules to your own tax situation.

IMPACT OF TAXES TO EQUITABLE LIFE

The Certificates provide that Equitable Life may charge the Separate Account for taxes. Equitable Life can set up reserves for such taxes.

TRANSFERS AMONG INVESTMENT OPTIONS

Transfers among the Investment Funds or between the Guaranteed Period Account and one or more Investment Funds are not taxable.

                               35

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PART 9: KEY FACTORS IN RETIREMENT PLANNING

INTRODUCTION

The Accumulator is available to help meet the retirement income and investment needs of individuals. In assessing these retirement needs, some key factors need to be addressed: (1) the impact of inflation on fixed retirement incomes; (2) the importance of planning early for retirement; (3) the benefits of tax-deferral; (4) the selection of an appropriate investment strategy; and (5) the benefit of annuitization. Each of these factors is addressed below.

Unless otherwise noted, all of the following presentations use an assumed annual rate of return of 7.5% compounded annually. This rate of return is for illustrative purposes only and is not intended to represent an expected or guaranteed rate of return for any investment vehicle, including the Accumulator. In addition, unless otherwise noted, none of the illustrations reflect any charges that may be applied under a particular investment vehicle, including the Accumulator. Such charges would effectively reduce the actual return under any investment vehicle.

All earnings in these presentations are assumed to accumulate tax-deferred unless otherwise noted. Most programs designed for retirement savings offer tax-deferral. Monies are taxed upon withdrawal and a 10% penalty tax may apply to premature withdrawals. Certain retirement programs prohibit early withdrawals. See "Part 8: Tax Aspects of the Certificates." Where taxes are taken into consideration in these presentations, a 28% tax rate is assumed.

The source of the data used by us to compile the charts which appear in this
Part 9 (other than charts 1, 2, 3, 4 and 7) is Ibbotson Associates, Inc. Chicago. Stocks, Bonds, Bills and Inflation 1996 Yearbook (TM). All rights reserved.

In reports or other communications or in advertising material we may make use of these or other graphic or numerical illustrations that we prepare showing the impact of inflation, planning early for retirement, tax-deferral, diversification and other concepts important to retirement planning.

INFLATION

Inflation erodes purchasing power. This means that, in an inflationary period, the dollar is worth less as time passes. Because many people live on a fixed income during retirement, inflation is of particular concern to them. The charts that follow illustrate the detrimental impact of inflation over an extended period of time. Between 1965 and 1995, the average annual inflation rate was 5.39%. As demonstrated in Chart 1, this 5.39% annual rate of inflation would cause the purchasing power of $35,000 to decrease to only $7,246 after 30 years.

In Chart 2, the impact of inflation is examined from another perspective. Specifically, the chart illustrates the additional income needed to maintain the purchasing power of $35,000 over a thirty year period. Again, the 1965-1995 historical inflation rate of 5.39% is used. In this case, an additional $134,064 would be required to maintain the purchasing power of $35,000 after 30 years.
                            CHART 1

                 [THE FOLLOWING TABLE WAS REPRESENTED AS A
                    3-D BAR GRAPH IN THE PROSPECTUS]

                      Today        --       $35,000
                      10 years     --       $20,705
                      20 years     --       $12,248
                      30 years     --       $ 7,246

                 [END OF GRAPHICALLY REPRESENTED DATA]

                               CHART 2
                        ANNUAL INCOME NEEDED

                 [THE FOLLOWING TABLE WAS REPRESENTED AS A
                    3-D BAR GRAPH IN THE PROSPECTUS]

                      Today        --       $ 35,000
                      10 years     --       $ 59,165
                      20 years     --       $100,013
                      30 years     --       $169,064

              Increase Needed:  $24,165   $65,013   $134,064

                 [END OF GRAPHICALLY REPRESENTED DATA]

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STARTING EARLY

The impact of inflation accentuates the need to begin a retirement program early. The value of starting early is illustrated in the following charts.

As shown in Chart 3, if an individual makes annual contributions of $2,500 to his or her retirement program beginning at age 30, he or she would accumulate $414,551 by age 65 under the assumptions described earlier. If that individual waited until age 50, he or she would only accumulate $70,193 by age 65 under the same assumptions.

                                    CHART 3

                    [THE FOLLOWING TABLE WAS REPRESENTED AS
                    A STACKED AREA GRAPH IN THE PROSPECTUS:]

                          30 .................  $414,551
                          40 .................  $182,691
                          50 .................  $ 70,193
             BLACK - Age 30    GRAY - Age 40     DOTTED - Age 50

                      [END OF GRAPHICALLY REPRESENTED DATA]

In Table 1, the impact of starting early is demonstrated in another format. For example, if an individual invests $300 monthly, he or she would accumulate $387,193 in thirty years under our assumptions. In contrast, if that individual invested the same $300 per month for 15 years, he or she would accumulate only $97,804 under our assumptions.

                                   TABLE 1

    MONTHLY
 CONTRIBUTION    YEAR 10   YEAR 15    YEAR 20    YEAR 25    YEAR 30
--------------  --------  --------  ---------  ---------  ---------
     $ 20        $ 3,532   $ 6,520   $ 10,811   $ 16,970   $ 25,813
       50          8,829    16,301     27,027     42,425     64,532
      100         17,659    32,601     54,053     84,851    129,064
      200         35,317    65,202    108,107    169,701    258,129
      300         52,969    97,804    162,160    254,552    387,193

Chart 4 presents an additional way to demonstrate the significant impact of starting to make contributions to a retirement program earlier rather than later. It assumes that an individual had a goal to accumulate $250,000 (pre-tax) by age 65. If he or she starts at age 30, under our assumptions he or she could reach the goal by making a monthly pre-tax contribution of $130 (equivalent to $93 after taxes). The total net cost for the 30 year old in this hypothetical example would be $39,265. If the individual in this hypothetical example waited until age 50, he or she would have to make a monthly pre-tax contribution of $767 (equivalent to $552 after taxes) to attain the goal, illustrating the importance of starting early.

                                    CHART 4

                            GOAL: $250,000 BY AGE 65

                      [THE FOLLOWING TABLE WAS REPRESENTED
                       AS A BAR GRAPH IN THE PROSPECTUS:]

           $ 93 a Month ............. 30     $39,265     $210,735
           $212 a Month ............. 40     $63,641     $186,359
           $552 a Month ............. 50     $99,383     $150,617

                        BLACK - Net Cost
                        WHITE - Tax-Deferred Earnings at 7.5%

                      [END OF GRAPHICALLY REPRESENTED DATA]

TAX-DEFERRAL

Contributing to a retirement plan early is part of an effective strategy for addressing the impact of inflation. Another part of such a strategy is to carefully select the types of retirement programs in which to invest. In deciding where to invest retirement contributions, there are three basic types of programs.

The first type offers the most tax benefits, and therefore is potentially the most beneficial for accumulating funds for retirement. Contributions are made with pre-tax dollars or are tax-deductible and earnings grow income tax-deferred. An example of this type of program is the deductible Individual Retirement Annuity (IRA).

The second type of program also provides for tax deferred earnings growth; however, contributions are made with after-tax dollars. Examples of this type of program are non-deductible IRAs and non-qualified annuities.

The third approach to retirement savings is fully taxable. Contributions are made with after-tax dollars and earnings are taxed each year. Examples of this type of program include certificates of deposit, savings accounts, and taxable stock, bond or mutual fund investments.

Consider an example. For the type of retirement program that offers both pre-tax contributions and tax-deferral, assume that a $2,000 annual pre-tax contribution is made for thirty years. In this example, the retirement funds would be $177,224 after thirty years (assuming a 7.5% rate of return, no withdrawals and assuming the deduction of the 1.20% Separate Account daily asset charge--but no withdrawal charge or other charges under the Certificate, or Trust charges to Portfolios), and such funds would be $222,309 without the effect of any charges. Assuming a lump sum withdrawal was made in year thirty and a 28% tax bracket, these amounts would be $127,601 and $160,062, respectively.

For the type of program that offers only tax-deferral, assume an after-tax annual contribution of $1,440 for thirty years and the same rate of return. The after-tax contribution is derived by taxing the $2,000 pre-tax contribution again assuming a 28% tax bracket. In this example, the retirement funds would be $127,601 after thirty years assuming the deduction of charges and no withdrawals, and $160,062 without the effect of charges. Assuming a lump sum withdrawal in year thirty, the total after-tax amount would be $103,969 with charges deducted and $127,341 without charges as described above.

For the fully taxable investment, assume an after-tax contribution of $1,440 for thirty years. Earnings are taxed annually. After thirty years, the amount of this fully taxable investment is $108,046.

Keep in mind that taxable investments have fees and charges too (investment advisory fees, administrative charges, 12b-1 fees, sales loads, brokerage commissions, etc.). We have not attempted to apply these fees and charges to the fully taxable amounts since this is intended merely as an example of tax deferral.

Again, it must be emphasized that the assumed rate of return of 7.5% compounded annually used in these examples is for illustrative purposes only and is not intended to represent a guaranteed or expected rate of return on any investment vehicle. Moreover, early withdrawals of tax-deferred investments are generally subject to a 10% penalty tax.

INVESTMENT OPTIONS

Selecting an appropriate retirement program is clearly an important part of an effective retirement planning strategy. Carefully choosing among Investment Options is another essential component.

During the 1965-1995 period, common stock average annual returns outperformed the average annual returns of fixed investments such as long-term government bonds and Treasury Bills (T-Bills). See "Notes" below. Common stocks earned an average annual return of 10.68% over this period, in contrast to 6.72% and 7.92% for the other two investment categories. Significantly, common stock returns also outpaced inflation which grew at 5.39% over this period.

                                   CHART 5

$131,033 with Interest Exposed to Stock Market (S&P 500)

[THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PROSPECTUS]

          Market Value  Market Value
Month      of S&P 500    If 100% in
Ending    & Fixed Acct   3 Mo. T-Bill

  1980 J     20,160        20,160
       F     20,338        20,339
       M     20,547        20,586
       A     20,823        20,845
       M     21,031        21,014
       J     21,183        21,142
       J     21,369        21,254
       A     21,515        21,390
       S     21,708        21,550
       O     21,930        21,755
       N     22,333        21,964
       D     22,522        22,252
  1981 J     22,619        22,483
       F     22,888        22,724
       M     23,239        22,999
       A     23,386        23,247
       M     23,637        23,514
       J     23,878        23,832
       J     24,129        24,127
       A     24,156        24,436
       S     24,196        24,739
       O     24,659        25,039
       N     25,079        25,306
       D     25,118        25,527
  1982 J     25,195        25,731
       F     25,113        25,968
       M     25,278        26,222
       A     25,722        26,518
       M     25,770        26,799
       J     25,861        27,057
       J     25,945        27,341
       A     26,850        27,549
       S     27,028        27,689
       O     27,937        27,852

       N     28,411        28,028
       D     28,690        28,216
  1983 J     29,131        28,410
       F     29,492        28,587
       M     29,965        28,767
       A     30,862        28,971
       M     30,943        29,171
       J     31,495        29,366
       J     31,284        29,584
       A     31,627        29,808
       S     31,938        30,035
       O     31,930        30,263
       N     32,348        30,475
       D     32,418        30,698

  1984 J     32,490        30,931
       F     32,222        31,150
       M     32,577        31,378
       A     32,826        31,632
       M     32,297        31,879
       J     32,719        32,118
       J     32,701        32,381
       A     34,295        32,650
       S     34,470        32,931
       O     34,708        33,260
       N     34,705        33,503
       D     35,205        33,717
  1985 J     36,503        33,936
       F     36,845        34,133
       M     37,000        34,345
       A     37,089        34,592
       M     38,272        34,820
       J     38,673        35,012
       J     38,748        35,229
       A     38,744        35,423
       S     38,262        35,635
       O     39,208        35,867
       N     40,706        36,086
       D     41,803        36,320
  1986 J     42,011        36,524
       F     43,792        36,717
       M     45,230        36,938
       A     45,021        37,130
       M     46,493        37,312
       J     47,036        37,506
       J     45,602        37,701
       A     47,609        37,874
       S     45,430        38,045
       O     46,935        38,220
       N     47,703        38,369
       D     47,070        38,557
  1987 J     50,789        38,719
       F     52,147        38,885
       M     53,115        39,068
       A     52,912        39,240
       M     53,327        39,389
       J     55,086        39,578
       J     56,925        39,760
       A     58,441        39,947
       S     57,685        40,127
       O     49,695        40,367
       N     47,333        40,509
       D     49,428        40,667
  1988 J     50,743        40,785
       F     52,280        40,972
       M     51,393        41,152
       A     51,824        41,342
       M     52,174        41,553
       J     53,765        41,756
       J     53,732        41,969
       A     52,733        42,217
       S     54,245        42,478
       O     55,302        42,738
       N     54,915        42,981
       D     55,673        43,252

  1989 J     58,362        43,490
       F     57,529        43,755
       M     58,548        44,048
       A     60,672        44,343
       M     62,465        44,694
       J     62,377        45,011
       J     66,323        45,326
       A     67,365        45,662
       S     67,310        45,958
       O     66,344        46,271
       N     67,446        46,590
       D     68,687        46,874
  1990 J     65,533        47,142
       F     66,234        47,410
       M     67,578        47,714
       A     66,541        48,043
       M     71,214        48,370
       J     70,982        48,674
       J     70,955        49,005
       A     66,481        49,329
       S     64,314        49,625
       O     64,286        49,962
       N     67,252        50,247
       D     68,667        50,548
  1991 J     70,922        50,811
       F     74,664        51,055
       M     76,053        51,280
       A     76,316        51,552
       M     78,820        51,794
       J     76,216        52,011
       J     78,945        52,266
       A     80,422        52,507
       S     79,523        52,748
       O     80,405        52,970
       N     78,042        53,176
       D     84,752        53,378
  1992 J     83,616        53,560
       F     84,486        53,710
       M     83,290        53,892
       A     85,196        54,065
       M     85,604        54,216
       J     84,717        54,390
       J     87,387        54,558
       A     86,078        54,700
       S     86,890        54,842
       O     87,176        54,969
       N     89,486        55,095
       D     90,453        55,249
  1993 J     91,013        55,376
       F     92,016        55,498
       M     93,614        55,637
       A     91,858        55,770
       M     93,843        55,893
       J     94,136        56,033
       J     93,836        56,167
       A     96,699        56,308
       S     96,183        56,454
       O     97,774        56,578
       N     97,093        56,720
       D     98,087        56,850

  1994 J    100,753        56,992
       F     98,615        57,112
       M     95,249        57,266
       A     96,281        57,421
       M     97,589        57,605
       J     95,734        57,783
       J     98,297        57,945
       A    101,558        58,159
       S     99,666        58,375
       O    101,566        58,596
       N     98,647        58,813
       D     99,883        59,072

  1995 J    102,044        59,320
       F    105,307        59,557
       M    107,925        59,831
       A    110,571        60,095
       M    114,257        60,419
       J    116,566        60,703
       J    119,871        60,976
       A    120,235        61,263
       S    124,521        61,526
       O    124,249        61,816
       N    128,920        62,075
       D    131,033        63,379

$62,379 Without Interest Exposed to Stock Market
     (S&P 500)

[END OF GRAPHICALLY REPRESENTED DATA]

Another variation of the example in Chart 5 is to gradually transfer principal from a fixed investment into the stock market. Chart 6 assumes that a $20,000 fixed investment was made on January 1, 1980. For the next two years, $540 is transferred monthly into the stock market (represented by the S&P 500). The total investment, given this strategy, would have grown to $139,695 in 1995. In contrast, had the principal not been transferred, the fixed investment would have grown to $62,379. See "Notes" below.

                                   CHART 6

$139,695 with Principal Transfer

[THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PROSPECTUS]

          Market Value    Market Value
Month     of S&P 500      If 100% in
Ending    & Fixed Acct    3 Mo. T-Bil

1980 J      20540          20160
     F      20702          20339
     M      20770          20586
     A      21068          20845
     M      21425          21014
     J      21659          21142
     J      22000          21254
     A      22149          21390
     S      22394          21550
     O      22623          21755
     N      23446          21964
     D      23372          22252
1981 J      23246          22483
     F      23569          22724
     M      24053          22999
     A      24031          23247
     M      24246          23514
     J      24324          23832
     J      24514          24127
     A      24051          24436
     S      23651          24739
     O      24397          25039
     N      25087          25306
     D      24857          25527
1982 J      24193          25731
     F      23594          25968
     M      23618          26222
     A      24248          26518
     M      23995          26799
     J      23892          27057
     J      23731          27341
     A      25407          27549
     S      25647          27689
     O      27281          27852
     N      28031          28028
     D      28386          28216
1983 J      29041          28410
     F      29568          28587
     M      30282          28767
     A      31737          28971
     M      31721          29171
     J      32549          29366
     J      32000          29584
     A      32424          29808
     S      32790          30035
     O      32616          30263
     N      33176          30475
     D      33142          30698
1984 J      33104          30931
     F      32544          31150
     M      32969          31378
     A      33202          31632
     M      32246          31879
     J      32767          32118
     J      32593          32381
     A      34841          32650
     S      34959          32931
     O      35133          33260
     N      35058          33503
     D      35692          33717

1985 J      37434          33936
     F      37844          34133
     M      37970          34345
     A      37984          34592
     M      39531          34820
     J      40023          35012
     J      40038          35229
     A      39976          35423
     S      39254          35635
     O      40428          35867
     N      42341          36086
     D      43701          36320
1986 J      43926          36524
     F      46184          36717
     M      47968          36938
     A      47659          37130
     M      49498          37312
     J      50136          37506
     J      48265          37701
     A      50769          37874
     S      47982          38045
     O      49830          38220
     N      50767          38369
     D      49918          38557
1987 J      54519          38719
     F      56165          38885
     M      57317          39068
     A      57035          39240
     M      57525          39389
     J      59630          39578
     J      61849          39760
     A      63662          39947
     S      62711          40127
     O      52932          40367
     N      50090          40509
     D      52585          40667
1988 J      54165          40785
     F      55951          40972
     M      54862          41152
     A      55344          41342
     M      55720          41553
     J      57582          41756
     J      57509          41969
     A      56280          42217
     S      58018          42478
     O      59225          42738
     N      58749          42981
     D      59588          43252
1989 J      62695          43490
     F      61691          43755
     M      62824          44048
     A      65234          44343
     M      67232          44694
     J      67118          45011
     J      71581          45326
     A      72728          45662
     S      72661          45958
     O      71544          46271
     N      72760          46590
     D      74150          46874
1990 J      70617          47142
     F      71385          47410
     M      72851          47714
     A      71676          48043
     M      76833          48370
     J      76576          48674
     J      76526          49005
     A      71611          49329
     S      69246          49625
     O      69192          49962
     N      72438          50247
     D      73964          50548
1991 J      76420          50811
     F      80470          51055
     M      81977          51280
     A      82241          51552
     M      84947          51794
     J      82165          52011
     J      85076          52266
     A      86666          52507
     S      85709          52748
     O      86662          52970
     N      84157          53176
     D      91300          53378

1992 J      90106          53560
     F      91047          53710
     M      89770          53892
     A      91798          54065
     M      92244          54216
     J      91302          54390
     J      94130          54558
     A      92765          54700
     S      93626          54842
     O      93940          54969
     N      96377          55095
     D      97388          55249
1993 J      97994          55376
     F      99055          55498
     M     100732          55637
     A      98899          55770
     M     100989          55893
     J     101297          56033
     J     100991          56167
     A     103992          56308
     S     103458          56454
     O     105136          56578
     N     104425          56720
     D     105474          56850
1994 J     108259          56992
     F     106046          57112
     M     102533          57266
     A     103617          57421
     M     104976          57605
     J     103062          57783
     J     105741          57945
     A     109118          58159
     S     107170          58375
     O     109151          58596
     N     106146          58813
     D     107426          59072
1995 J     109681          59320
     F     113071          59557
     M     115775          59831
     A     118526          60095
     M     122319          60419
     J     124733          60703
     J     128155          60976
     A     128547          61263
     S     132973          61526
     O     132710          61816
     N     137525          62075
     D     139695          62379


$62,379 Without Principal Transfer

[END OF GRAPHICALLY REPRESENTED DATA]

NOTES

1. Common Stocks: Standard & Poor's (S&P) Composite Index is an unmanaged weighted index of the stock performance of 500 industrial, transportation, utility and financial companies. Results shown assume reinvestment of dividends. Both market value and return on common stock will vary.

2. U.S. Government Securities: Long-term Government Bonds are measured using a one-bond portfolio constructed each year containing a bond with approximately a 20-year maturity and a reasonably current coupon. U.S. Treasury Bills are measured by rolling over each month a one-bill portfolio containing, at the beginning of each month, the bill having the shortest maturity not less than one month. U.S. Government securities are guaranteed as to principal and interest, and if held to maturity, offer a fixed rate of return. However, market value and return on such securities will fluctuate prior to maturity.

The Accumulator can be an effective program for diversifying ongoing investments between various asset categories. In addition, the Accumulator offers special features which help address the risk associated with timing the equity markets, such as dollar cost averaging. By transferring the same dollar amount each month from the Money Market Fund to other Investment Funds, dollar cost averaging attempts to shield your investment from short term price fluctuations. This, however, does not assure a profit or protect against a loss in declining markets.

THE BENEFIT OF ANNUITIZATION

An individual may shift the risk of outliving his or her principal by electing a lifetime income annuity. See "Income Annuity Options," in Part 5. Chart 7 below shows the monthly income that can be generated under various forms of life annuities, as compared to receiving level payments of interest only or principal and interest from the investment. Calculations in the Chart are based on the following assumption: a $100,000 contribution was made at one of the ages shown, annuity payments begin immediately, and a 5% annuitization interest rate is used. For purposes of this example, principal and interest are paid out on a level basis over 15 years. In the case of the interest only scenario, the principal is always available and may be left to other individuals at death. Under the principal and interest scenario, a portion of the principal will be left at death, assuming the individual dies within the 15 year period. In contrast, under the life annuity scenarios, there is no residual amount left.

                                   CHART 7
                                MONTHLY INCOME
                           ($100,000 CONTRIBUTION)

                                                    JOINT AND SURVIVOR*
                                            -----------------------------------
           INTEREST   PRINCIPAL AND
           ONLY FOR   INTEREST FOR   SINGLE     50% TO    66.67% TO    100% TO
ANNUI      LIFE        15 YEARS       LIFE     SURVIVOR    SURVIVOR     SURVIVOR
-----------  ----------  --------------  --------  ----------  -----------
----------
Male 65          $401          $785        $  617      $560        $544
$513
Male 70           401           785           685       609         588
549
Male 75           401           785           771       674         646
598
Male 80           401           785           888       760         726
665
Male 85           401           785         1,045       878         834
757

------------

   The numbers are based on 5% interest compounded annually and the 1983 Individual Annuity Mortality Table "a" projected with modified Scale G. Annuity purchase rates available at annuitization may vary, depending primarily on the annuitization interest rate, which may not be less than an annual rate of 2.5%.

    * The Joint and Survivor Annuity Forms are based on male and female Annuitants of the same age.

PART 10: INDEPENDENT ACCOUNTANTS

The consolidated financial statements and consolidated financial statement schedules of Equitable Life at December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospec tus, have been examined by Price Waterhouse LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP given upon their authority as experts in accounting and auditing.

                 APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE
-----------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 were allocated on February 15, 1997 to a Guarantee Period with an Expiration Date of February 15, 2006 at a Guaranteed Rate of 7.00% resulting in a Maturity Value at the Expiration Date of $183,846, and further assuming that a withdrawal of $50,000 were made on February 15, 2001.

                                                     ASSUMED
                                                GUARANTEED RATE ON
                                                FEBRUARY 15, 2001
                                             ----------------------
                                                5.00%       9.00%
                                             ----------  ----------
As of February 15, 2001 (Before Withdrawal)
-------------------------------------------
(1) Present Value of Maturity Value, also
    Annuity Account Value ..................   $144,048    $119,487
(2) Guaranteed Period Amount ...............    131,080     131,080
(3) Market Value Adjustment: (1)-(2)  ......     12,968     (11,593)
February 15, 2001 (After Withdrawal)
-------------------------------------------
(4) Portion of (3) Associated
    with Withdrawal: (3) x [$50,000 / (1)]     $  4,501    $ (4,851)
(5) Reduction in Guaranteed
    Period Amount: [$50,000-(4)] ...........     45,499      54,851
(6) Guaranteed Period Amount: (2)-(5)  .....     85,581      76,229
(7) Maturity Value .........................    120,032     106,915
(8) Present Value of (7), also
    Annuity Account Value ..................     94,048      69,487

You should note that under this example if a withdrawal is made when rates have increased (from 7.00% to 9.00% in the example), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased (from 7.00% to 5.00% in the example), a portion of a positive market value adjustment is realized.

         APPENDIX II: GUARANTEED MINIMUM DEATH BENEFIT (GMDB) EXAMPLE
-----------------------------------------------------------------------------

Under the Certificates the death benefit is equal to the sum of:
 (1) the Annuity Account Value in the Investment Funds, or, if greater, the GMDB (see "GMDB" in Part 5); and

 (2) the death benefit provided with respect to the Guaranteed Period Account (see "Death Benefit Amount" in Part 4).

The following is an example illustrating the calculation of the GMDB. Assuming $100,000 is allocated to the Investment Funds (with no allocation to the Money Market Fund), no subsequent contributions, no transfers and no withdrawals, the GMDB for an Annuitant age 45 would be calculated as follows:

   END OF
 CONTRACT    ANNUITY ACCOUNT   NON-NEW YORK
    YEAR          VALUE          GMDB(1)      NEW YORK GMDB
----------  ---------------  --------------  -------------
     1          $105,000         $106,000      $105,000(2)
     2          $108,675         $112,360      $108,675(2)
     3          $124,976         $119,102      $119,102(3)
     4          $135,912         $126,248      $126,248(3)
     5          $149,503         $133,823      $133,823(3)
     6          $149,503         $141,852      $141,852(3)
     7          $161,463         $150,363      $161,463(3)
     8          $161,463         $159,385      $161,463(2)

The Annuity Account Values for Contract Years 1 through 8 are determined based on hypothetical rates of return of 5.00%, 3.50%, 15.00%, 8.75%, 10.00%, 0.00%, 8.00% and 0.00%, respectively.

NON-NEW YORK

(1) For Contract Years 1 through 8, the GMDB equals the initial contribution increased by 6%.

NEW YORK

(2) At the end of Contract Years 1 and 2, and again at the end of Contract Year 8, the GMDB is equal to the Annuity Account Value.

(3) At the end of Contract Years 3 through 6, the GMDB is equal to the contribution increased by 6% instead of the Annuity Account Value, since the GMDB cannot be greater than this amount. However, at the end of the seventh Contract Year the GMDB is equal to the Annuity Account Value of $161,463 even though it is greater than the contribution increased at 6% ($150,363) because the cap does not apply on the seventh Processing Date.

                         APPENDIX III: GMIB EXAMPLES
-----------------------------------------------------------------------------

The GMIB is equal to:

   (A)     the greater of

       (i) the Annuity Account Value in the Investment Funds, and

       (ii) an amount equal to the GMDB (reduced by any remaining withdrawal charges); divided by

   (B)     the guaranteed maximum annuity purchase rates.

The examples below assume a male age 60 has purchased an Accumulator Certificate with an initial contribution of $100,000 that is allocated 100% to the Investment Funds (excluding the Money Market Fund). The GMDB in the 10th Contract Year is $179,085 at 6% interest. Assuming hypothetical rates of return (after deduction of charges) in the Investment Funds of 0% in Example 1 and 8% in Example 2 during the 10 Contract Years, the GMIB in the 10th Contract Year (assuming level payments under the Assured Payment Plan) would be as follows:

                                      EXAMPLE 1    EXAMPLE 2
                                    -----------  -----------
(1)Hypothetical Rate of Return  ...      0%           8%
(2)Annuity Account Value as of the
   Contract Date ..................   $100,000     $100,000
(3)Annuity Account Value as of the
   10th Contract Date anniversary     $100,000     $215,892
(4)Guaranteed Maximum Annuity
   Purchase Rates .................   $  14.73     $  14.73
(5)GMIB as of 10th Contract Date
   anniversary ((3) / (4)) ........   $  6,789     $ 14,659

In Example 1, the GMDB which is higher than the Annuity Account Value would provide a GMIB of $12,160. In Example 2, the Annuity Account Value, which at this point is higher than the GMDB, would provide a GMIB of $14,659.

The rates of return discussed above are for illustrative purposes only and are not intended to represent an expected or guaranteed rate or return. Your investment results will vary. The level of GMIB under the Assured Payment Plan will also depend on the guaranteed maximum annuity purchase rates as of the Transaction Date and the type of payments selected. The examples assume no transfers or withdrawals, which would affect the GMIB.

STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS

                                                        PAGE
                                                        --------
Part 1:      Accumulation Unit Values                   2
Part 2:      Annuity Unit Values                        2
Part 3:      Custodian and Independent Accountants      3
Part 4:      Money Market Fund Yield Information        3
Part 5:      Long-Term Market Trends                    3
Part 6:      Financial Statements                       5

                     HOW TO OBTAIN AN ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

                     Send this request form to:
                               Equitable Life
                               Income Management Group
                               P.O. Box 1547
                               Secaucus, NJ 07096-1547
                     Please send me an Accumulator SAI:

                     ---------------------------------------------------------
                     Name

                     ---------------------------------------------------------
                     Address

                     ---------------------------------------------------------
                     City                    State                    Zip

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.      Other Expenses of Issuance and Distribution

              The estimated expenses of issuance and distribution of the certificates are as follows:


                                                                               Amount
                                                                               ------
                      Securities and Exchange Commission Registration Fee      $68,966
                      Printing Expenses                                        $92,750
                      Accounting Fees and Expenses                             $45,000
                      Legal Fees and Miscellaneous Expenses                    $200,000
                              Total Expenses                                   $406,716


Item 15.      Indemnification of Directors and Officers

              Equitable Life's by-laws provide, in Article VII, as follows:

              7.5     Indemnification of Directors, Officers and Employees.
                      (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

              (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

              (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

              (iii) the related expenses of any such person in any of said categories may be advanced by the Company

              (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law [section][section] 721-726; Insurance Law [section]1216}

         The directors and officers of Equitable Life are insured under policies issued by Lloyd's of London, X. L. Insurance Company and ACE Insurance Company. The annual limit on such policies is $100 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

Item 16.      Exhibits

              Exhibits No.


              (1)     (a)    Form of Distribution Agreement by and among
                             Equitable Distributors, Inc., Separate Account
                             Nos. 45 and 49 of Equitable Life and Equitable
                             Life Assurance Society of the United States, previously filed with this Registration Statement
                             No. 33-88456 on June 7, 1996.

                      (b) Form of Sales Agreement among Equitable Distributors, Inc. as Distributor, a
                             Broker-Dealer (to be named) and a General Agent (to be named), previously filed with this Registration Statement No. 33-88456 on
                             June 7, 1996.

                      (c) Form of The Hudson River Trust Sales Agreement by and among The Equitable Life Assurance Society of the United States, Equitable Distributors, Inc.
                             and Separate Account No. 49 of The Equitable Life Assurance Society of the United States, previously filed with this Registration Statement No. 33-88456 on June 7, 1996.


              (2)     Not applicable.

              (4)     (a)    Form of group annuity contract no. 1050-94IC,
                             previously filed with this Registration Statement
                             No. 33-88456 on January 17, 1995.

                      (b) Form of group annuity certificate nos. 94ICA and 94ICB, previously filed with this Registration Statement No. 33-88456 on January 17, 1995.

                      (c) Forms of endorsement nos. 94ENIRAI, 94ENNQI and 94ENMVAI to contract no. 1050-94IC and data pages no. 94ICA/BIM(IRA), (NQ), (NQ Plan A) and (NQ Plan B), previously filed with this Registration Statement No. 33-88456 on February 3, 1995.

                      (d) Forms of application used with the IRA, NQ and Fixed Annuity Markets, previously filed with this Registration Statement No. 33-88456 on February 3, 1995.

                      (e) Form of endorsement no. 95ENLCAI to contract no. 1050-94IC and data pages no. 94ICA/BLCA, previously filed with this Registration Statement No. 33-88456 on April 10, 1995.

                      (f) Forms of data pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan, Assured Growth Plan (Flexible Income Program), Assured Payment Plan (Period Certain) and Assured Payment Plan (Life with a Period Certain), previously filed with this Registration Statement No. 33-88456 on August 31, 1995.

                      (g) Forms of data pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan and Assured Payment Plan (Life Annuity with a Period Certain), previously filed with this Registration Statement No. 33-88456 on April 23, 1996.

              Exhibits No.

                      (h) Form of Separate Account Insulation Endorsement for the Endorsement Applicable to Market Value Adjustment Terms, previously filed with this Registration Statement No. 33-88456 on April 23, 1996.

                      (i) Forms of Guaranteed Minimum Death Benefit Endorsements (and applicable data page for Rollover IRA) for Endorsement Applicable to Market Value Adjustment Terms and for the Life Contingent Annuity Endorsement, previously filed with this Registration Statement No. 33-88456 on April 23, 1996.

                      (j) Forms of Enrollment Form/Application for Rollover IRA, Choice Income Plan, Assured Growth Plan, Accumulator and Assured Payment Plan, previously filed with this Registration Statement No. 33-88456 on April 23, 1996.


                      (k) Forms of data pages for the Accumulator, previously filed with this Registration Statement No. 33-88456 on June 7, 1996.

                      (l) Forms of data pages for the Rollover IRA, previously filed with this Registration Statement No. 33-88456 on June 7, 1996.

                      (m)    Forms of data pages for Accumulator and Rollover
                             IRA.


              (5)     (a)    Opinion and Consent of Jonathan E. Gaines, Esq.,
                             Vice President and Associate General Counsel of
                             Equitable, as to the legality of the securities being registered, previously filed with this Registration Statement No. 33-88456 on January
                             17, 1995.

                      (b)    Copy of the Internal Revenue Service
                             determination letter regarding qualification under Section 401 of the Internal Revenue Code, previously filed with this Registration Statement No. 33-88456 on August 31, 1995.

              (8)     Not applicable.

              (12)    Not applicable.

              (15)    Not applicable.

              (23)    Consent of Price Waterhouse LLP.

              (24)(a) Powers of Attorney for all members of the Board of
                      Directors.


              (24)(b) Power of Attorney for Stanley B. Tulin, previously filed with this Registration Statement No. 33-88456 on
                      June 7, 1996.


              (26)    Not applicable.

              (28)    Not applicable.

Item 17.      Undertakings

              (a)     The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales
                          are being made, a post-effective amendment to this registration statement:

                             (i)   To include any prospectus required by
                                   section 10(a)(3) of the Securities Act of 1933;

                             (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement;

                             (iii) To include any material information with
                                   respect to the plan distribution not
                                   previously disclosed in the registration statement of or any material change to such information in the registration statement;

                      (2) That, for the purpose of determining any liability
                          under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a
                          post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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



                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on October 9, 1996.


                             THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                         UNITED STATES
                                           (Registrant)

                                    By:/s/Jerome S. Golden
                                       -----------------------
                                            Jerome S. Golden
                                            President
                                    Income Management Group
                                    A Division of The Equitable Life Assurance
                                    Society of the United States

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICERS:

James M. Benson              President, Chief Executive Officer and Director

William T. McCaffrey         Senior Executive Vice President, Chief Operating
                             Officer and Director

Joseph J. Melone             Chairman of the Board and Director

PRINCIPAL FINANCIAL OFFICER:


Stanley B. Tulin         Senior Executive Vice President and Chief Financial
                         Officer

PRINCIPAL ACCOUNTING OFFICER:


/s/ Alvin H. Fenichel        Senior Vice President and Controller
Alvin H. Fenichel
October 9, 1996


DIRECTORS:


Claude Bebear            Jean-Rene Foutou            Winthrop Knowlton
James M. Benson          Norman C. Francis           Arthur L. Liman
Christopher Brocksom     Donald J. Greene            George T. Lowy
Francoise Colloc'h       John T. Hartley             William T. McCaffrey
Henri de Castries        John H.F. Haskell, Jr.      Joseph J. Melone
Joseph L. Dionne         W. Edwin Jarmain            Didier Pineau-Valencienne
William T. Esrey         G. Donald Johnston, Jr.     George J. Sella, Jr.
                                                     Dave H. Williams

By: /s/Jerome S. Golden
    ----------------------
        Jerome S. Golden
        Attorney-in-Fact
        October 9, 1996

                     EXHIBIT INDEX

Exhibit No.                                          Page
-----------                                         ------
4(m)            Forms of data pages for Accumulator
                and Rollover IRA.
23              Consent of Price Waterhouse.
24(a)           Powers of Attorney.